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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on June 28, 2006

Registration No. [                   ]

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Affiliated Managers Group, Inc.
AMG Capital Trust I
(Exact name of each registrant as specified in its charter or certificate of trust)

Delaware (State or other jurisdiction of incorporation or organization)	04-3218510 Not Applicable (I.R.S. Employer Identification Number)

600 Hale Street
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Address, including zip code, and telephone number,
including area code, of each registrant's principal executive offices)

SEAN M. HEALEY
President and
Chief Executive Officer
Affiliated Managers Group, Inc.
600 Hale Street
Prides Crossing, Massachusetts 01965
(617) 747-3300
(Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

With copies to:
KEITH F. HIGGINS, ESQ.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

        Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount To Be Registered	Proposed Maximum Aggregate Offering Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

5.10% Convertible Trust Preferred Securities of AMG Capital Trust I	5,820,000	$45.4375(2)	$264,446,250	$28,295.75

Common Stock par value $.01 per share of Affiliated Managers Group, Inc.	(1)(3)	(3)	(3)	(3)

Junior Subordinated Convertible Debentures due April 15, 2036 of Affiliated Managers Group, Inc.	(3)	(3)	(3)	(3)

Guarantee of 5.10% Convertible Trust Preferred Securities by Affiliated Managers Group, Inc.	(3)	(3)	(3)	(3)

(1)
Includes such number of shares of common stock as may be issuable upon conversion of the junior subordinated convertible debentures. Pursuant to Rule 416 of the Securities Act, such number of shares of common stock registered hereby shall include an indeterminate number of shares of common stock that may be issued in connection with a stock split, stock dividend, recapitalization or similar event.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the bid and asked price of the trust preferred securities on June 27, 2006, which was $45.4375.

(3)
Includes the obligations of Affiliated Managers Group, Inc. ("AMG") under (i) the Amended and Restated Declaration of Trust of AMG Capital Trust I, (ii) the guarantee issued with respect to the convertible trust preferred securities issued by the trust, and (iii) the junior subordinated convertible debentures purchased by the trust and the related indenture, including the agreement of AMG to pay all trust obligations other than the payment of distributions and other payments on the trust preferred securities, all as described in the base prospectus included in this registration statement. No separate consideration was received for these obligations or for the guarantee. Pursuant to Rule 457(i) under the Securities Act, no registration fee is payable with respect to the common stock issuable upon conversion of the junior subordinated debentures or for the junior subordinated debentures. Pursuant to Rule 457(n) under the Securities Act, no registration fee is payable with respect to the guarantee.

PROSPECTUS

$291,000,000
AMG Capital Trust I
 5.10% Convertible Trust Preferred Securities
(liquidation amount $50.00 per security)
guaranteed to the extent described herein by,
and convertible into the common stock of,

Affiliated Managers Group, Inc.

        AMG Capital Trust I, a Delaware statutory trust, referred to herein as the "trust," issued 5.10% Convertible Trust Preferred Securities (the "trust preferred securities") (liquidation amount $50.00 per trust preferred security) in a private placement on April 3, 2006. Each of the trust preferred securities represents an undivided beneficial interest in the assets of the trust. Affiliated Managers Group, Inc., or "AMG," owns all of the trust's common securities. The trust's only assets are junior subordinated convertible debentures issued to it by AMG having substantially the same payment terms as the trust preferred securities.

        Selling securityholders will use this prospectus to sell the trust preferred securities, junior subordinated convertible debentures, AMG common stock, and guarantee referred to in this prospectus at any time at market prices prevailing at the time of the sale or at privately negotiated prices. The securities may be sold by the selling securityholders directly to purchasers or through agents, underwriters or dealers. If required, the names of any agents, underwriters or dealers involved in the sale of the securities, and the agent's commission, dealer's purchase price or underwriter's discount, if any, will be provided in supplements to this prospectus. The selling securityholders will receive all of the net proceeds from the sale of the securities and will pay all underwriting discounts and selling commissions, if any, applicable to any sale. AMG is responsible for the payment of all other expenses incident to the offer and sale of the securities.

Distributions on the Trust Preferred Securities

        Distributions on the trust preferred securities will accumulate from the date of initial issuance and will be paid quarterly in arrears on January 15, April 15, July 15, and October 15 of each year, commencing on July 15, 2006. Distributions (other than contingent distributions) may be deferred for up to 20 consecutive quarterly periods, but not beyond the maturity date of the junior subordinated convertible debentures held by the trust. The junior subordinated convertible debentures will mature on April 15, 2036.

Convertibility of the Trust Preferred Securities

        Holders may convert their trust preferred securities at any time into 0.3333 shares of AMG common stock per trust preferred security (equivalent to a conversion price of $150.00 per share) subject to adjustment as described in this prospectus. Upon conversion of trust preferred securities, holders will receive cash or AMG common stock or any combination of cash and AMG common stock as elected by AMG. At any time prior to the maturity date of the junior subordinated convertible debentures, AMG has the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of AMG common stock with respect to trust preferred securities converted following such election in cash, and, if applicable, shares of common stock. If AMG makes this election, upon conversion of a trust preferred security, a holder will receive an amount in cash equal to the lesser of (i) the liquidation amount of such trust preferred security and (ii) the conversion value, determined in the manner set forth in this prospectus. If the conversion value exceeds the liquidation amount of the trust preferred security on the conversion date, AMG will also deliver, at its election, cash or common stock or a combination of cash and common stock for the conversion value in excess of $50.00. If a holder elects to convert its trust preferred securities in connection with a change in control (as defined herein) that occurs prior to April 15, 2016, AMG may be required to pay a make-whole premium by increasing the conversion rate applicable to such trust preferred securities.

        AMG's common stock is quoted on the New York Stock Exchange under the symbol "AMG." The last reported sales price of AMG common stock on the New York Stock Exchange on June 20, 2006 was $85.04 per share.

Change in Control:

        If a change in control (as defined herein) occurs, holders will be entitled to require the trust to exchange their trust preferred securities for junior subordinated convertible debentures and to simultaneously require AMG to repurchase those junior subordinated convertible debentures at a repurchase price equal to 100% of their principal amount plus accrued interest to the date of repurchase.

Contingent Distributions:

        The trust will pay contingent distributions to holders of the trust preferred securities during any quarterly period commencing on or after April 16, 2011 if the average market price of a trust preferred security for a ten trading day measurement period preceding the applicable quarterly period equals 130% or more of the liquidation amount of $50.00 per trust preferred security. The contingent distribution payable per trust preferred security in respect of any quarterly period in which contingent distributions are payable will equal an annual rate of 0.25% of the average market price of a trust preferred security for the ten trading day measurement period. For United States federal income tax purposes, we will treat, and the holders agree to treat, the junior subordinated convertible debentures comprising the assets of the trust as contingent payment debt instruments and each holder of a trust preferred security will be bound by that position pursuant to the terms of the trust documents. You should read the discussion on "Material United States Federal Income Tax Considerations" beginning on page 66.

Redemption of Trust Preferred Securities at the Option of the Trust:

        The trust preferred securities may not be redeemed prior to April 15, 2011 except that they may be redeemed at any time upon the occurrence of certain specified events. The trust preferred securities may be redeemed in whole at any time or in part from time to time on or after April 15, 2011 if the closing price of AMG common stock for 20 trading days in a period of 30 consecutive trading days ending on the trading day prior to the mailing of the redemption notice exceeds 130% of the then prevailing conversion price of the trust preferred securities.

        See "Risk Factors" beginning on page 10 to read about risks you should consider before investing in the trust preferred securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 28, 2006

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and none of the initial purchasers is, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or incorporated by reference herein is accurate only as of the date on the front of this prospectus or the respective dates of filing of the incorporated documents. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus about AMG and the trust to help you understand the trust preferred securities and does not contain all of the information you may need in making your investment decision. You should carefully read this entire prospectus, including the section captioned "Risk Factors," and the documents that are referred to in this prospectus or that are incorporated by reference in it to more fully understand the terms of the trust preferred securities as well as the tax and other considerations that are important to you in making a decision about whether to invest in the trust preferred securities.

        Unless otherwise indicated in this prospectus, the terms "AMG," "we," "us" and "our" refer to Affiliated Managers Group, Inc., and not our Affiliates or other subsidiaries.

Affiliated Managers Group, Inc.

        We are an asset management company with equity investments in a diverse group of mid-sized investment management firms (our "Affiliates"). As of March 31, 2006, our affiliated investment management firms managed approximately $202.8 billion in assets across a broad range of investment styles and in three principal distribution channels: Mutual Fund, Institutional and High Net Worth. We pursue a growth strategy designed to generate shareholder value through the internal growth of our existing business across these three channels, in addition to investments in mid-sized investment management firms and strategic transactions and relationships designed to enhance our Affiliates' businesses and growth prospects.

        In our investments in Affiliates, we typically hold a majority equity interest in each firm, with the remaining equity interests retained by the management of the Affiliate. Our investment approach addresses the succession and ownership transition issues facing the founders and principal owners of many mid-sized investment management firms by allowing them to preserve their firm's entrepreneurial culture and independence and to continue to participate in their firm's success. In particular, our structures are designed to:

  •
  maintain and enhance Affiliate managers' equity incentives in their firms;

  •
  preserve each Affiliate's distinct culture and investment focus; and

  •
  provide Affiliates with the ability to realize the benefits of scale economies in distribution, operations, compliance and technology.

        Although we invest in firms that we anticipate will grow independently and without our assistance, we are committed to helping Affiliates identify opportunities for growth and leverage the benefits of economies of scale. We assist our Affiliates by offering strategic support, broadening distribution channels, developing new products and providing enhanced operational capabilities.

        We believe that substantial opportunities to make investments in high-quality mid-sized investment management firms will continue to arise as their founders approach retirement age and begin to plan for succession. Our management identifies select firms based on our thorough understanding of the asset management industry, and has developed relationships with a significant number of these firms. Within our target universe, we seek the strongest and most stable firms with the best growth prospects, which are typically characterized by a strong multi- generational management team and culture of commitment to building a firm for its longer-term success, focused investment discipline and long-term investment track record, and diverse products and distribution channels. We also anticipate that we will have significant additional investment opportunities across the investment management industry, including the potential for additional investments in alternative asset management firms, as well as subsidiaries, divisions and other investment teams or products.

        Through our Affiliates, we provide more than 300 investment products across a broad range of asset classes and investment styles in our three principal distribution channels. We believe that our diversification across asset classes, investment styles and distribution channels helps to mitigate our exposure to the risks created by changing market environments. For more information regarding AMG and our Affiliates, see "Where You Can Find More Information."

AMG Capital Trust I

        AMG Capital Trust I is a statutory trust created under Delaware law. The trust's business and affairs are conducted by the property trustee, the Delaware trustee and the administrative trustees. The trust exists for the exclusive purposes of issuing the trust preferred securities and engaging in the other transactions described in this prospectus.

        AMG issued to the trust its junior subordinated convertible debentures, which are the sole assets of the trust. Accordingly, the interest payments AMG pays on the junior subordinated convertible debentures are the sole revenues of the trust. AMG owns all of the common securities of the trust.

        The trust is governed by a trust agreement among AMG, Christiana Bank & Trust Company, as Delaware trustee, LaSalle Bank National Association, as property trustee and JK Administrative Services LLC, PM Administrative Services LLC and MV Administrative Services LLC, as administrative trustees.

        The address and telephone number of the principal executive office of the trust is 135 South LaSalle Street, Suite 1151, Chicago, IL 60603 and its telephone number at that location is 312-904-0283.

Securities to be Registered

        The trust preferred securities were originally issued and sold to the initial purchasers, Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated. The initial purchasers simultaneously sold the trust preferred securities in transactions exempt from the registration requirements of the Securities Act. The trust used all of the proceeds from the issuance of the trust preferred securities and the concurrent sale of the trust's common securities to AMG to purchase the junior subordinated convertible debentures.

Securities Offered
5,820,000 trust preferred securities, $291,000,000 in aggregate principal amount of junior subordinated convertible debentures, shares of AMG common stock issuable upon conversion of the trust preferred securities (subject to adjustment under certain circumstances described in this prospectus) and the guarantee relating to the trust preferred securities.
Distributions
Quarterly cumulative cash distributions at an annual rate of 5.10% of the liquidation amount of $50.00 per trust preferred security. Distributions accumulate from the date of initial issuance and are paid quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2006, unless those payments are deferred as described below.

The trust's only source of cash to make distributions on the trust preferred securities is the quarterly interest payments that it receives on the junior subordinated convertible debentures it purchased from AMG.

Contingent Distributions
In addition to quarterly distributions at the annual rate of 5.10%, the trust will pay contingent distributions to holders of the trust preferred securities during any quarterly period from January 16 to April 15, April 16 to July 15, July 16 to October 15 or October 16 to January 15, commencing April 16, 2011, if the average market price of a trust preferred security for the ten trading days ending on the third trading day immediately preceding the first day of the relevant quarterly period equals 130% or more of the liquidation amount of $50.00 per trust preferred security.

The contingent distribution payable per trust preferred security in respect of any quarterly period in which contingent distributions are payable will equal an annual rate of 0.25% of the average market price of a trust preferred security for the ten trading day measurement period described above.

Contingent distributions, if any, will accrue and be payable to holders of trust preferred securities as of the 14th day preceding the last day of the relevant quarterly period. Such payments will be paid on the last day of the relevant quarterly period.

The trust's only source of cash to make contingent distributions on the trust preferred securities is the contingent interest payments that it receives on the junior subordinated convertible debentures it purchased from AMG.
Deferral of Distributions
So long as AMG is not in default in the payment of interest on the junior subordinated convertible debentures, it has the right, at any time and from time to time during the term of the junior subordinated convertible debentures, to defer payments of interest (other than contingent interest) for a period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the junior subordinated convertible debentures (or the date on which they are to be redeemed) during which deferral period no interest will be due and payable. Any such deferred interest payments will accrue additional interest thereon at the annual rate of 5.10% compounded quarterly. A deferral period may not end on a date other than an interest payment date. If AMG pays all interest accrued and unpaid at the end of a deferral period, it may elect to begin a new deferral period. If AMG defers interest payments on the junior subordinated convertible debentures, the trust will also defer distributions on the trust preferred securities. During any deferral period, AMG will covenant not to make certain restricted payments.
Conversion into AMG Common Stock
The initial conversion rate is 0.3333 shares of AMG common stock for each trust preferred security. This is equivalent to a conversion price of $150.00 per share. AMG's common stock is quoted on the New York Stock Exchange under the symbol "AMG." The last reported sales price of AMG common stock on the New York Stock Exchange on June 20, 2006 was $85.04.

Holders may surrender their trust preferred securities for conversion into shares of AMG common stock at any time before the close of business on the business day immediately preceding the date of repayment of trust preferred securities.

Upon conversion, AMG will have the right to deliver, in lieu of AMG common stock, cash in lieu of all or a portion of the shares of AMG common stock. At any time prior to the maturity date of the junior subordinated convertible debentures, AMG will have the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of AMG common stock with respect to trust preferred securities converted following such election in cash and, if applicable, shares of common stock. If AMG makes this election, upon conversion of a trust preferred security, a holder will receive an amount in cash equal to the lesser of (i) the liquidation amount of such trust preferred security and (ii) the conversion value, determined in the manner set forth in this prospectus. If the conversion value exceeds the liquidation amount of the trust preferred security on the conversion date, AMG will also deliver, at its election, cash or common stock or a combination of cash and common stock for the conversion value in excess of $50.00. See "Description of the Trust Preferred Securities—Conversion Rights—Settlement Upon Conversion."

If you want to convert a trust preferred security, the conversion agent will exchange your trust preferred security for the corresponding principal amount of junior subordinated convertible debentures held by the trust and immediately convert the junior subordinated convertible debentures as described above. You will receive cash in lieu of fractional shares. However, you will not receive cash or additional shares of AMG common stock to compensate you for any accrued but unpaid distributions on the trust preferred security through the time of conversion. These accrued distributions will be forfeited except in certain circumstances.

The conversion rate is subject to adjustment under the conditions described in this prospectus. In addition, holders who convert their trust preferred securities in connection with a change in control, as defined herein, that occurs prior to April 15, 2016 may be entitled to a make-whole premium in the form of an increase in the conversion rate. See "Description of the Trust Preferred Securities—Conversion Rights—Conversion Rate Adjustment Upon a Change in Control."

Redemption of Trust Preferred Securities
The trust will redeem all of the outstanding trust preferred securities when the junior subordinated convertible debentures are paid at maturity on April 15, 2036. In addition, if AMG redeems any junior subordinated convertible debentures before their maturity, the trust will use the cash it receives on the redemption of the junior subordinated convertible debentures to redeem, on a pro rata basis, trust preferred securities and (unless there is a debenture event of default) common securities having an aggregate liquidation amount equal to the aggregate principal amount of the junior subordinated convertible debentures redeemed.
The Junior Subordinated Convertible Debentures—Maturity and Interest
The junior subordinated convertible debentures will mature on April 15, 2036 unless redeemed earlier, and will bear interest at the annual rate of 5.10% of their principal amount, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2006.
The Junior Subordinated Convertible Debentures—Redemption
AMG may elect to redeem the junior subordinated convertible debentures prior to maturity, without payment of premium, for 100% of the principal amount plus accrued and unpaid interest and other amounts to the date of redemption:
•
in whole at any time or in part from time to time on or after April 15, 2011 if the closing price of AMG common stock for 20 trading days in a period of 30 consecutive trading days ending on the trading day prior to the mailing of the redemption notice exceeds 130% of the then prevailing conversion price of the trust preferred securities; or
•
in whole, but not in part, at any time following certain specified events relating to a change in the investment company or tax laws that adversely affects the status of the trust, the trust preferred securities or the junior subordinated convertible debentures.
The Junior Subordinated Convertible Debentures—Events of Default	The following events are "debenture events of default":
	•	AMG fails to pay interest within 30 days after the due date, subject to its right to defer interest payments;
	•	AMG fails to pay principal when due;
•
AMG breaches a covenant in the indenture and the breach continues for 90 days after notice to AMG by the debenture trustee or to AMG and the debenture trustee from the holders of at least 25% of the principal amount of the junior subordinated convertible debentures;
	•	certain events occur relating to AMG's bankruptcy, insolvency or reorganization; or

• the voluntary or involuntary dissolution, winding-up or termination of the trust, except in certain circumstances.
Guarantee
AMG fully and unconditionally guarantees, on a subordinated basis, payments of distributions and other amounts due on the trust preferred securities. The guarantee only covers such payments on the trust preferred securities if and to the extent that the trust has sufficient funds available to make such payments. If AMG does not make a payment on the junior subordinated convertible debentures, the trust will not have sufficient funds to make payments on the trust preferred securities. In this event, your remedy would be to institute a legal proceeding directly against AMG for enforcement of payments under the junior subordinated convertible debentures.
Termination of AMG Capital Trust I
AMG has the right to terminate the trust at any time and distribute the junior subordinated convertible debentures to you. If AMG decides to exercise this right, the trust will, after it satisfies all of its liabilities to its creditors, redeem the trust preferred securities and (unless there is a debenture event of default) the common securities by distributing the junior subordinated convertible debentures to holders of the trust preferred securities and the common securities on a pro rata basis.

The trust may also dissolve in circumstances where the junior subordinated convertible debentures will not be distributed. In those situations, the trust will, after it satisfies all of its liabilities to its creditors, pay the liquidation amount of $50.00 for each trust preferred security, plus unpaid distributions to the date the payment is made. The trust will be able to make this distribution of cash only if AMG redeems the junior subordinated convertible debentures.
The Trust
AMG Capital Trust I is a Delaware statutory trust. The sole assets of the trust are the junior subordinated convertible debentures. The trust has issued the trust preferred securities and the trust's common securities. All of the trust's common securities are owned by AMG, in an initial aggregate liquidation amount of 3% of the total capital of the trust.
Ranking
The trust preferred securities rank equally with the common securities of the trust. The trust generally pays distributions on the trust preferred securities and the common securities pro rata. However, if AMG defaults with respect to the junior subordinated convertible debentures, then no distributions on the common securities of the trust or AMG's common stock will be paid until all accumulated and unpaid distributions on the trust preferred securities have been paid.

The junior subordinated convertible debentures are unsecured and rank equally with all of AMG's other future junior subordinated indebtedness and rank junior to all of AMG's existing and future senior indebtedness.

The guarantee constitutes an unsecured obligation of AMG and ranks junior to all of AMG's existing and future senior indebtedness in the same manner as the junior subordinated convertible debentures.

The junior subordinated convertible debentures and the guarantee are structurally subordinated to the indebtedness and other liabilities of AMG's Affiliates and subsidiaries. As of March 31, 2006, AMG had approximately $699.2 million of senior indebtedness outstanding under its revolving credit facility, senior notes due 2006, zero coupon senior convertible notes and floating rate senior convertible securities and $300 million of mandatory convertible securities outstanding, in addition to other liabilities, including trade payables, to which the junior subordinated convertible debentures and the guarantee would have been structurally subordinated. In addition, the junior subordinated convertible debentures and the guarantee are subordinated to any of AMG's secured indebtedness to the extent of the assets securing the same. AMG's borrowings under its credit facility are collateralized by pledges of all of its interests in its wholly-owned domestic subsidiaries and 65% of the capital of its wholly-owned non-US subsidiaries that are directly owned by it or that are owned by a wholly-owned domestic subsidiary. As of March 31, 2006, AMG had borrowings outstanding of approximately $219 million and $331 million available for borrowing under its credit facility.
Registration Rights
Under a registration rights agreement entered into in connection with the initial offering and sale of the trust preferred securities by the initial purchasers, AMG and the trust agreed, for the benefit of the holders, to file with the SEC the registration statement of which this prospectus is a part covering (1) resales by the holders of all trust preferred securities (including the guarantee), (2) resales by the holders of all junior subordinated convertible debentures and (3) the resale of the AMG common stock issuable upon conversion of trust preferred securities by the holder thereof. AMG will use its reasonable efforts to cause the registration statement to become effective as promptly as practicable after filing, but in any event no later than 180 days after the earliest date of original issuance of any of the trust preferred securities, and keep such registration statement effective, subject to certain exceptions, generally until the earlier of:
• the date when all of the registration securities are sold pursuant to the registration statement; and
• the second anniversary of the latest issuance of the trust preferred securities or junior subordinated convertible debentures.

Special interest and special distributions will accrue on the junior subordinated convertible debentures and the trust preferred securities, respectively, if AMG fails to meet its obligations under the registration rights agreement.
Absence of a Public Market for the Trust Preferred Securities	The trust preferred securities are securities for which no market currently exists. AMG cannot assure you that any active or liquid market will develop for the trust preferred securities.
Voting Rights
Except in limited circumstances or as required by law, holders of trust preferred securities do not have any voting rights. See "Description of the Trust Preferred Securities—Voting Rights; Amendment of the Trust Agreement."
Book Entry
The trust preferred securities sold pursuant to this prospectus will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York, or "DTC," or its nominee. This means that you will not receive a certificate for your trust preferred securities if they are held through DTC.
ERISA Considerations
By acquiring the trust preferred securities, each holder of the trust preferred securities will be deemed to have represented and warranted that either (i) it is not an employee benefit plan or other similar retirement plan or arrangement, whether or not it is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar laws or regulations), or an entity whose underlying assets are considered to include the assets of any such plans and arrangements (each, a "Plan") and no part of the assets to be used by it to acquire and/or hold such security or any interest therein constitutes plan assets of any Plan or (ii) the acquisition, holding and, if applicable, conversion of such securities by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation under any other applicable laws and regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code.
See "ERISA Considerations" in this prospectus.
Use of Proceeds
The selling securityholders will receive all of the net proceeds from the resale of the trust preferred securities (including the related junior subordinated convertible debentures and guarantee) and the AMG common stock issuable upon conversion of the trust preferred securities, which they respectively own. Neither AMG nor the trust will receive any of the proceeds from the sale of any of those securities.

Certain United States Federal Income Tax Considerations
Assuming full compliance with the trust agreement and certain other documents, the trust will be classified as a grantor trust and will not be classified as a partnership or an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of a trust preferred security generally will be considered the owner of an undivided interest in the junior subordinated convertible debentures and will be required to accrue in gross income such holder's pro rata share of the income accruing on the junior subordinated convertible debentures. In addition, AMG intends to treat the junior subordinated convertible debentures as AMG's indebtedness. AMG and the trust have agreed in the trust documents, and by purchasing the trust preferred securities each holder agrees, to treat such indebtedness as contingent payment debt instruments for federal income tax purposes and to be bound by the application of the Treasury regulations that govern contingent payment debt instruments. By acquiring the trust preferred securities, each holder of trust preferred securities agrees to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which AMG would borrow in a noncontingent, nonconvertible borrowing, 7.50%, compounded quarterly as well as to the reasonableness of this "comparable yield." As a result, each holder generally will recognize taxable income in each year significantly in excess of distributions (whether fixed or contingent) actually received in that year. If the holder purchases the junior subordinated debentures (through a purchase of the trust preferred securities) at a premium or discount to the debentures' adjusted issue price at the time of purchase (measured with reference to the adjusted issue price of the junior subordinated debentures, which is the first price at which a substantial amount of the junior subordinated debentures were sold to the public and increased for accrued interest and decreased by projected payments that relate to prior periods), the holder will be required to allocate the discount or premium over the remaining term of the junior subordinated debentures. Additionally, a holder generally will be required to recognize ordinary income on the gain, if any, realized, including the fair market value of stock received, on a sale, exchange, conversion or redemption of the trust preferred securities (or junior subordinated convertible debentures). No ruling has been or will be obtained from the Internal Revenue Service concerning the trust preferred securities or the junior preferred subordinated debentures). The proper U.S. federal income tax treatment of a holder of a trust preferred security and junior subordinated convertible debentures is uncertain. Each holder should consult its own tax advisor concerning the tax consequences of the acquisition, ownership and disposition of the trust preferred securities and junior subordinated convertible debentures (including whether the acquisition of such securities is advisable in light of the agreed upon tax treatment and the investor's particular tax situation). See "Material United States Federal Income Tax Considerations."

RISK FACTORS

        You should carefully consider the specific risk factors set forth below as well as the other information contained or incorporated by reference in this prospectus before deciding to purchase any trust preferred securities. Some factors in this section are forward-looking statements. For a discussion of those statements and of other factors for investors to consider, see "Special Note Regarding Forward-Looking Statements."

        Because the trust relies on the payments it receives on the junior subordinated convertible debentures to fund all payments on the trust preferred securities, and because the trust may distribute the junior subordinated convertible debentures in exchange for the trust preferred securities, you are making an investment regarding the junior subordinated convertible debentures as well as the trust preferred securities. You should carefully review the information in this prospectus about the trust preferred securities, the junior subordinated convertible indentures and the guarantee. Additionally, because the trust preferred securities are convertible into our common stock as described in this prospectus, you are making an investment decision about our common stock. For this reason, you should also carefully review the information included or incorporated by reference in this prospectus about our business and our common stock.

Risks Related to an Investment in the Trust Preferred Securities

Our obligations under the guarantee and the junior subordinated convertible debentures will be subordinated to our existing and future senior indebtedness.

        Our obligations under the junior subordinated convertible debentures and the guarantee are unsecured and rank junior in priority of payment to all of our future senior indebtedness. As of March 31, 2006, we had approximately $699.2 million of senior indebtedness outstanding under our revolving credit facility, senior notes due 2006, zero coupon senior convertible notes and floating rate senior convertible securities as well as $300 million of mandatory convertible securities outstanding. We may in the future choose to issue additional senior debt, and the junior subordinated convertible debentures and the guarantee will rank junior in priority of payment to all outstanding senior debt.

        This means that we cannot make any payments under the guarantee or the junior subordinated convertible debentures if we default on payments of any senior indebtedness. In addition, if the maturity of the junior subordinated convertible debentures is accelerated, we will not be able to make any payments under the guarantee or the junior subordinated convertible debentures until all of our senior indebtedness is paid in full. Finally, if we liquidate, declare bankruptcy or dissolve, we would be able to make payments under the guarantee and the junior subordinated convertible debentures only after we have paid all of our liabilities that are senior to the guarantee and the junior subordinated convertible debentures.

        The trust preferred securities, the guarantee, the junior subordinated convertible debentures and the indenture do not limit our ability to incur additional debt, including debt that is senior to the junior subordinated convertible debentures and the guarantee in priority of payment.

The failure to receive regular distributions from our Affiliates would adversely affect us, and our holding company structure results in substantial structural subordination that may affect our ability to make payments on our obligations.

        Because we are a holding company, we receive substantially all of our cash from distributions made to us by our Affiliates. An Affiliate's payment of distributions to us may be subject to claims by the Affiliate's creditors and to limitations applicable to the Affiliate under federal and state laws, including securities and bankruptcy laws, and any applicable non-U.S. laws. Additionally, an Affiliate may default on some or all of the distributions that are payable to us. As a result, we cannot guarantee that we will always receive these distributions from our Affiliates. The failure to receive the distributions to which we are entitled under our agreements with our Affiliates would adversely affect us, and may affect our ability to make payments on our obligations.

        Our right to receive any assets of our Affiliates or subsidiaries upon their liquidation or reorganization, and thus the right of the holders of securities issued by us to participate in those assets, typically would be subordinated to the claims of that entity's creditors. In addition, even if we were a creditor of any of our Affiliates or subsidiaries, our rights as a creditor would be subordinate to any security interest or indebtedness that is senior to us.

We can defer interest payments on the junior subordinated convertible debentures, causing your distributions under the trust preferred securities to be deferred, which will have adverse tax consequences to you and may affect the market price of the trust preferred securities.

        We have the right to defer interest payments (other than contingent interest) on the junior subordinated convertible debentures for up to 20 consecutive quarterly periods. If we defer interest payments, the trust will defer paying distributions to you on your trust preferred securities during the same period during which interest is deferred. In addition, if we pay all interest then accrued and unpaid on the junior subordinated convertible debentures, we may elect to begin a new deferral period. There is no limitation on the number of times that we may elect to begin a deferral period.

        As a result of our right to defer interest payments, the market price of the trust preferred securities may be more volatile than the market prices of other securities that are not subject to such deferral options. If we exercise this right in the future, the market price of the trust preferred securities will probably decline and the trust preferred securities may trade at a price that does not fully reflect the value of accrued but unpaid interest on the underlying junior subordinated convertible debentures. If you sell your trust preferred securities during a deferral period, you may not receive the same return on your investment as someone who continues to hold the trust preferred securities until the end of the deferral period.

You should consider the U.S. federal income tax consequences of owning the trust preferred securities or the junior subordinated convertible debentures, as the case may be.

        AMG intends to treat the junior subordinated convertible debentures as indebtedness for U.S. federal income tax purposes and intends to take the position that the junior subordinated convertible debentures are subject to the regulations governing contingent payment debt instruments (the "CPDI regulations"). By acquiring the preferred securities, each holder agrees to treat the junior subordinated convertible debentures as indebtedness subject to the CPDI regulations for U.S. federal income tax purposes and to accrue interest on a constant yield to maturity basis at a rate comparable to the rate at which AMG would borrow in a noncontingent, nonconvertible borrowing, 7.50%, compounded quarterly as well as to the reasonableness of this "comparable yield." As a result of such treatment, a holder generally will recognize taxable income in each year significantly in excess of interest payments (whether fixed or contingent) actually received that year. If the holder purchases the junior subordinated debentures (through a purchase of the trust preferred securities) at a premium or discount to the debentures' adjusted issue price at the time of purchase, the holder will be required to allocate the discount or premium over the remaining term of the junior subordinated debentures. Additionally, a holder generally will be required to recognize ordinary income on the gain, if any, realized, including the fair market value of stock received, on a sale, exchange, conversion or redemption of the trust preferred securities (or junior subordinated convertible debentures). The application of the CPDI regulations to instruments such as the trust preferred securities and the junior subordinated convertible debentures is uncertain in several significant respects, and, as a result, no assurance can be given that the Internal Revenue Service will agree with the treatment described herein, and no ruling has been or will be obtained from the Internal Revenue Service concerning the application of the CPDI regulations to the trust preferred securities or the junior subordinated convertible debentures. Any differing treatment could materially affect the amount, timing and character of income, gain or loss in respect of an investment in the trust preferred securities or the junior subordinated convertible debentures. In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the trust preferred securities or the junior subordinated convertible debentures into shares of AMG common stock, might recognize capital gain or loss upon a taxable disposition of the trust preferred securities or the junior subordinated convertible debentures and might have an adjusted tax basis in the trust preferred securities, junior subordinated convertible debentures or AMG common stock acquired upon conversion of trust preferred securities materially different than discussed herein.

        In addition, assuming full compliance with the trust agreement and certain other documents, the trust will be classified as a grantor trust and will not be classified as a partnership or an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of a trust preferred security will be considered the owner of an undivided interest in the junior subordinated convertible debentures and will be required to accrue in gross income such holder's pro rata share of the income accruing on the junior subordinated convertible debentures. However, if the trust were treated other than as a grantor trust (as a result of a change in law or otherwise), it could be subject to additional tax liability (such as a corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of trust preferred securities (or junior subordinated convertible debentures) and any such distributions could be taxable to such holders other than as interest (including as dividends).

        No ruling has been or will be obtained from the Internal Revenue Service concerning the trust preferred securities or the junior preferred subordinated debentures. The proper United States federal income tax treatment of a holder of a trust preferred security and junior subordinated convertible debentures is uncertain. Each holder should consult its own tax advisor concerning the tax consequences of the acquisition, ownership and disposition of the trust preferred securities and junior subordinated convertible debentures (including whether the acquisition of such securities is advisable in light of the agreed upon tax treatment and the investor's particular tax situation). Please read "Material United States Federal Income Tax Considerations" in this prospectus.

The trust preferred securities guarantee agreement covers payments only if the trust has cash available to make payments to holders of trust preferred securities, which the trust may not have.

        The ability of the trust to pay scheduled distributions on the trust preferred securities, the redemption price of the trust preferred securities and the liquidation amount of the trust preferred securities is solely dependent upon our making the related payments on the junior subordinated convertible debentures to the trust when due. The guarantee only applies when the trust has the cash to make a distribution but fails to do so. If we default in payments on the junior subordinated convertible debentures, the trust will not have sufficient funds to pay distributions, the redemption price or the liquidation amount of each trust preferred security. In those circumstances, holders of trust preferred securities will not be able to rely upon the trust preferred securities guarantee agreement for payment of these amounts. Instead, holders of trust preferred securities must rely solely on the property trustee to enforce the trust's rights under the junior subordinated convertible debentures or may directly sue us to collect their pro rata share of payments owed.

Distribution of junior subordinated convertible debentures by the trust may depress trading prices to a price below the price that you paid for the trust preferred securities.

        We have the right to dissolve the trust at any time. If we dissolve the trust, the trust will be liquidated by distribution of the junior subordinated convertible debentures to holders of the trust preferred securities and the common securities after satisfaction of liabilities to creditors of the trust.

        Your investment in the trust preferred securities may decrease in value if the junior subordinated convertible debentures are distributed to you upon a liquidation of the trust. We cannot predict the liquidity of the market or market prices, if any, for the junior subordinated convertible debentures that may be distributed. Accordingly, the junior subordinated convertible debentures that you receive upon a distribution, or the trust preferred securities you hold pending such distribution, may trade at a discount to the price that you paid to purchase the trust preferred securities.

        Under current interpretations of United States federal income tax laws relating to classification of the trust as a grantor trust for tax purposes, a distribution of the junior subordinated convertible debentures to you upon the dissolution of the trust would not be a taxable event to you. If there is a change in law, a distribution of junior subordinated convertible debentures upon the dissolution of the trust could be a taxable event to you.

We will control the trust and you will have limited voting rights.

        As a holder of trust preferred securities, you will have limited voting rights. You can vote only to modify specified terms of the trust preferred securities, or direct the exercise of the trust's rights as holder of the junior subordinated convertible debentures, or on the removal of the property and Delaware trustees of the trust upon a limited number of events.

        As the sole holder of the common securities of the trust, we can replace or remove the property and the Delaware trustees, unless there is a debenture event of default.

        If an event of default exists, the property and the Delaware trustees may be removed only by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace any administrative trustee, because these voting rights are vested exclusively in us as the holder of all of the common securities.

        Unless and until you exercise your right to convert your trust preferred securities into shares of our common stock, you will not have any voting rights with respect to any matters submitted to a vote of our common shareholders.

The trust preferred securities may be redeemed prior to their maturity date and you may not be able to reinvest the proceeds from the redemption at the same or a higher rate of return.

        The junior subordinated convertible debentures (and therefore the trust preferred securities) may not be redeemed prior to April 15, 2011, except that they may be redeemed at any time upon the occurrence of certain specified events. We have the right to redeem the junior subordinated convertible debentures (and therefore the trust preferred securities) in whole or in part at a price equal to 100% of their principal amount plus any accrued and unpaid interest and other amounts at any time on or after April 15, 2011 provided that the closing price of our common stock exceeds 130% of the then prevailing conversion price of the trust preferred securities for a period of 20 trading days in a period of 30 consecutive trading days ending on the trading day prior to the mailing of the notice of redemption. However, if specified events occur relating to changes in investment company or tax laws that adversely affect the status of the trust, the trust preferred securities or the junior subordinated convertible debentures, then we will be able at any time following the change in law to redeem all of the junior subordinated convertible debentures at a price equal to 100% of their principal amount plus any accrued and unpaid interest.

        If we redeem the junior subordinated convertible debentures, the trust must use the redemption price it receives to redeem the trust preferred securities. You may not be able to reinvest the proceeds of the redemption at a rate that is equal to or higher than the rate of return on the trust preferred securities.

The make-whole premium that may be payable upon a change in control may not adequately compensate you for the lost option time value of your trust preferred securities as a result of such change in control.

        If you convert trust preferred securities in connection with a change in control that occurs prior to April 15, 2016, we may be required to issue a make-whole premium by increasing the conversion rate applicable to your trust preferred securities, as described under "Description of the Trust Preferred Securities—Conversion Rights—Conversion Rate Adjustment Upon a Change in Control." While these increases in the applicable conversion rate are designed to compensate you for the lost option time value of your trust preferred securities as a result of a change in control, such increases are only an approximation of such lost value and may not adequately compensate you for such loss. In addition, no make-whole premium will be issuable in connection with a change of control that occurs after April 15, 2016 or that involves a stock price of less than $101.45 or greater than $300.00. See "Description of the Trust Preferred Securities—Conversion Rights—Conversion Rate Adjustment Upon a Change in Control." AMG's obligation to deliver the make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Because your right to require repurchase of the trust preferred securities is limited, the market prices of the trust preferred securities may decline if AMG enters into a transaction that is not a change in control for purposes of the trust preferred securities.

        The term "change in control" is limited and may not include every event that might cause the market prices of the trust preferred securities to decline or result in a downgrade of the credit rating of the trust preferred securities. Your right to require repurchase of the trust preferred securities upon a change in control may not preserve the value of the trust preferred securities in the event of a highly leveraged transaction, reorganization, merger or similar transaction. See "Description of Trust Preferred Securities—Change in Control."

Historically, equity markets and our common stock have been volatile.

        The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader equity markets have experienced and may again experience significant price and volume fluctuations. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results, changes in general conditions in the economy or the financial markets and other developments affecting us, our Affiliates or our competitors could cause the market price of our common stock to fluctuate substantially.

The sale or issue of substantial amounts of our common stock could adversely impact the price of our common stock.

        The sale of substantial amounts of our common stock in the public market could adversely impact its price. In connection with our financing activities, we have issued securities that are convertible into shares of our common stock either upon the occurrence of certain events or, in the case of our mandatory convertible securities, upon the passage of time. The number of shares of our common stock to be issued will primarily be determined by the price of our common stock at the time of conversion or settlement of an underlying forward purchase contract. Upon the conversion of the securities, and especially if we were required to issue the maximum number of shares of common stock issuable under our outstanding convertible securities, a significant number of additional shares of our common stock would be sold in the public market. As of March 31, 2006, if the aggregate number of shares issuable under the convertible securities were issued, an additional 13.3 million shares of our common stock would be outstanding. Moreover, in connection with future financing activities, we may issue additional convertible securities or shares of our common stock. Also, as of March 31, 2006, options to purchase 7.2 million shares of our common stock were outstanding and exercisable, although 2.3 million of the shares that may be purchased pursuant to such exercises would be subject to restrictions on transferability for specified periods. Consequently, any such issuance of shares of our common stock could have the effect of substantially diluting the interests of our current equity holders. In the event that a large number of shares of our common stock are sold in the public market, the price of our common stock may fall.

There is no existing market for the trust preferred securities, and even if a market develops, it may be subject to extreme price fluctuations.

        There is no established trading market for the trust preferred securities. At the time of the offering, the initial purchasers advised us and the trust that they intended to make a market in the trust preferred securities. Accordingly, there can be no assurance that a market for the trust preferred securities will develop. Furthermore, if a market were to develop, the trading price of the trust preferred securities could widely fluctuate in response to variations in our operating results, general market prices movements, interest rates, developments specifically related to the banking industry, and other events or factors. In addition, the stock market has experienced extreme price and volume fluctuations in recent years.

        As discussed above, we have the right to dissolve the trust and to distribute the junior subordinated convertible debentures to holders of trust preferred securities. Under those circumstances, we will use our reasonable efforts to list the junior subordinated convertible debentures on the market or exchange the trust preferred securities that are then listed, if any. However, there is no existing market for the junior subordinated convertible debentures and, if distributed to holders of trust preferred securities, the junior subordinated convertible debentures will be subject to risks similar to those described in the preceding paragraph.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, the other documents we incorporate by reference herein and therein and all accompanying prospectus supplements include or may include statements that are "forward looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You can identify forwarding looking statements by the use of the words "believe," "expect," "estimate," "intend," "assume," "project" and other similar expressions which predict or indicate future events and trends and which do not relate to historical matters. These statements include, among other things, statements regarding our intent, belief or expectations with respect to:

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  potential investments in new and our existing investment management firms, or the closing of investments that have been announced;

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  the availability of debt and equity financing to fund these investments;

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  future borrowings under our credit facility;

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  interest rates and hedging contracts;

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  the impact of new accounting policies;

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  our competition and our Affiliates' competition;

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  changing conditions in the financial and securities markets; and

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  general economic conditions.

        The future results or outcome of the matters described in any of these statements are uncertain, and merely reflect our expectations and estimates. You should not rely on forward looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. These risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward looking statements. Some of the factors that might cause these differences include, but are not limited to, the factors described under "Risk Factors" as well as the following:

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  changes in the securities or financial markets or in general economic conditions;

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  the failure to receive regular distributions from our Affiliates;

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  the availability of equity and debt financing;

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  competition for acquisitions of interests in investment management firms;

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  our ability to complete acquisitions; and

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  the investment performance of our Affiliates and their ability to effectively market their investment strategies.

        You should carefully review all of these factors, and you should be aware that there may be other factors that could cause such differences.

        We caution you that, while forward looking statements reflect our estimates and beliefs, they are not guarantees of future performance. We do not undertake to update any forward looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

RATIOS OF EARNINGS TO FIXED CHARGES

        Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Three Months Ended March 31, 2006
			Year Ended December 31,
			2005		2004		2003		2002		2001
Ratios	10.5	x	8.1	x	7.5	x	7.5	x	6.7	x	8.8	x

        For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest, income from equity investments, distributed income from equity investments and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

USE OF PROCEEDS

        The selling securityholders will receive all the net proceeds from the resale of the trust preferred securities (including the related junior subordinated debentures and guarantee) and the AMG common stock issuable upon conversion of the trust preferred securities, which they respectively own. Neither AMG nor the trust will receive any of the proceeds from the sale of any of those securities.

ACCOUNTING TREATMENT

        Issuer trusts that issue trust preferred securities such as AMG Capital Trust I meet the characteristics of a variable interest entity and, accordingly, the accounting profession has determined that such issuer trusts are not permitted to be consolidated under the provisions of FASB Interpretation No. 46 (revised December 2003) ("FIN46R"). Therefore, our balance sheet reflects the junior subordinated convertible debentures issued to the trust as long-term debt, and the common securities purchased from the trust as an asset. For financial reporting purposes, we record interest payable on the junior subordinated convertible debentures as interest expense in our consolidated statement of income.

        We account for the junior subordinated convertible debentures under the "if converted" method, under which the full number of shares of AMG common stock underlying the junior subordinated convertible debentures are deemed to be outstanding for the purpose of calculating diluted earnings per share (if dilutive).

AMG CAPITAL TRUST I

        AMG Capital Trust I is a statutory trust created under Delaware law. The trust exists for the exclusive purposes of:

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  issuing and selling the trust preferred securities, which represent undivided beneficial ownership interests in the trust's assets;

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  issuing and selling the common securities to AMG in a total liquidation amount equal to 3% of the trust's total capital;

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  using the proceeds from the issuances to buy AMG's junior subordinated convertible debentures; and

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  engaging in only those other activities necessary, advisable or incidental to the above, such as registering the transfer of trust preferred securities.

        The property trustee holds title to the junior subordinated convertible debentures for the benefit of the holders of the trust preferred securities and, as holder of the junior subordinated convertible debentures, has the power to exercise all rights, powers and privileges of a holder of junior subordinated convertible debentures under the indenture.

        The junior subordinated convertible debentures are the sole assets of the trust, and, accordingly, interest payments under the junior subordinated convertible debentures are the sole revenues of the trust.

        AMG owns all of the common securities of the trust, which have an aggregate liquidation amount equal to at least 3% of the total capital of the trust. The common securities rank on a parity with, and payments are made on the common securities pro rata with, the trust preferred securities, except that upon an event of default under the trust agreement resulting from a debenture event of default, AMG's rights as holder of the common securities to distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the trust preferred securities.

        The trust has a term of 35 years, but may terminate earlier as provided in the trust agreement. The trust's business and affairs are conducted by the trustees. The trustees for the trust are LaSalle Bank National Association, as the property trustee, Christiana Bank & Trust Company, as the Delaware trustee and JK Administrative Services LLC, PM Administrative Services LLC and MV Administrative Services LLC, as administrative trustees. LaSalle Bank National Association, as property trustee, acts as sole indenture trustee under the trust agreement. LaSalle Bank National Association also acts as guarantee trustee under the guarantee and as debenture trustee under the indenture. AMG, the holder of the common securities of the trust, is entitled generally to appoint, remove or replace any of the trustees and to increase or decrease the number of trustees; provided that the number of trustees is at least three and that at least one trustee is a property trustee, one trustee is a Delaware trustee and one trustee is an administrative trustee. In the event of a default under the trust agreement, however, the holders of a majority in liquidation amount of the trust preferred securities may appoint, remove or replace the property trustee and/or the Delaware trustee. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights will be vested exclusively in AMG, the holder of the common securities.

        The duties and obligations of each trustee are governed by the trust agreement. As issuer of the junior subordinated convertible debentures, AMG pays all fees, expenses, debts and obligations (other than the payment of distributions and other payments on the trust preferred securities) related to the trust and the offering of the trust preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trust.

        The trust does not have separate financial statements. AMG does not believe that holders of the trust preferred securities would find these financial statements helpful because:

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  all of the voting securities of the trust are owned, directly or indirectly, by AMG, a reporting company under the Exchange Act;

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  the trust has no independent operations and exists for the sole purpose of issuing the trust preferred securities and investing the proceeds in junior subordinated convertible debentures issued by AMG; and

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  AMG's obligations described in this prospectus, taken together, constitute a full and unconditional guarantee of payments due on the trust preferred securities.

        For so long as the trust preferred securities remain outstanding, AMG has agreed:

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  to cause the trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or terminate except as permitted by the trust agreement;

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  to maintain directly or indirectly ownership of all of the common securities of the trust;

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  to use its commercially reasonable efforts to ensure that the trust will not be an "investment company" under the Investment Company Act of 1940, as amended from time to time, or any successor legislation; and

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  that it will not take any action that would cause the trust to fail or cease to qualify as a grantor trust for United States federal income tax purposes.

        The rights of holders of trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the trust agreement, Delaware law and the Trust Indenture Act. The trust agreement and the guarantee also incorporate by reference the Trust Indenture Act.

        It is anticipated that the trust will not be subject to reporting requirements under the Exchange Act.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

        We have summarized below certain of the terms and provisions of the trust preferred securities. This summary is not a complete description of all of the terms and provisions of the trust preferred securities. For more information, we refer you to the trust agreement, the Trust Indenture Act and the Delaware Statutory Trust Act because they, and not this description, define your rights as a holder of the trust preferred securities. You may request a copy of the trust agreement at our address shown under the caption "Incorporation by Reference."

        The trust preferred securities represent undivided beneficial interests in the assets of the trust. The holders of trust preferred securities are entitled to a preference over holders of the common securities of the trust in certain circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of trust preferred securities also have certain other benefits as described in the trust agreement.

General

        The trust preferred securities rank equally, and payments on the trust preferred securities are made pro rata, with the common securities of the trust except as described under "—Subordination of Common Securities." Legal title to the junior subordinated convertible debentures issued to the trust is held by the property trustee in trust for the benefit of the holders of the trust preferred securities and for AMG as holder of the common securities of the trust. The guarantee agreement that AMG executed for the benefit of the holders of the trust preferred securities is a guarantee on a subordinated basis with respect to the trust preferred securities, but does not guarantee payment of distributions or amounts payable on redemption of the trust preferred securities or liquidation of the trust when the trust does not have funds available to make such payments. See "Description of the Guarantee."

Distributions

        The trust preferred securities represent undivided beneficial interests in the assets of the trust. Distributions on the trust preferred securities are cumulative and accumulate from the date they are first issued at the annual rate of 5.10% of the liquidation amount of $50.00 per trust preferred security. Distributions are payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning July 15, 2006. Distributions not paid when due will themselves accumulate additional distributions, compounded quarterly, at the annual rate of 5.10% on the amount of unpaid distributions, to the extent permitted by law. The term "distributions" as used in this prospectus, unless otherwise stated, includes quarterly distributions and interest on quarterly distributions not paid on the applicable distribution date as well as special distributions described in "—Contingent Distributions", "—Additional Amounts" and "Description of the Registration Rights Agreement."

        If distributions are payable on a date that is not a business day, payment will be made on the next succeeding day that is a business day (without any interest or other payment in respect of the delay), with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of distributions will be made on the preceding business day. A "business day" means any day other than a Saturday or a Sunday, or a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to remain closed. Each date on which distributions are payable is referred to in this prospectus as a distribution date.

        Distributions on the trust preferred securities (other than distributions on a redemption date) are payable to the holders thereof as they appear on the register of the trust as of 5:00 p.m., New York City time, on the relevant record dates. The record date for distributions on the trust preferred securities is the first day of the month, whether or not a business day, in the month in which the relevant distribution date occurs. Distributions payable on any trust preferred securities that are not punctually paid on any distribution date will cease to be payable to the person in whose name such trust preferred securities are registered on the relevant record date, and such defaulted distribution will instead be payable to the person in whose name such trust preferred securities are registered on the special record date or other specified date determined in accordance with the trust agreement.

        The amount of distributions payable on the trust preferred securities will be based on a 360-day year of twelve 30-day months.

        The trust's revenue available for distribution to holders of the trust preferred securities is limited to AMG's interest payments to the trust under AMG's junior subordinated convertible debentures. If AMG does not make interest payments on the junior subordinated convertible debentures, the property trustee will not have funds available to pay distributions on the trust preferred securities. AMG's guarantee only covers the payment of distributions if and to the extent that the trust has funds available to pay the distributions.

        At all times, the distribution rate, the distribution dates and other payment dates for the trust preferred securities will correspond to the interest rate, interest payment dates and other payment dates on the junior subordinated convertible debentures, which are the sole assets of the trust.

        So long as AMG is not in default in the payment of interest on the junior subordinated convertible debentures, AMG has the right under the indenture to defer payments of interest on the junior subordinated convertible debentures, other than contingent interest, as described below under "Description of Junior Subordinated Convertible Debentures—Extension of Interest Payment Period." If AMG defers interest payments on the junior subordinated convertible debentures, the trust will also defer distributions on the trust preferred securities for the same period.

        AMG has no current intention to exercise its right to defer interest payments on the junior subordinated convertible debentures issued to the trust. If AMG defers interest payments on the junior subordinated convertible debentures, it would be subject to certain restrictions relating to the payment of dividends on or purchases of its capital stock and payments on its debt securities ranking equal with or junior to the junior subordinated convertible debentures. See "Description of Junior Subordinated Convertible Debentures—Restrictions on Certain Payments."

Contingent Distributions

        Subject to the accumulation and record date provisions described below, the trust will pay contingent distributions to the holders of the trust preferred securities during any quarterly period from January 16 to April 15, April 16 to July 15, July 16 to October 15 and October 16 to January 15, commencing April 16, 2011, if the average market price of a trust preferred security for the ten trading days ending on the third trading day immediately preceding the first day of the relevant quarterly period equals 130% or more of the liquidation amount per trust preferred security of $50.00. The contingent distribution payable per trust preferred security in respect of any quarterly period in which contingent distributions are payable will equal the annual rate of 0.25% of the average market price of a trust preferred security for the ten trading day measurement period.

        Contingent distributions, if any, will accumulate and be payable to holders of trust preferred securities as of the 14th day preceding the last day of the relevant quarterly period. Such payments will be paid on the last day of the relevant quarterly period.

        Upon determination that holders of trust preferred securities will be entitled to receive contingent distributions during a relevant quarterly period, AMG will issue a press release and use its reasonable efforts to post such information on its website or through such other public medium as it may use at that time.

        Payments by the trust of contingent distributions to holders of trust preferred securities will correspond to payments of contingent interest by AMG in respect of the junior subordinated convertible debentures. See "Description of Junior Subordinated Convertible Debentures—Contingent Interest."

Conversion Rights

General

        The trust preferred securities are convertible at any time prior to 5:00 p.m. New York City time, on the business day immediately preceding the date of repayment of such trust preferred securities, whether at stated maturity or upon redemption, at the option of the holder thereof and in the manner described below, at an initial conversion rate of 0.3333 shares of AMG common stock for each trust preferred security (equivalent to an initial conversion price of $150.00 per share of AMG common stock), subject to adjustment as described below. Upon conversion of the trust preferred securities, holders will receive cash, AMG common stock or a combination of cash and shares of AMG common stock, determined as set forth under "—Settlement Upon Conversion."

        AMG Capital Trust I has agreed in the indenture not to convert junior subordinated convertible debentures held by it except pursuant to a notice of conversion delivered to the property trustee, as conversion agent, by a holder of trust preferred securities. A holder of a trust preferred security wishing to exercise its conversion right must deliver an irrevocable notice of conversion to the conversion agent and pay any transfer or similar tax, if required. If the trust preferred security is in certificated form, the holder also must include the certificate representing such trust preferred security along with appropriate endorsements and transfer documents, if required. The conversion agent will exchange such trust preferred security for a portion of the junior subordinated convertible debentures held by the trust and immediately convert such junior subordinated convertible debentures into AMG common stock. You may obtain copies of the required form of the conversion notice from the conversion agent. In the event Cede & Co. receives a conversion request from the conversion agent, DTC will redeem the amount of interest credited to the applicable direct participant(s) in the trust preferred securities in accordance with its procedures.

        Except as described in this paragraph, no distribution will be payable on converted trust preferred securities with respect to any distribution date subsequent to the date of conversion and neither the trust nor AMG will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on trust preferred securities surrendered for conversion. If any trust preferred securities are surrendered for conversion between the period from 5:00 p.m., New York City time, on any record date through and including the related distribution date, the trust preferred securities surrendered for conversion must be accompanied by payment in next day funds of an amount equal to the distribution which the registered holder on such record date is to receive. The previous sentence shall not apply in the case of trust preferred securities called for redemption on a redemption date between a record date and a related distribution payment date and in the case of any trust preferred securities surrendered for conversion after such trust preferred securities have been called for redemption during a deferral period. The conversion date will be the date on which the related conversion notice and any other required deliveries were received by the conversion agent.

        AMG has authorized and reserved for issuance the maximum number of shares of its common stock as will be issuable upon exercise of the conversion rights, including the maximum number of shares that may be issuable as a result of the adjustment to the conversion rate upon a change in control described below. Shares of AMG common stock issued upon conversion of trust preferred securities will be validly issued, fully paid and nonassessable. No fractional shares of AMG common stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by

AMG in cash based on the last reported sale price of AMG common stock on the date such trust preferred securities are surrendered for conversion.

Settlement Upon Conversion

        General.    Unless AMG has irrevocably elected to deliver cash up to the liquidation amount of trust preferred securities converted, in which case the provisions set forth below under "—Net Share Settlement" shall apply, upon conversion of the trust preferred securities, holders will be entitled to receive a number of shares of AMG common stock equal to the conversion rate then in effect. AMG may elect to pay cash to holders of trust preferred securities surrendered for conversion in lieu of all or a portion of the shares of AMG common stock issuable upon conversion of such trust preferred securities. AMG will inform holders who have surrendered their trust preferred securities for conversion through the property trustee no later than two business days after the conversion date of its election to pay cash for all or a portion of the shares in lieu of delivery of the shares of AMG common stock otherwise issuable upon conversion (and, if applicable, the percentage of each share of AMG common stock that will be paid in cash in lieu of shares of AMG common stock). The amount of cash payable in such event in respect of the shares of AMG common stock otherwise issuable upon conversion shall equal the product of (1) the percentage of each share of AMG common stock otherwise issuable upon conversion which AMG elects to pay in cash, (2) the number of shares of AMG common stock otherwise issuable upon conversion of such trust preferred security and (3) the average of the closing price of AMG common stock for each of the 10 consecutive trading days commencing on the third trading day following the conversion date, appropriately adjusted to take into account the occurrence during such period of stock splits and similar events.

        Net Share Settlement.    At any time prior to the maturity date of the junior subordinated convertible debentures, AMG has the option to unilaterally and irrevocably elect to settle its obligation to deliver shares of AMG common stock with respect to trust preferred securities to be converted following such election in cash, and, if applicable, shares of common stock. Accordingly, if AMG makes such an election, rather than receiving shares of AMG common stock upon conversion of any trust preferred security or cash in lieu thereof as described under "—General," a holder will receive, for each trust preferred security surrendered for conversion:

  •
  cash in an amount equal to the lesser of (1) $50.00 and (2) the conversion value, as defined below (the "required cash amount"), and

  •
  if the conversion value is greater than $50.00, a number of shares of AMG common stock, (the "remaining shares") equal to the sum of the daily share amounts (as defined below) for each of the ten consecutive trading days in the conversion reference period (as defined below), subject to AMG's right to deliver cash in lieu of all or a portion of such remaining shares as described below.

        "Conversion value" means the product of (1) the conversion rate then in effect multiplied by (2) the average of the volume weighted average price (as defined below) per share of our common stock on each of the trading days during the conversion reference period.

        The "daily share amounts" means, for each trading day of the conversion reference period and each $50.00 liquidation amount of trust preferred securities surrendered for conversion, a number of shares (but in no event less than zero) determined by the following formula:

(volume weighted average price per share for such trading day	×	conversion rate in effect on the conversion date*) — $50.00

volume weighted average price per share for such trading day × 10

*
appropriately adjusted to take into account the occurrence on or before such trading day of any event which would require an anti-dilution adjustment

        The "volume weighted average price" per share of our common stock on any trading day means such price as displayed on Bloomberg (or any successor service) page AMG <equity> VAP in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the volume weighted average price means the market value per share of AMG common stock on such day as determined by a nationally recognized independent investment banking firm retained for this purpose by us.

        A "trading day" is any day on which (i) there is no market disruption event (as defined below) and (ii) the principal national securities exchange on which our common stock is listed or, if the common stock not so listed, the Nasdaq National Market or, if the common stock is not so listed, admitted for trading or quoted, any business day. A "trading day" only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

        A "market disruption event" means the occurrence or existence for more than one half hour period in the aggregate on any scheduled trading day for AMG common stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Nasdaq National Market or otherwise) in AMG common stock or in any options, contracts or future contracts relating to AMG common stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

        The "conversion reference period" means:

  •
  for trust preferred securities that are converted during the period beginning on the 30th day prior to the maturity date of the junior subordinated convertible debentures, the ten consecutive trading days beginning on the third trading day following the maturity date; and

  •
  in all other instances, the ten consecutive trading days beginning on the third trading day following the conversion date.

        On any day prior to the first trading day of the applicable conversion reference period, AMG may specify a percentage of the daily share amount that will be settled in cash (the "cash percentage") and AMG will notify you of such cash percentage by notifying the trustee (the "cash percentage notice"). If AMG elects to specify a cash percentage, the amount of cash that AMG will deliver in respect of each trading day in the applicable conversion reference period will equal the product of: (1) the cash percentage, (2) the daily share amount for such trading day and (3) the volume weighted average price of AMG common stock for such trading day (provided that after the consummation of a change in control in which the consideration is comprised entirely of cash, the amount used in this clause (3) will be the cash price per share received by holders of our common stock in such change in control). The number of shares deliverable in respect of each trading day in the applicable conversion reference period will be a percentage of the daily share amount equal to 100% minus the cash percentage. If AMG does not specify a cash percentage by the start of the applicable conversion reference period, AMG must settle 100% of the daily share amount for each trading day in the applicable conversion reference period with shares of AMG common stock; provided, however, that AMG will pay cash in lieu of fractional shares as described below. AMG may, at its option, revoke any cash percentage notice by notifying the trustee; provided that it revokes such notice prior to the start of the applicable conversion reference period.

        The cash and any shares of AMG common stock due upon conversion of the trust preferred securities will be delivered through the conversion agent as promptly as practicable following the end of the conversion reference period applicable to the trust preferred securities being converted.

        A holder of a trust preferred security otherwise entitled to a fractional share will receive cash equal to the applicable portion of the arithmetic average of the volume weighted average price of AMG common stock for each of the ten consecutive trading days of the conversion reference period.

Conversion Rate Adjustment Upon a Change in Control

        If a change in control occurs prior to April 15, 2016 and a holder elects to convert its trust preferred securities in connection with such change in control, AMG will increase the applicable conversion rate for trust preferred securities surrendered for conversion by a number of additional shares of AMG common stock (the "make-whole shares"), as described below. A conversion of trust preferred securities will be deemed for these purposes to be "in connection with" such a change in control transaction if the notice of conversion of the trust preferred securities is received by the conversion agent from and including the date that is ten trading days prior to the anticipated effective date of the change in control up to and including the trading day prior to the related purchase date.

        The number of make-whole shares will be determined by reference to the table below and is based on the date on which such change in control transaction becomes effective (the "change in control effective date") and the price (the "stock price") paid per share of AMG common stock in such transaction. If the holders of AMG common stock receive only cash in the change in control transaction, the stock price shall be the cash amount paid per share of common stock. Otherwise, the stock price shall be the average of the closing sale prices of AMG common stock on the ten consecutive trading days up to but excluding the change in control effective date.

        The stock prices set forth in the first column of the table will be adjusted as of any date on which the conversion rate of the trust preferred securities is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the applicable conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the applicable conversion rate as so adjusted. In addition, the number of make-whole shares will be subject to adjustment in the same manner as the applicable conversion rate as set forth above under "—Conversion Rate Adjustments—General."

        The following table sets forth the stock price and number of make-whole shares of AMG common stock to be received per trust preferred security:

	Make Whole premium (Increase in Applicable Conversion Rate)
Stock Price on Effective Date	April 3rd 2006	4/15/2007	4/15/2008	4/15/2009	4/15/2010	4/15/2011	4/15/2012	4/15/2013	4/15/2014	4/15/2015	4/15/2016
$101.45	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595	0.1595
$105.00	0.1484	0.1484	0.1484	0.1484	0.1483	0.1482	0.1481	0.1481	0.1480	0.1480	0.1479
$110.00	0.1338	0.1338	0.1338	0.1338	0.1338	0.1336	0.1336	0.1336	0.1334	0.1334	0.1334
$115.00	0.1206	0.1206	0.1205	0.1204	0.1204	0.1202	0.1202	0.1202	0.1201	0.1201	0.1201
$120.00	0.1084	0.1084	0.1083	0.1082	0.1081	0.1081	0.1080	0.1080	0.1080	0.1079	0.1079
$125.00	0.0972	0.0970	0.0970	0.0969	0.0969	0.0969	0.0968	0.0968	0.0967	0.0967	0.0967
$130.00	0.0872	0.0866	0.0866	0.0866	0.0865	0.0865	0.0864	0.0864	0.0863	0.0863	0.0863
$135.00	0.0789	0.0770	0.0769	0.0769	0.0768	0.0768	0.0768	0.0768	0.0767	0.0767	0.0766
$140.00	0.0737	0.0684	0.0679	0.0680	0.0679	0.0679	0.0678	0.0678	0.0677	0.0677	0.0676
$145.00	0.0716	0.0613	0.0596	0.0596	0.0596	0.0594	0.0594	0.0594	0.0593	0.0593	0.0592
$150.00	0.0704	0.0568	0.0519	0.0518	0.0517	0.0517	0.0517	0.0516	0.0515	0.0515	0.0515
$175.00	0.0601	0.0497	0.0381	0.0261	0.0194	0.0193	0.0193	0.0193	0.0192	0.0192	0.0191
$200.00	0.0523	0.0434	0.0338	0.0234	0.0121	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
$225.00	0.0466	0.0386	0.0300	0.0207	0.0107	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
$250.00	0.0419	0.0348	0.0270	0.0187	0.0097	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
$275.00	0.0381	0.0316	0.0245	0.0170	0.0088	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
$300.00	0.0350	0.0290	0.0225	0.0156	0.0081	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

        The exact stock prices and effective dates may not be set forth in the applicable table, in which case:

  •
  If the stock price is between two stock price amounts in the applicable table or the effective date is between two dates in the applicable table, the make-whole shares issued upon conversion of the trust preferred securities will be determined by straight-line interpolation between the number of make-whole shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year;

  •
  If the stock price is in excess of $300.00 per share of common stock (subject to adjustment), no make-whole shares will be issued upon conversion of the trust preferred securities; and

  •
  If the stock price is less than $101.45 per share of common stock (subject to adjustment), no make-whole shares will be issued upon conversion of the trust preferred securities.

        The adjustments described in this section are subject to the limitations described below under "—Conversion Rate Adjustments—General."

        Our obligation to deliver the make-whole shares could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.

Conversion Rate Adjustments—General

        The conversion rate is subject to adjustment if AMG takes certain actions after the date of issuance of the trust preferred securities offered in this prospectus, including if AMG:

           (1)  issues shares of AMG common stock as a dividend or a distribution with respect to the outstanding shares of AMG common stock;

           (2)  effects subdivisions, combinations, recapitalizations or reclassifications of AMG common stock, provided that no adjustment to the conversion rate shall be required under this clause (2) if the conversion rate is adjusted as a result of a change in control as described above;

           (3)  issues rights or warrants to all holders of AMG common stock entitling them to subscribe for or purchase shares of AMG common stock or securities convertible into such shares at less than (or having a conversion price per share less than) the then current market price of AMG common stock;

           (4)  pays dividends or other distributions to all holders of AMG common stock of shares of AMG capital stock or evidences of AMG indebtedness or its assets (including securities and shares of stock of AMG subsidiaries, but excluding (1) those dividends and distributions and rights and warrants referred to above, (2) dividends and distributions in connection with a reclassification, change, consolidation, merger, combination, sale or conveyance resulting in a change in the conversion consideration as described below or (3) distributions and dividends paid exclusively in cash referred to in clause (5) below);

           (5)  pays dividends or other distributions consisting exclusively of cash to all holders of AMG common stock; and

           (6)  purchases shares of AMG common stock pursuant to a tender offer or exchange offer made by AMG or any of its subsidiaries to the extent that the cash and fair market value of any other consideration included in the payment per share for AMG common stock exceeds the closing sale price per share of AMG common stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer.

        In the event that AMG pays a dividend or makes a distribution on shares of its common stock consisting of capital stock of, or similar equity interests in, a subsidiary or other business unit, the conversion rate will be adjusted based on the market value of the securities so distributed relative to the market value of AMG common stock, in each case based on the average closing prices of those securities for the 10 trading days commencing on and including the fifth trading day after the date on which "ex-dividend trading" commences for such dividend or distribution on the principal United States securities exchange or market on which the securities are then listed or quoted.

        Notwithstanding the foregoing, in no event will the conversion rate exceed 0.4928 (as adjusted pursuant to paragraphs (1), (2), (3), (4), (5) and (6) above).

        From time to time, to the extent permitted by law, AMG may increase the conversion rate of the junior subordinated convertible debentures (and thus increase the conversion rate of the trust preferred securities) by any amount selected by it for any period of at least 20 days, in which case AMG will give at least 15 days notice of such increase. AMG may, at its option, make such increases in the conversion rate, in addition to those set forth above, as AMG deems advisable to avoid or diminish any income tax to holders of AMG common stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for United States federal income tax purposes. See "Material United States Federal Income Tax Considerations—Deemed Dividends."

        Except as stated above, the conversion rate will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for AMG common stock or carrying the right to purchase any of the foregoing.

        In the case of the following events (each, a "business combination"):

  •
  Any recapitalization, reclassification or change of AMG common stock, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination;

  •
  A consolidation, merger or binding share exchange of AMG with another Person; or

  •
  A sale, conveyance or lease to another corporation of all or substantially all of our property and assets in each case as a result of which holders of AMG common stock are entitled to receive stock, other securities, other property or assets (including cash or any combination thereof) with respect to or in exchange for AMG common stock, the holders of the trust preferred securities then outstanding will be entitled thereafter to convert those trust preferred securities into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) which they would have owned or been entitled to receive upon such business combination had such trust preferred securities been converted into AMG common stock immediately prior to such business combination. In the event holders of AMG common stock have the opportunity to elect the form of consideration to be received in such business combination, AMG will make adequate provision whereby the holders of the trust preferred securities shall have a reasonable opportunity to determine the form of consideration into which all of the trust preferred securities, treated as a single class, shall be convertible from and after the effective date of such business combination. Such determination shall be based on the weighted average of elections made by holders of the trust preferred securities who participate in such determination, shall be subject to any limitations to which all of the holders of AMG common stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such business combination and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by AMG stockholders, and (b) two trading days prior to the anticipated effective date. AMG will provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by holders of the trust preferred securities (and the weighted average of elections), by issuing a press release, or providing other appropriate notice, and by providing a copy of such notice to the trustee. In the event the effective date is delayed beyond the initially anticipated effective date, holders of the trust preferred securities shall be given the opportunity to make subsequent similar determinations in regard to such delayed effective date. AMG may not become a party to any such transaction unless its terms are materially consistent with the preceding. None of the foregoing provisions shall affect the right of a holder of trust preferred securities to convert its trust preferred securities into shares of AMG common stock prior to the effective date of the business combination.

        In addition, upon conversion of the trust preferred securities, the holders of such trust preferred securities will receive, in addition to the shares of AMG common stock issuable upon such conversion, the rights related to such common stock pursuant to any future shareholder rights plan, whether or not such rights have separated from the common stock at the time of such conversion. However, there will not be any adjustment to the conversion rate as a result of:

  •
  the issuance of the rights;

  •
  the distribution of separate certificates representing the rights;

  •
  the exercise or redemption of such rights in accordance with any rights agreement; or

  •
  the termination or invalidation of the rights.

        The conversion rate will be rounded to four decimal places. No adjustment in the conversion rate will be required unless adjustment would require a change of at least one percent in the conversion rate then in effect; provided, however, that any adjustment that would not be required to be made will be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion rate pursuant to more than one of the provisions described above, only one adjustment will be made with respect to that action and such adjustment will be the amount of adjustment that has the highest absolute value to the holders of the trust preferred securities.

        Conversion rate adjustments or omissions in making such adjustments may, under certain circumstances, be deemed to be distributions that could be taxable as dividends to holders of trust preferred securities or to the holders of AMG common stock. See "Material United States Federal Income Tax Considerations—Deemed Dividends."

        Whenever the conversion rate is adjusted as described above, AMG will place on file with the property trustee and with the conversion agent a statement signed by the appropriate officer of AMG showing in detail the facts requiring such adjustment and the conversion rate after such adjustment. The property trustee or the conversion agent will provide a copy to any holder desiring to inspect the statement.

Change in Control

        If a change in control (as defined below) occurs, each holder of a trust preferred security will have the right to exchange any or all of that holder's trust preferred securities for junior subordinated convertible debentures having a principal amount equal to the liquidation amount of such trust preferred securities and to simultaneously require AMG to repurchase such junior subordinated convertible debentures on the repurchase date at a repurchase price in cash equal to 100% of the principal amount of the junior subordinated convertible debentures that are exchanged for such holder's trust preferred securities, plus accrued and unpaid interest (including deferred interest and contingent interest, if any) on such junior subordinated convertible debentures to, but excluding, the repurchase date.

        A "change in control" shall be deemed to have occurred at such time as either of the following events shall occur:

  •
  There shall be consummated any consolidation or merger of AMG pursuant to which our common stock would be converted into cash, securities or other property, in each case other than a consolidation or merger of AMG in which the holders of AMG common stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of capital stock of the continuing or surviving corporation immediately after such consolidation or merger; or

  •
  There is a report on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person, including such person's affiliates or Associates (for these purposes only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of AMG common stock or other capital stock into which AMG common stock is reclassified or changed; provided, however, that a person shall not be deemed to be a beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any such person's affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder, or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act.

        Notwithstanding the foregoing provisions, a change in control shall not be deemed to have occurred by virtue of AMG, any subsidiary, any employee stock ownership plan or any other employee benefit plan of AMG or any subsidiary, or any person holding AMG common stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of AMG common stock, whether in excess of 50% or otherwise.

        "Associate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

        Notwithstanding the foregoing, it will not constitute a change in control if 100% of the consideration for our common stock (excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights and cash payment of the required cash payment, if any) in the transaction or transactions constituting the change in control consists of common stock traded on a United States national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the change in control, and as a result of such transaction or transactions the trust preferred securities become convertible solely into such common stock.

        Except as described above with respect to a change in control, none of the trust preferred securities, the junior subordinated convertible debentures or the agreements governing them will contain provisions that permit holders of trust preferred securities to require that AMG redeem the trust preferred securities or repurchase the junior subordinated convertible debentures in the event of, or otherwise prohibit AMG from undertaking, a merger, takeover, recapitalization or similar business combination or restructuring transaction. In addition, AMG could enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that could affect AMG's capital structure or the value of AMG common stock, but that would not constitute a change in control.

        As promptly as practicable following the date AMG publicly announces such transaction but in no event less than 15 days prior to the anticipated effective date of a change in control, AMG must give notice to each holder of a trust preferred security and the property trustee of the transaction that constitutes the change in control and of the resulting repurchase right, which notice must specify the repurchase date. To exercise the repurchase right, a trust preferred security holder must deliver irrevocable written notice to AMG, the trust and the property trustee and exchange agent of the holder's exercise of its repurchase right no later than the second business day prior to the repurchase date. The trust preferred securities will be exchanged for junior subordinated convertible debentures and simultaneously purchased by AMG on the repurchase date, which will be the 60th day following the effective date of the change of control.

        AMG will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the redemption of the trust preferred securities or the repurchase of the junior subordinated convertible debentures as a result of a change in control.

        AMG's ability to repurchase junior subordinated convertible debentures upon the occurrence of a change in control is subject to important limitations. The occurrence of a change in control could cause an event of default under, or be prohibited or limited by, the terms of AMG's senior indebtedness. As a result, any repurchase of the junior subordinated convertible debentures would, absent a waiver, be prohibited under the indenture until the senior indebtedness is paid in full. Further, there can be no assurance that AMG would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the junior subordinated convertible debentures that might be delivered by holders of junior subordinated convertible debentures seeking to exercise their repurchase right. Any failure by AMG to repurchase the junior subordinated convertible debentures when required following a change in control would result in an event of default under the indenture and the declaration of trust. Any such default may, in turn, cause a default under other AMG indebtedness.

Redemption

        If AMG repays or redeems, in whole or in part, any junior subordinated convertible debentures that have been issued to the trust, whether at maturity or earlier, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount of the trust preferred securities and (unless there is a debenture event of default) the common securities of the trust. For a description of when AMG can or is required to redeem the junior subordinated convertible debentures prior to maturity, see "Description of Junior Subordinated Convertible Debentures—Redemption."

        The property trustee will give you at least 20 days, but not more than 60 days, notice before the redemption date. The trust preferred securities and (unless there is a debenture event of default) common securities will be redeemed at a price equal to the sum of:

  •
  the liquidation amount of $50.00 per security; plus

  •
  accrued and unpaid distributions on the redeemed securities to the date of redemption.

        Accordingly, the redemption price of the trust preferred securities will correspond to the redemption prices of the junior subordinated convertible debentures. See "Description of Junior Subordinated Convertible Debentures—Redemption."

        If less than all of the trust preferred securities and common securities are redeemed, then the aggregate liquidation amount of trust preferred securities and common securities to be redeemed will be allocated pro rata based on their respective aggregate liquidation amounts, subject to the exceptions as described in "—Subordination of Common Securities."

        Trust preferred securities or portions thereof called for redemption will be convertible by the holder, until 5:00 p.m., New York City time, on the business day immediately preceding the date of redemption.

Redemption Procedures

        The trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all trust preferred securities for all quarterly distribution periods terminating on or prior to the date of redemption.

        Whenever AMG redeems junior subordinated convertible debentures, the trust will redeem the trust preferred securities and (unless there is a debenture event of default) the common securities at the redemption price with the proceeds that it receives from AMG's redemption of the junior subordinated convertible debentures. Any redemption of trust preferred securities will be made and the redemption price will be payable on the redemption date only to the extent that the trust has funds available to pay the redemption price.

        If AMG redeems less than all of the junior subordinated convertible debentures on a redemption date, then the property trustee will allocate the proceeds of the redemption on a pro rata basis among the trust preferred securities and among the common securities unless an event of default has occurred under the indenture, in which case no proceeds will be allocated to the common securities until the trust preferred securities are paid in full.

        If the trust gives a notice of redemption for the trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, with respect to:

  •
  trust preferred securities held by DTC or its nominees, the property trustee will deposit, or cause the paying agent to deposit, irrevocably with DTC funds sufficient to pay the redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities; and

  •
  trust preferred securities held in certificated form, if any, the property trustee will irrevocably deposit with the paying agent funds sufficient to pay the redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the trust preferred securities.

        The paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and AMG.

        In the event that any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay). However, if the next business day is in the next calendar year, the redemption price will be payable on the preceding business day.

        Notwithstanding the foregoing, distributions payable on or before the redemption date will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution payment dates. If the trust gives a notice of redemption and funds are deposited as required, then immediately prior to the close of business on the redemption date, distributions will cease to accrue on the trust preferred securities called for redemption, all rights of the holders of the trust preferred securities called for redemption will cease, except the right of the holders of the trust preferred securities to receive the redemption price, without further interest, and the trust preferred securities called to be redeemed will cease to be outstanding.

        If payment of the redemption price is improperly withheld or refused and not paid either by the trust or by AMG pursuant to the guarantee:

  •
  distributions on the trust preferred securities will continue to accumulate from the redemption date originally established by the trust to the date such redemption price is actually paid; and

  •
  the actual payment date will be the redemption date for purposes of calculating the redemption price.

        Notice of any redemption will be mailed between 20 and 60 days before the redemption date to each holder of trust preferred securities at its registered address. Any notice of redemption will be irrevocable.

        Subject to applicable law, AMG or its subsidiaries may at any time, and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Termination of AMG Capital Trust I and Distribution of Junior Subordinated Convertible Debentures

        AMG has the right at any time to terminate the trust and, after satisfying the liabilities owed to the trust's creditors, AMG will have the right to distribute the junior subordinated convertible debentures to the holders of the trust preferred securities and to AMG as holder of the common securities.

        If the junior subordinated convertible debentures are distributed to the holders of the trust preferred securities, AMG will use its reasonable efforts to cause the junior subordinated convertible debentures to be listed on the market or exchange on which the trust preferred securities are then listed, if any.

        Under current United States federal income tax law, and interpretations thereof and assuming that, as expected, the trust is treated as a grantor trust, a distribution of the debentures will not be a taxable event to the trust and/or to holders of the trust preferred securities. Should there be a change in law, a change in legal interpretation or other circumstances, however, the distribution of debentures could be a taxable event to holders of the trust preferred securities.

        The trust will automatically dissolve if:

  •
  specified bankruptcy events occur with respect to AMG, or AMG dissolves or liquidates:

  •
  AMG has given written directions to the property trustee to dissolve the trust (which direction is at AMG's option and, except as described above, wholly within AMG's discretion, as holder of the common securities) and distributes junior subordinated convertible debentures having a principal amount equal to the liquidation amount of the trust preferred securities and the common securities to holders of such securities;

  •
  the trust redeems all of the trust preferred securities and common securities in accordance with their terms;

  •
  the trust's term expires;

  •
  AMG common stock is distributed upon conversion of all outstanding trust preferred securities; or

  •
  a court of competent jurisdiction enters an order for the dissolution of the trust.

        If the trust is dissolved for any of the above reasons, except for a redemption of all trust preferred securities and the common securities of the trust or a conversion of all trust preferred securities into AMG common stock, the administrative trustees will liquidate the trust as quickly as they determine to be possible by distributing to holders of the trust preferred securities and the common securities, after satisfying the liabilities owed to the trust's creditors, junior subordinated convertible debentures having a principal amount equal to the liquidation amount of the trust preferred securities and the common securities of the trust, unless the property trustee determines that this distribution is not practicable. If the property trustee determines that this distribution is not practicable, the holders of the trust preferred securities will be entitled to receive an amount in cash or other immediately available funds equal to the aggregate of the liquidation amount, plus accumulated and unpaid distributions on the trust preferred securities to the date of payment out of the assets of the trust available for distribution to holders, after satisfying the liabilities owed to the trust's creditors as provided by applicable law. If such a distribution can be paid only in part because the trust has insufficient assets available to pay the full amount of that distribution, then the amounts payable shall be paid pro rata on the trust preferred securities and the common securities, except that if an event of default exists under the indenture, the trust preferred securities will have a priority over the common securities. See "—Subordination of Common Securities."

        After the liquidation date is fixed for any distribution of junior subordinated convertible debentures to holders of trust preferred securities:

  •
  the trust preferred securities will no longer be deemed to be outstanding;

  •
  DTC or its nominee, as the record holder of any such trust preferred securities, will receive in respect of each registered global certificate representing trust preferred securities a registered global certificate representing the junior subordinated convertible debentures to be delivered upon this distribution; and

  •
  any certificates representing trust preferred securities not held by DTC or its nominee, if any, will he deemed to represent junior subordinated convertible debentures having a principal amount equal to the liquidation amount of those trust preferred securities, bearing an interest rate identical to the distribution rate of those trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid distributions on those trust preferred securities until such certificates are presented to the administrative trustees or their agent for cancellation, in which case AMG will issue to those holders, and the debenture trustee will authenticate, a certificate representing the junior subordinated convertible debentures.

        We cannot assure you of the market prices for trust preferred securities that you purchase or junior subordinated convertible debentures that may be distributed to you in exchange for trust preferred securities if a dissolution and liquidation of the trust were to occur. Accordingly, the trust preferred securities that you purchase, or the junior subordinated convertible debentures that you may receive upon a dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.

Subordination of Common Securities

        The trust will pay all distributions, any redemption price, and any liquidation distribution to holders of the trust preferred securities and common securities pro rata based on the liquidation amount of the trust preferred securities and common securities held. However, if on any distribution date or redemption date, or at the time of a liquidation distribution, AMG is in default under the indenture, then the trust will not pay any distribution, redemption price, or liquidation distribution to AMG as holder of the common securities. In that event, the trust will make payments on the common securities only after making payment in full and in cash of all accumulated and unpaid distributions to holders of the outstanding trust preferred securities for all distribution periods terminating on or prior thereto, and in the case of payment of the redemption price or a liquidation distribution, the full amount of the redemption price or liquidation distribution to holders of the outstanding trust preferred securities then called for redemption or liquidation.

        In the case of any event of default under the trust agreement, AMG, as holder of all of the common securities, will be deemed to have waived any right to act with respect to the event of default until the effect of the event of default has been cured or waived. Until any event of default has been cured or waived, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on AMG's behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Payment of Expenses

        In the indenture, AMG, in its capacity as borrower, has agreed to pay all debts and obligations (other than distributions on the common securities and trust preferred securities) and all costs and expenses of the trust and to pay any and all taxes, duties, assessments or other governmental charges imposed on the trust by the United States or any other taxing authority and all fees and expenses related to the offering of the common securities and trust preferred securities. This includes, but is not limited to, all costs and expenses relating to the offering, sale and issuance of the junior subordinated convertible debentures, the common securities, the trust preferred securities and the guarantee, all costs and expenses relating to the organization of the trust, the fees and expenses of the property trustee, the Delaware trustee and the administrative trustees and all costs and expenses relating to the operation of the trust. AMG's promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against AMG, and AMG has agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the trust or any other person before proceeding against AMG. AMG will execute such additional agreements as may be necessary to give full effect to these promises.

Additional Amounts

        If at any time the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then AMG will be required to pay additional amounts on the junior subordinated convertible debentures. The additional amounts will be sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Events of Default; Notice

        A debenture event of default constitutes an event of default under the trust agreement. See "Description of Junior Subordinated Convertible Debentures—Debenture Events of Default."

        The trust agreement provides that within ten business days after the property trustee has actual knowledge that any such event of default has occurred, the property trustee will give notice of the event of default to the holders of the trust preferred securities, the administrative trustees and AMG, unless the event of default has been cured or waived. AMG and the trust, through the administrative trustees, are required to file annually with the property trustee a certificate as to whether AMG and the administrative trustees have complied with the applicable conditions and covenants of the trust agreement.

        Upon the occurrence and continuance of any debenture event of default, the property trustee as sole holder of the junior subordinated convertible debentures, will have the right under the indenture to declare the principal amount of the junior subordinated convertible debentures due and payable. If the property trustee fails to enforce its rights under the junior subordinated convertible debentures in respect of a debenture event of default after a holder of trust preferred securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against AMG to enforce the property trustee's rights under the junior subordinated convertible debentures. In addition, if AMG fails to pay the interest or principal (including compounded interest and additional sums, if any) on the junior subordinated convertible debentures on the due date (or, in connection with a redemption, failure to pay the redemption price on the redemption date), a holder of trust preferred securities may institute a direct action against AMG for enforcement of payment to that holder of such amounts due on the junior subordinated convertible debentures having a principal amount equal to the total liquidation amount of that holder's trust preferred securities. Except as provided in this paragraph, holders of trust preferred securities will not be able to exercise directly any other remedy available to holders of the junior subordinated convertible debentures.

        If a debenture event of default exists, the trust preferred securities will have a preference over the common securities. A debenture event of default does not entitle the holders of trust preferred securities to require the redemption of the trust preferred securities.

Removal of Trustees

        Unless a debenture event of default exists, AMG may remove the property trustee and the Delaware trustee at any time. If a debenture event of default exists, the property trustee and the Delaware trustee may be removed only by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, because these voting rights are vested exclusively in AMG, as the holder of all of the common securities. No resignation or removal of the property trustee or the Delaware trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the trust agreement.

Merger or Consolidation of Trustees

        If the property trustee, the Delaware trustee or any administrative trustee that is not a natural person is merged, converted or consolidated into another entity, or any such trustee is a party to a merger, conversion or consolidation which results in a new entity, or an entity succeeds to all or substantially all of the corporate trust business of any such trustee, the new entity shall be the successor of the respective trustee under the trust agreement, provided that the entity is otherwise qualified and eligible.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of AMG Capital Trust I

        The trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease all or substantially all of its properties and assets to any corporation or other entity, except as described below. The trust may, at AMG's request, as holder of the common securities, and with the consent of the administrative trustees but without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to a trust organized as such under the laws of any State; provided that:

  •
  the successor trust (if not the original trust) either (i) expressly assumes all of the obligations of AMG Capital Trust I with respect to the trust preferred securities and the common securities; or (ii) substitutes securities for the trust preferred securities that have substantially the same terms as the trust preferred securities so long as the substitute securities rank equal to the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  if the successor trust is not the original trust, AMG appoints a trustee of the successor trust possessing the same powers and duties as the property trustee with respect to the junior subordinated convertible debentures;

  •
  any substitute securities are listed or quoted, or any substitute securities will be listed or quoted upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed or quoted, if any;

  •
  if the trust preferred securities or junior subordinated convertible debentures are rated by any nationally recognized statistical rating organization prior to such transaction, the transaction does not cause any of those securities or any substitute securities to have a lower rating than the trust preferred securities or junior subordinated convertible debentures;

  •
  the transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any substitute securities) in any material respect;

  •
  the successor (if not the original trust) has a purpose substantially identical to that of the original trust;

  •
  prior to the transaction, AMG received an opinion from independent counsel to the trust experienced in such matters to the effect that:

  (i)
  the transaction does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any substitute securities) in any material respect;

  (ii)
  following the transaction, neither the trust nor any successor will be an investment company under the Investment Company Act; and

  (iii)
  following the transaction, the trust continues to be, and any successor will be, classified as a grantor trust for United States federal income tax purposes; and

  •
  AMG, or any permitted successor or assignee, owns all of the common securities of any successor and guarantees the obligations of such successor under any substitute securities at least to the extent provided by the guarantee.

        Notwithstanding the foregoing, the trust may not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease all or substantially all of its properties and assets to, any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the transaction would cause AMG Capital Trust I or the successor not to be classified as a grantor trust for United States federal income tax purposes or would cause any holder of the trust preferred securities not to be treated as owning an undivided beneficial interest in the junior subordinated convertible debentures.

  Voting Rights; Amendment of the Trust Agreement

        Except under limited circumstances and as otherwise required by law and the trust agreement, the holders of the trust preferred securities will have no voting rights.

        AMG, as holder of the common securities, together with the property trustee and the administrative trustees, as applicable, may amend the trust agreement from time to time, without the consent of the holders of the trust preferred securities, to:

  •
  provide for the acceptance of appointment by a successor trustee;

  •
  cure any ambiguity, correct or supplement any provisions in the trust agreement that may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement;

  •
  modify, eliminate or add to any provisions of the trust agreement as is necessary to ensure that at all times that any trust preferred securities are outstanding, the trust will be classified as a grantor trust for United States federal income tax purposes, or to ensure that the trust will not be an investment company under the Investment Company Act; or

  •
  add to the covenants, restrictions or obligations of AMG in its capacity as holder of the common securities of the trust;

provided, however, that the amendment would not adversely affect in any material respect the interests of the holders of the trust preferred securities and any amendments to the trust agreement shall become effective when notice thereof is given to holders of the trust preferred securities.

        AMG, as holder of the common securities, together with the trustees, may amend the trust agreement with the consent of holders of a majority in liquidation amount of the outstanding trust preferred securities and common securities; provided that, if any amendment would adversely affect only the holders of the trust preferred securities or the common securities, then only the affected class shall be entitled to vote on such amendment and such amendment shall not be effective except with the approval of a majority in liquidation amount of such class of securities affected thereby.

        However, without the consent of each affected holder of trust preferred securities and common securities, no amendment may:

  •
  change the amount or timing of any distribution on the trust preferred securities or common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities or common securities as of a specified date;

  •
  change the conversion rate of the trust preferred securities except as provided in the indenture;

  •
  change any of the redemption provisions; or

  •
  restrict the right of a holder of trust preferred securities or common securities to sue for the enforcement of any payment on or after the specified date.

        Notwithstanding the foregoing, any amendment to the trust agreement will be conditioned upon receipt by the trustees of an opinion of counsel experienced in such matters to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust's status as being a grantor trust for United States federal income tax purposes or the trust's exemption from status as an investment company under the Investment Company Act.

        So long as the property trustee holds any junior subordinated convertible debentures, the trustees may not, without obtaining the prior consent of the holders of a majority in liquidation amount of all outstanding trust preferred securities:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or execute any trust or power conferred on the debenture trustee with respect to the junior subordinated convertible debentures;

  •
  waive certain past defaults under the indenture;

  •
  exercise any right to rescind or annul a declaration accelerating the maturity of the principal of the junior subordinated convertible debentures; or

  •
  consent to any amendment, modification or termination of the indenture or the junior subordinated convertible debentures, where such consent shall be required;

provided further, where a consent under the indenture would require the consent of holders of more than a majority of the aggregate principal amount of junior subordinated convertible debentures affected thereby, only the holders of the percentage of that aggregate stated liquidation amount of the trust preferred securities which is at least equal to the percentage required under the indenture may direct the property trustee to give such consent; provided further that, if a debenture event of default has occurred and is continuing, then holders of 25% of the aggregate liquidation amount of the trust preferred securities may direct the property trustee to declare the principal of and interest or other required payments on the junior subordinated convertible debentures due and payable.

        The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities, except by subsequent vote of such holders. The property trustee shall notify each holder of trust preferred securities of any notice of default with respect to the junior subordinated convertible debentures. In addition to obtaining the approvals of the holders of the trust preferred securities, the property trustee shall be under no obligation to take any of the foregoing actions (except with respect to directing the time, method and place of conducting a proceeding for a remedy) unless the property trustee has obtained an opinion of counsel experienced in such matters to the effect that the trust will not fail to be classified as a grantor trust for United States federal income tax purposes after taking the action into account and each holder will be treated as owning an undivided beneficial interest in the junior subordinated convertible debentures.

        Any required approval of holders of trust preferred securities may be given at a meeting of the holders convened for the purpose of approving the matter or pursuant to written consent. The property trustee will cause a notice to be given of any meeting at which holders of trust preferred securities are entitled to vote or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of trust preferred securities in accordance with the trust agreement.

        No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel the trust preferred securities in accordance with the trust agreement.

        Notwithstanding that holders of the trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by AMG, the trust, the trustees or any affiliates thereof shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Information Concerning the Property Trustee

        LaSalle Bank National Association is currently serving as the property trustee under the trust agreement. The property trustee has undertaken to perform only the duties specifically set forth in the trust agreement. If there is an event of default under the trust agreement that is continuing, the property trustee must enforce the trust agreement for the benefit of the holders of trust preferred securities and exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is not obligated to exercise any of the powers vested in it by the trust agreement at the request of any holder of trust preferred securities, unless it is offered indemnity reasonably satisfactory to it against the costs, expenses and liabilities that it might incur. If no event of default exists and the property trustee is required to decide between alternative courses of action or to construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the trust preferred securities or the common securities are entitled under the trust agreement to vote, then the property trustee shall take such action as directed by AMG and, if not directed, shall take such action as it deems advisable and in the best interests of the holders of the trust preferred securities and will have no liability, except for its own bad faith, negligence or willful misconduct.

Registrar, Transfer Agent and Conversion Agent

        The property trustee is also acting as registrar, transfer agent and conversion agent for the trust preferred securities.

        Registration of transfers or exchanges of trust preferred securities can be effected without charge by or on behalf of the trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange, the trust may charge a sum sufficient to cover any such payment. If the trust preferred securities are to be redeemed in part, the trust will not be required to:

  •
  issue, register the transfer of or exchange any trust preferred securities during a period beginning at the opening of business 15 days before the day of the mailing of the relevant notice of redemption and ending at the close of business on the day of such mailing or

  •
  register the transfer or exchange of any trust preferred securities so selected for redemption, except in the case of any trust preferred securities being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agent

        Payments in respect of the global certificates shall be made to DTC or its nominee, and DTC shall credit the relevant accounts at DTC on the applicable distribution, redemption or other payment dates or, if the trust preferred securities are not represented by one or more global certificates, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register in respect of the registrar. The paying agent (the "trust preferred securities paying agent") is initially the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and AMG. The trust preferred securities paying agent is permitted to resign as trust preferred securities paying agent upon 30 days' written notice to the administrative trustees. In the event that the property trustee shall no longer be the trust preferred securities paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to AMG) to act as trust preferred securities paying agent.

Miscellaneous

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the trust so that:

  •
  the trust will not be deemed to be an investment company under the Investment Company Act;

  •
  the trust will be classified as a grantor trust for United States federal income tax purposes; and

  •
  the junior subordinated convertible debentures will be treated as AMG's indebtedness for United States federal income tax purposes.

        AMG and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of AMG Capital Trust I or the trust agreement, that AMG and the administrative trustees determine in their discretion is necessary or desirable for such purposes, as long as it does not materially adversely affect the interests of the holders of the trust preferred securities.

        The trust agreement provides that holders of the trust preferred securities have no preemptive or similar rights to subscribe for any additional trust preferred securities and the issuance of trust preferred securities is not subject to preemptive or similar rights.

        The trust may not, among other things, borrow money, issue debt, execute mortgages, pledge any of its assets or reinvest proceeds derived from its investments.

Governing Law

        The trust agreement and the trust preferred securities are governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES

        We have summarized below certain of the terms and provisions of the junior subordinated convertible debentures. This summary is not a complete description of all of the terms and provisions of the junior subordinated convertible debentures. For more information, we refer you to the indenture, the form of the junior subordinated convertible debentures and the Trust Indenture Act because they, and not this description, define the rights of holders of the junior subordinated convertible debentures. You may request copies of the indenture and the form of the junior subordinated convertible debentures at our address shown under the caption "Incorporation by Reference."

General

        Concurrently with the issuance of its trust preferred securities, the trust invested the proceeds from the sale of the trust preferred securities and the consideration AMG paid for the common securities in junior subordinated convertible debentures that AMG issued to the trust. The junior subordinated convertible debentures are in an aggregate principal amount equal to the aggregate stated liquidation amount of the trust preferred securities and common securities. The junior subordinated convertible debentures are unsecured and rank equally with all of AMG's other future junior subordinated convertible indebtedness and junior to all of AMG's existing and future senior indebtedness. The junior subordinated convertible debentures will mature on April 15, 2036 unless redeemed earlier and are not subject to a sinking fund provision.

Interest Payments

        The junior subordinated convertible debentures bear interest at the annual rate of 5.10% of the principal amount thereof, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year to the person in whose name each junior subordinated convertible debenture is registered, subject to certain exceptions, as of 5:00 p.m., New York City time, on the first day of the month, whether or not a business day, in the month in which the relevant interest payment date occurs. The first interest payment date for the junior subordinated convertible debentures will be July 15, 2006. The period beginning on and including the date the junior subordinated convertible debentures are first issued and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next interest payment date is an interest period.

        Interest payments not paid when due will themselves accrue additional interest compounded quarterly at the annual rate of 5.10% on the amount of unpaid interest to the extent permitted by law. The term "interest payments" as used in this prospectus, unless otherwise stated, includes quarterly interest payments and interest on quarterly interest payments not paid on the applicable interest payment date as well as special distributions described in "—Contingent Interest", "Description of the Trust Preferred Securities—Additional Amounts" and "Description of the Registration Rights Agreement." The amount of interest payable on the junior subordinated convertible debentures will be based on a 360-day year of twelve 30-day months. In the event that any interest payment date would otherwise fall on a day that is not a business day, the required payment will be made on the next business day (without any interest or other payment due to the delay) with the same force and effect as if made on the originally specified date. However, if the next business day is in the next calendar year, payment of interest will be made on the preceding business day.

        The interest payment provisions for the junior subordinated convertible debentures correspond to the distribution provisions of the trust preferred securities.

Extension of Interest Payment Period

        So long as AMG is not in default in the payment of interest on the junior subordinated convertible debentures, AMG has the right, at any time and from time to time during the term of the junior subordinated convertible debentures, to defer payments of interest, other than contingent interest, by extending the interest payment period for a period not exceeding 20 consecutive quarters or extending beyond the stated maturity of the junior subordinated convertible debentures (or any date of redemption therefor), during which deferral period no interest will be due and payable. A deferral period may not end on a date other than an interest payment date. At the end of the deferral period, AMG shall pay all interest then accrued and unpaid, together with interest thereon compounded quarterly at the then applicable rate for the junior subordinated convertible debentures to the extent permitted by applicable law. Prior to the termination of any such deferral period, AMG may further extend such deferral period; provided that such deferral period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the stated maturity of the junior subordinated convertible debentures (or any date of redemption therefor). Upon the termination of any deferral period and the payment of all amounts then due, AMG may commence a new deferral period, subject to the above requirements. No interest shall be due and payable during any deferral period, except at the end thereof. If AMG defers interest payments on the junior subordinated convertible debentures, the trust will defer quarterly distributions on the trust preferred securities during the deferral period subject to the above requirements. AMG has no present intention of exercising its right to defer payments of interest on the junior subordinated convertible debentures.

        If the property trustee shall be the only holder of the junior subordinated convertible debentures, AMG shall give the administrative trustees, the property trustee and the debenture trustee notice of its election to defer interest payments or to extend a deferral period at least five business days prior to the earlier of:

  •
  the next date on which distributions on the trust preferred securities are payable, or

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  the date the property trustee is required to give notice of the record date or the payment date of such related distributions for the first quarter of such deferral period to any national stock exchange or other organization on which the trust preferred securities are listed or quoted, if any, or to holders of the trust preferred securities as of the record date or the distribution date.

        The property trustee will notify holders of the trust preferred securities of AMG's election to begin a new or extend a deferral period.

        If the property trustee shall not be the only holder of the junior subordinated convertible debentures, AMG shall give the holders of the junior subordinated convertible debentures notice of its election to defer interest payments or to extend a deferral period at least ten business days prior to the earlier of:

  •
  the interest payment date for the first quarter of such deferral period, or

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  the date upon which AMG is required to give notice of the record date or payment date of such related interest payment for the first quarter of such deferral period to any national stock exchange or other organization on which the junior subordinated convertible debentures are listed or quoted, if any, or to holders of the junior subordinated convertible debentures as of the record date or the distribution date.

        For a discussion on United States federal income tax consequences and special considerations applicable to any junior subordinated convertible debentures issued to the trust for which a deferral period has been elected see "Material United States Federal Income Tax Considerations."

Contingent Interest

        Subject to the accrual and record date provisions described below, AMG will pay contingent interest to the holders of the junior subordinated convertible debentures during any quarterly period from January 16 to April 15, April 16 to July 15, July 16 to October 15 and October 16 to January 15, commencing April 16, 2011, if the average market price for a trust preferred security (or for $50.00 principal amount of junior subordinated convertible debentures, if the trust has been dissolved and the junior subordinated convertible debenture have been distributed to the holders of the trust preferred securities) for the ten trading days ending on the third trading day immediately preceding the first day of the relevant quarterly period equals 130% or more of the liquidation amount per trust preferred security of $50.00 (or the $50.00 principal amount of such junior subordinated convertible debenture). The contingent distribution payable per $50.00 principal amount of junior subordinated convertible debentures in respect of any quarterly period in which contingent interest is payable will equal the annual rate of 0.25% of the average market price of a trust preferred security (or $50.00 principal amount of junior subordinated convertible debentures) for the ten trading day measurement period.

        Contingent interest, if any, will accrue and be payable to holders of junior subordinated convertible debentures as of the 15th day preceding the last day of the relevant quarterly period. Such payments will be paid on the last day of the relevant quarterly period.

        The "market price" of the trust preferred securities (or of the junior subordinated convertible debentures, if the trust has been dissolved and the junior subordinated convertible debentures have been distributed to the holders of the trust preferred securities) on any date of determination means the average of the secondary market bid quotations per trust preferred security (or per $50.00 principal amount of junior subordinated convertible debentures) obtained by the bid solicitation agent (which shall initially be the debenture trustee) for 50,000 trust preferred securities (or $2,500,000 principal amount of junior subordinated convertible debentures) at approximately 4:00 p.m., New York City time, on such date of determination from three independent nationally recognized securities dealers we select; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for 50,000 trust preferred securities (or $2,500,000 principal amount of junior subordinated convertible debentures) from a nationally recognized securities dealer or in AMG's reasonable judgment the bid quotations are not indicative of the secondary market value of the trust preferred securities (or the junior subordinated convertible debentures), then the market price of the trust preferred securities (or the junior subordinated convertible debenture) will equal (a) the then applicable conversion rate of the junior subordinated convertible debentures multiplied by (b) the average closing price of AMG common stock on the ten trading days ending on such determination date.

        Upon determination that holders of junior subordinated convertible debentures will be entitled to receive contingent interest during a relevant quarterly period, AMG will issue a press release and use its reasonable efforts to post such information on its website or through such other public medium as it may use at that time.

Redemption

        AMG may redeem the junior subordinated convertible debentures prior to maturity:

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  in whole at any time or in part from time to time on or after April 15, 2011 if the closing price of AMG common stock for 20 trading days in a period of 30 consecutive trading days ending on the trading day prior to the mailing of the notice of redemption exceeds 130% of the trust preferred securities conversion price then in effect; or

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  in whole, but not in part, at any time following a change in investment company or tax laws as described below that adversely affects the status of the trust, the trust preferred securities or the junior subordinated convertible debentures.

        The redemption price will be equal to 100% of the principal amount to be redeemed, plus accrued and unpaid interest and other amounts to the date of redemption.

        A change in the investment company law means AMG and the trust shall have received an opinion of independent securities counsel experienced in such matters to the effect that, as a result of:

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  any amendment to, or change (including any announced prospective change) in, any laws or regulations of the United States or any rules, guidelines or policies of any applicable regulatory agency or authority; or

  •
  any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the trust preferred securities are first issued, the trust is, or within 90 days of the date of the opinion will be, considered an investment company that is required to be registered under the Investment Company Act.

        A change in tax law means AMG and the trust shall have received an opinion of independent tax counsel experienced in such matters to the effect that, as a result of:

  •
  any amendment to, change in or announced prospective change in, the laws (or regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein; or

  •
  any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations,

which amendment or change is effective or which pronouncement or decision is announced on or after the date the trust preferred securities are initially issued and sold, there is more than an insubstantial risk that:

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  the trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to any interest received or accrued on the junior subordinated convertible debentures;

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  interest payable by AMG on the junior subordinated convertible debentures is not, or within 90 days of the date of such opinion will not be, deductible by AMG, in whole or in part, for United States federal income tax purposes; or

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  the trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimisamount of other taxes, duties or other governmental charges.

        AMG will mail any notice of redemption at least 20 and no more than 60 days before the redemption date to each holder of junior subordinated convertible debentures to be redeemed at its registered address. Unless AMG defaults in payment of the redemption price, on the redemption date interest shall cease to accrue on the junior subordinated convertible debentures called for redemption.

Restrictions on Certain Payments

        AMG has agreed that if:

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  at the time an event has occurred that with the giving of notice or the lapse of time, or both, would constitute a debenture event of default and AMG has not taken reasonable steps to cure the event;

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  AMG is in default with respect to payment of any obligations under the guarantee relating to the trust preferred securities; or

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  AMG has given notice of its intention to begin an interest deferral period and has not rescinded the notice, or any deferral period is continuing;

then AMG will not and will not permit any of its subsidiaries to:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of AMG's capital stock;

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  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of AMG's debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated convertible debentures; or

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  make any guarantee payments with respect to any guarantee by AMG of the debt securities of any of AMG's subsidiaries (including other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated convertible debentures.

        Notwithstanding the foregoing, the following is permitted:

  •
  a payment of dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of its common stock;

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  a declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto;

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  a payment under the guarantee;

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  a reclassification of AMG's capital stock or the exchange or conversion of one class or series of AMG's capital stock for another class or series of AMG's capital stock;

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  the purchase of fractional interests in shares of AMG's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged: and

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  the purchase of AMG common stock pursuant to any of AMG's employee, director or agent benefit plans, dividend reinvestment plans, stock purchase plans or any other contractual obligation of AMG other than a contractual obligation ranking equally with or junior to the junior subordinated convertible debentures.

Conversion of Junior Subordinated Convertible Debentures

        The junior subordinated convertible debentures are convertible into AMG common stock at the option of the holders thereof at any time prior to 5:00 p.m., New York City time, on the business day immediately preceding the date of repayment of the junior subordinated convertible debentures, whether at stated maturity or upon redemption, at the conversion rate as adjusted as described under "Description of the Trust Preferred Securities—Conversion Rights." The obligation of AMG to deliver shares of AMG common stock upon conversion of the junior subordinated convertible debentures will be subject to AMG's right deliver cash in lieu of all or a portion of the shares of AMG common stock as described under "Description of the Trust Preferred Securities—Settlement Upon Conversion—

General" and to AMG's right to irrevocably elect to deliver cash up to the principal amount of junior subordinated convertible debentures submitted for conversion as described under "Description of the Trust Preferred Securities—Settlement Upon Conversion—Net Share Settlement." The trust has agreed not to convert junior subordinated convertible debentures held by it except pursuant to a notice of conversion delivered to the conversion agent by a holder of trust preferred securities in the manner described under "Description of the Trust Preferred Securities—Conversion Rights." Upon surrender of a trust preferred security to the conversion agent for conversion, the trust will distribute $50.00 principal amount of the junior subordinated convertible debentures per trust preferred security to the conversion agent on behalf of the holder electing to convert the trust preferred securities. The conversion agent will then convert the junior subordinated convertible debentures into cash and /or shares of AMG common stock on behalf of such holder. The conversion agent's delivery to the holders of the junior subordinated convertible debentures of the cash and/or shares of AMG common stock into which the junior subordinated convertible debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy AMG's obligation to pay the principal amount of the junior subordinated convertible debentures so converted and any accrued and unpaid interest thereupon attributable to the period from the last date to which interest has been paid.

        If any junior subordinated convertible debentures are converted after a record date for an interest payment and on or before the related interest payment date, the interest payment with respect to such junior subordinated convertible debentures will be paid on the related interest payment date to the trust (which will distribute an equivalent amount to the holder of such trust preferred securities on the related record date) or other holder of junior subordinated convertible debentures, as the case may be. Except in the case of junior subordinated convertible debentures called for redemption on a redemption date between a record date and a related payment date (and except as set forth in the following paragraph), the holder of such junior subordinated convertible debentures must deliver an amount equal to the interest payable on the related interest payment date prior to receiving the cash and/or shares of AMG common stock into which the junior subordinated convertible debentures are convertible.

        If any junior subordinated convertible debentures are delivered for conversion during a deferral period by a holder after receiving a notice of redemption from the property trustee, AMG will be required to pay to the trust or other holder of the debentures so converted all accrued and unpaid interest, if any, on such junior subordinated convertible debentures through the date of conversion and such amount may be retained by the holders of the junior subordinated convertible debentures so converted. This amount will then be simultaneously distributed to the holders of the trust preferred securities delivered for conversion. Except as provided above, neither the trust nor AMG will make, or be required to make, any payment, allowance or adjustment for accumulated and unpaid interest, whether or not in arrears, on the junior subordinated convertible debentures surrendered for conversion.

Change in Control

        If a change in control occurs, each holder of junior subordinated convertible debentures will be entitled to require AMG to repurchase such junior subordinated convertible debentures on the repurchase date at a repurchase price in cash equal to 100% of the principal amount of the junior subordinated convertible debentures to be repurchased, plus accrued and unpaid interest (including deferred interest and contingent interest, if any) on such junior subordinated convertible debentures to, but excluding, the repurchase date, all as described under "Description of the Trust Preferred Securities—Change in Control."

        As promptly as practicable following the date AMG publicly announces such transaction but in no event less than 15 days prior to the anticipated effective date of a change in control, AMG must give notice to each holder of a junior subordinated convertible debenture of the transaction that constitutes the change in control and of the resulting repurchase right, which notice must also specify the repurchase date. To exercise the repurchase right, a holder of junior subordinated convertible debentures must deliver irrevocable written notice to AMG and the indenture trustee of the holder's exercise of its repurchase right no later than the second business day prior to the repurchase date. The junior subordinated convertible debentures will be purchased by AMG on the repurchase date, which will be the 60th day following the effective date of the change of control.

        AMG will comply with the requirements of the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the junior subordinated convertible debentures as a result of a change in control.

Distribution and Liquidation

        As described in "Description of the Trust Preferred Securities—Termination of AMG Capital Trust I and Distribution of Junior Subordinated Convertible Debentures," under certain circumstances junior subordinated convertible debentures may be distributed to the holders of the trust preferred securities and common securities in liquidation of the trust after satisfaction of liabilities to creditors of the trust. There can be no assurance as to the market price of any junior subordinated convertible debentures that may be distributed to the holders of trust preferred securities.

Form, Registration and Transfer

        AMG anticipates that, until the liquidation, if any, of the trust, each junior subordinated convertible debenture will be held by the property trustee in trust for the benefit of the holders of the trust preferred securities and common securities. If the junior subordinated convertible debentures are distributed to the holders of the trust preferred securities, the junior subordinated convertible debentures may be represented by one or more global certificates registered in the name of Cede & Co., as the nominee of DTC. The depository arrangements for such junior subordinated convertible debentures are expected to be substantially similar to those in effect for the trust preferred securities. For a description of DTC and depository arrangements, see "Book-Entry Issuance."

Payment and Paying Agents

        Payment of principal of and interest on the junior subordinated convertible debentures will be made at the office of the debenture trustee or at the office of such paying agent or paying agents as AMG may designate from time to time (except if the junior subordinated convertible debentures are held by the property trustee). However, AMG has the option to make payment of any interest, except in the case of junior subordinated convertible debentures in global form:

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  by check mailed to the address of the person or entity entitled to the interest payment as such address shall appear in the register for the junior subordinated convertible debentures; or

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  by transfer to an account maintained by the person or entity entitled to the interest payment as specified in the register, provided that proper transfer instructions have been received by the relevant record date.

        Payment of any interest on any junior subordinated convertible debenture will be made to the person or entity in whose name the junior subordinated convertible debenture is registered at 5:00 p.m., New York City time, on the record date for the interest payment date, except in the case of defaulted interest. Interest payable on the maturity date of the junior subordinated convertible debenture will be paid to the person to whom principal is paid.

        AMG may at any time designate additional paying agents or rescind the designation of any paying agent; however, AMG will always be required to maintain a paying agent in New York, New York.

        Any moneys deposited with the debenture trustee or any paying agent, or then held by AMG, in trust for the payment of the principal of or interest on any junior subordinated convertible debenture and remaining unclaimed for two years after such principal or interest has become due and payable shall, at AMG's request, be repaid to AMG and the holder of the junior subordinated convertible debenture shall thereafter look, as a general unsecured creditor, only to AMG for payment.

Modification of Indenture

        From time to time and at any time, AMG, together with the debenture trustee, may, without the consent of the holders of junior subordinated convertible debentures, amend the indenture for specified purposes, including, among other things, adding to AMG's covenants, restrictions or other obligations or to the events of default, curing ambiguities, defects or inconsistencies, qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act or ensuring that the trust will not be required to register as an investment company under the Investment Company Act of 1940, provided that any amendment to the indenture does not materially adversely affect the interests of the holders of junior subordinated convertible debentures or cause the trust to be treated as other than a grantor trust for United States federal income tax purposes.

        The indenture permits AMG and the debenture trustee, with the consent of the holders of a majority in aggregate principal amount of the junior subordinated convertible debentures, to make other modifications to the indenture in a manner affecting the rights of the holders of the junior subordinated convertible debentures. However, without the consent of each junior subordinated convertible debenture holder affected, no amendment may:

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  change the stated maturity date, or reduce the principal amount of, or any installment of principal of or interest on the junior subordinated convertible debentures;

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  reduce the rate or extend the time of payment of interest, including contingent interest;

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  change any of the redemption provisions;

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  change the conversion rate, except as provided in the indenture with respect to adjustments of the conversion rate, or otherwise change the right to convert junior subordinated convertible debentures in a manner that would be adverse to holders of the junior subordinated convertible debentures;

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  make the principal of, or interest payment, including any payment in respect of contingent interest, on the junior subordinated convertible debentures payable in any coin or currency other than that provided in the junior subordinated convertible debentures;

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  change any obligation of AMG to maintain an office or agency in the places and for the purposes required by the indenture or change the place of payment where the junior subordinated convertible debentures or any premium or interest payment thereon is payable;

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  impair or affect the right of any holder of junior subordinated convertible debentures to institute suit for the payment thereof;

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  reduce the percentage of the principal amount of the junior subordinated convertible debentures required to consent to modify or amend the indenture or for any waiver of compliance with certain provisions of the indenture or for waiver of certain defaults;

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  make any change adverse to a holder with respect to the subordination provisions; or

  •
  modify any of the foregoing provisions.

        If the junior subordinated convertible debentures are held by the trust, no such modification or amendment referred to in this paragraph shall be effective until the holders of not less than a majority of the aggregate liquidation amount of the trust preferred securities and common securities of the trust shall have consented to such modification or amendment; provided that, where a consent under the indenture would require the consent of the holders of more than a majority of the principal amount of the junior subordinated convertible debentures, such modification or amendment shall not be effective until the holders of at least the same proportion in aggregate stated liquidation amount of the trust preferred securities and common securities of the trust shall have consented to such modification or amendment.

Additional Amounts

        If at any time the trust is required to pay any taxes, duties, assessments or governmental charges of whatever nature, other than withholding taxes, imposed by the United States, or any other taxing authority, then AMG will be required to pay additional amounts on the junior subordinated convertible debentures. The additional amounts will be sufficient so that the net amounts received and retained by the trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the trust would have received had no such taxes, duties, assessments or other governmental charges been imposed. This means that the trust will be in the same position it would have been if it did not have to pay such taxes, duties, assessments or other charges.

Debenture Events of Default

        A "debenture event of default" with respect to the junior subordinated convertible debentures will occur upon

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  AMG's failure for 30 days to pay any interest, including contingent interest, compounded interest and additional sums, if any, on the junior subordinated convertible debentures when due, whether or not such payment is prohibited by the subordination provisions of the indenture, or any other debentures similar to the junior subordinated convertible debentures; provided, however, that a valid deferral of the interest payment period does not constitute a default in the payment of interest;

  •
  AMG's failure to pay any principal on the junior subordinated convertible debentures when due, whether at maturity, upon redemption, or otherwise, whether or not such payment is prohibited by the subordination provisions of the indenture, or any other debentures similar to the junior subordinated convertible debentures;

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  AMG's failure to satisfy its conversion obligation upon exercise of a holder's conversion right;

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  AMG's breach of a covenant contained in the indenture for 90 days after written notice to AMG from the debenture trustee or to AMG and the debenture trustee from the holders of at least 25% in aggregate outstanding principal amount of the junior subordinated convertible debentures;

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  certain events related to AMG's bankruptcy, insolvency or reorganization; or

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  the voluntary or involuntary dissolution, winding-up, or termination of the trust, except in connection with (i) the distribution of junior subordinated convertible debentures to the holders of trust preferred securities and common securities of the trust in liquidation of the trust, (ii) the redemption or conversion of all outstanding trust preferred securities and common securities of the trust and (iii) mergers, consolidations or amalgamations in accordance with the terms and conditions set forth under "Description of the Trust Preferred Securities—Mergers, Consolidations, Conversions, Amalgamations or Replacements of AMG Capital Trust I," each as permitted by the trust agreement.

        The holders of a majority in aggregate outstanding principal amount of the junior subordinated convertible debentures have, subject to certain exceptions, the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated convertible debentures may declare the principal and all accrued and unpaid interest due and payable immediately upon a debenture event of default and, should the debenture trustee or such holders fail to make such a declaration, the holders of at least 25% in the aggregate liquidation amount of the trust preferred securities will have such right. The holders of a majority in aggregate outstanding principal amount of the junior subordinated convertible debentures may annul this declaration and waive the default if the default (other than the non-payment of the principal of the junior subordinated convertible debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee. If the holders of such junior subordinated convertible debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation amount of the trust preferred securities shall have such right.

        Prior to any declaration accelerating the maturity of the junior subordinated convertible debentures, the holders of a majority in aggregate outstanding principal amount of the junior subordinated convertible debentures affected may, on behalf of the holders of all of the junior subordinated convertible debentures, waive any past default, except:

  •
  a default in the payment of principal or interest (including compounded interest, contingent interest and additional sums, if any); or

  •
  a default in respect of a covenant or provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated convertible debenture.

        Such waiver shall not be effective until the holders of a majority in aggregate stated liquidation amount of trust preferred securities and common securities of the trust shall have consented to such waiver; provided further that, where a consent under the indenture would require the consent of the holders of more than a majority principal amount of the junior subordinated convertible debentures, such waiver shall not be effective until the holders of at least the same portion in aggregate stated liquidation amount of the trust preferred securities and common securities of the trust shall have consented to such waiver.

        The indenture requires that AMG file with the debenture trustee a certificate annually as to the absence of defaults specified under the indenture.

        The indenture provides that the debenture trustee may withhold notice of a debenture event of default from the holders of junior subordinated convertible debentures if the debenture trustee considers it in the interest of the holders to do so.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

        If a debenture event of default exists that is attributable to AMG's failure to pay the principal of, or interest on, the junior subordinated convertible debentures on the due date (or in connection with a redemption, failure to pay the redemption price on the redemption date), a holder of trust preferred securities may institute a direct action against AMG to compel it to make such payment. AMG may not amend the indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. Notwithstanding any payments that AMG makes to a holder of trust preferred securities in connection with a direct action, AMG shall remain obligated to pay the principal of and interest on the junior subordinated convertible debentures, and AMG shall be subrogated to the rights of the holder of the trust preferred securities with respect to payments on the trust preferred securities to the extent that AMG makes any payments to a holder in any direct action.

        The holders of the trust preferred securities will not be able to exercise directly any remedies, other than those described in the above paragraph, available to the holders of the junior subordinated convertible debentures, unless an event of default exists under the trust agreement.

Consolidation, Merger, Sale of Assets and Other Transactions

        The indenture provides that AMG may not consolidate with or merge into any other person or convey, transfer or lease all or substantially all of its assets to any person, and no person may consolidate with or merge into AMG or convey, transfer or lease all or substantially all of its assets to AMG, unless:

  •
  in case AMG consolidates with or merges into another person or conveys or transfers all or substantially all of its assets to any person, the successor is organized under the laws of any State of the United States or the District of Columbia and, if AMG is not the surviving corporation, the successor expressly assumes AMG's obligations under the indenture with respect to the junior subordinated convertible debentures;

  •
  immediately after giving effect to the transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, exists; and

  •
  other conditions as prescribed in the indenture are met.

        The general provisions of the indenture do not afford holders of the junior subordinated convertible debentures protection in the event of a highly leveraged or other transaction that AMG may become involved in that may adversely affect holders of the junior subordinated convertible debentures.

Covenants

        AMG has agreed, pursuant to the indenture, for so long as the junior subordinated convertible debentures remain outstanding:

  •
  to maintain, directly or indirectly, 100% ownership of the common securities of the trust to which the junior subordinated convertible debentures have been issued (provided that certain successors which are permitted pursuant to the indenture may succeed to AMG's ownership of the common securities);

  •
  to use its commercially reasonable efforts to cause the trust to remain a statutory trust;

  •
  not to voluntarily terminate, wind-up or liquidate the trust, except in connection with

  (i)
  a distribution of the junior subordinated convertible debentures to the holders of the trust preferred securities in liquidation of the trust;

  (ii)
  the redemption of all of the trust preferred securities and common securities issued by the trust:

  (iii)
  in connection with mergers, consolidations or amalgamations;

        each as permitted by the trust agreement;

  •
  consistent with the terms and provisions of the trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes; and

  •
  to use its reasonable efforts to ensure that the trust will not be an "investment company" for purposes of the Investment Company Act of 1940.

        For additional covenants relating to payment of expenses of the trust, see "Description of the Trust Preferred Securities—Payment of Expenses."

Defeasance

        The obligations of AMG with respect to the payment of the principal and interest on the junior subordinated convertible debentures will terminate if AMG irrevocably deposits or causes to be deposited with the debenture trustee, or defeasance agent, under the terms of an escrow trust agreement satisfactory to the debenture trustee, as a trust fund specifically pledged as security for, and dedicated solely to, the benefit of the holders of the junior subordinated convertible debentures:

  •
  money,

  •
  U.S. government obligations, which through the payment of interest and principal in respect thereof in accordance with their terms will provide money at such time or times as payments are due and payable or the junior subordinated convertible debentures, or

  •
  a combination of the foregoing, sufficient to pay and discharge each installment of principal, premium, if any, and interest on the junior subordinated convertible debentures.

        The discharge of the junior subordinated convertible debentures is subject to certain other conditions, including, without limitation:

  •
  no debenture event of default or event (including such deposit) which with notice or lapse of time would become a debenture event of default shall have occurred and be continuing on the date of such deposit,

  •
  such deposit and the related intended consequence will not result in any default or event of default under any material indenture, agreement or other instrument binding upon AMG or its subsidiaries or any of their properties, and

  •
  AMG shall have delivered to the debenture trustee an opinion of independent tax counsel or a private letter ruling by the IRS satisfactory to the debenture trustee to the effect that holders of the junior subordinated convertible debentures will not recognize income, gain or loss for United States federal income tax purposes if AMG makes such deposit.

        No such defeasance shall be effective to relieve AMG from its obligation to convert junior subordinated convertible debentures in accordance with their terms.

Satisfaction and Discharge

        The indenture provides that when, among other things,

  •
  all junior subordinated convertible debentures not previously delivered to the debenture trustee for cancellation have become due and payable or will become due and payable at maturity within one year or are to be called for redemption within one year; and

  •
  AMG deposits or causes to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated convertible debentures not previously delivered to the debenture trustee for cancellation, for the principal and interest (including compounded interest and additional sums, if any) to the date of the deposit or to the maturity date, as the case may be, then the indenture will cease to be of further effect (except as to AMG's obligations to convert the junior subordinated convertible debentures in accordance with their terms, to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel), and AMG will be deemed to have satisfied and discharged the indenture.

Subordination

        The junior subordinated convertible debentures are subordinated and junior in right of payment to all of AMG's senior indebtedness, as defined below, to the extent provided in the indenture. Upon any payment or distribution of its assets to creditors upon its liquidation, dissolution, winding up, reorganization, assignment for the benefit of its creditors, marshaling of its assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding involving AMG, all senior indebtedness must be paid in full before the holders of the junior subordinated convertible debentures will be entitled to receive or retain any payment in respect thereof.

        If the maturity of the junior subordinated convertible debentures is accelerated, the holders of all senior indebtedness outstanding at such time will first be entitled to receive payment in full of all amounts due them, including any amounts due upon acceleration, in respect of such senior indebtedness before the holders of any junior subordinated convertible debentures will be entitled to receive or retain any payment in respect of the principal of or interest, if any, or otherwise on the junior subordinated convertible debentures.

        No payments on account of principal or interest, if any, or otherwise in respect of any junior subordinated convertible debentures may be made if there is a default in any payment with respect to senior indebtedness, or an event of default exists with respect to any senior indebtedness that permits the holders of such senior indebtedness to accelerate the maturity of the senior indebtedness, or if any judicial proceeding shall be pending with respect to such default.

        The term "indebtedness" means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

  •
  every obligation of the person for money borrowed;

  •
  every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of properties, assets or businesses;

  •
  every reimbursement obligation of the person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person;

  •
  every obligation of the person issued or assumed as the deferred purchase price of property or services, excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

  •
  every capital lease obligation of the person;

  •
  all obligations of the person for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; and

  •
  every obligation of the type referred to in the first six points of another person and all dividends of another person the payment of which, in either case, the first person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise, including such obligations secured by a lien on any property or asset of the first person, whether or not such obligation is assumed by such person.

        Indebtedness ranking on a parity with the junior subordinated convertible debentures means indebtedness, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date that the indenture is executed, to the extent such indebtedness is expressed by its terms to rank equal to and not prior or senior to the junior subordinated convertible debentures in the right of payment upon the happening of AMG's dissolution, winding-up, liquidation or reorganization.

        Indebtedness ranking junior to the junior subordinated convertible debentures means any indebtedness, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, to the extent such indebtedness is expressed by its terms to rank junior to and not equal with or prior to the junior subordinated convertible debentures (and any other indebtedness ranking on a parity with the junior subordinated convertible debentures) in right of payment upon the happening of AMG's dissolution or winding-up or liquidation or reorganization.

        Senior indebtedness means the principal of (and premium, if any), interest, if any, and all other obligations with respect to all indebtedness, whether outstanding on the date the indenture is executed or created, assumed or incurred after the date the indenture is executed, except indebtedness ranking on a parity with the junior subordinated convertible debentures or indebtedness ranking junior to the junior subordinated convertible debentures. Senior indebtedness also includes any deferrals, renewals, refinancings, replacements or extensions of the senior indebtedness.

        The junior subordinated convertible debentures are structurally subordinated to the indebtedness and other liabilities of AMG's Affiliates and subsidiaries. As of March 31, 2006, AMG's Affiliates and subsidiaries had approximately $699.2 million of senior indebtedness outstanding under the revolving credit facility, senior notes due 2006, zero coupon senior convertible notes and floating rate senior convertible securities and $300 million of mandatory convertible securities outstanding, in addition to other liabilities, including trade payables, to which the junior subordinated convertible debentures would have been structurally subordinated. In addition, the junior subordinated convertible debentures are subordinated to any of AMG's secured indebtedness to the extent of the assets securing the same. AMG's borrowings under its credit facility are collateralized by pledges of all of its interests in its wholly-owned domestic subsidiaries and 65% of the capital of its wholly-owned non-US subsidiaries that are directly owned by it or that are owned by a wholly-owned domestic subsidiary. As of March 31, 2006, AMG had borrowings outstanding of approximately $219 million and $331 million available for borrowing under its credit facility.

Governing Law

        The indenture and the junior subordinated convertible debentures are governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

        LaSalle Bank National Association is currently acting as debenture trustee and registrar for registration and transfer of junior subordinated convertible debentures issued under the indenture. The debenture trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for AMG or its affiliates, and may otherwise deal with AMG or its affiliates, as if it were not the debenture trustee.

        The debenture trustee has and is subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is not obligated to exercise any of the powers vested in it by the indenture at the request of any holder of junior subordinated convertible debentures, unless offered indemnity reasonably satisfactory to the debenture trustee by the holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties under the indenture.

DESCRIPTION OF THE GUARANTEE

        We have summarized below certain of the terms and provisions of the guarantee. This summary is not a complete description of all of the terms and provisions of the guarantee. For more information, we refer you to the form of guarantee and the Trust Indenture Act because they, and not this description, define the rights of holders trust preferred securities under the guarantee. You may request a copy of the guarantee at our address shown under the caption "Incorporation by Reference."

General

        The guarantee agreement was executed and delivered by AMG concurrently with the issuance of the trust preferred securities for the benefit of the holders of the trust preferred securities. The guarantee agreement incorporates by reference the Trust Indenture Act.

        AMG irrevocably agreed to pay in full on a subordinated basis, to the extent set forth in the guarantee, the following payments with respect to the trust preferred securities to the extent not paid by the trust and to the extent that the trust has funds available at that time for those distributions:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities;

  •
  the redemption price with respect to the trust preferred securities called for redemption;

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust (other than in connection with the distribution of the junior subordinated convertible debentures to holders of the trust preferred securities or the redemption or conversion of all trust preferred securities), the lesser of:

  (i)
  the liquidation amount and all accumulated and unpaid distributions on the trust preferred securities; and

  (ii)
  the amount of assets of the trust remaining available for distribution to holders of trust preferred securities after satisfying the liabilities owed to the trust's creditors as required by applicable law.

        The guarantee ranks subordinate and junior to all of AMG's senior indebtedness and ranks on parity with guarantees with respect to preferred beneficial interests issued by other trusts AMG may create. AMG's obligation to make a guarantee payment may be satisfied by AMG's direct payment of the required amounts to the holders of the trust preferred securities or by causing the trust to pay these amounts to the holders of the trust preferred securities.

        The guarantee is an irrevocable guarantee on a subordinated basis of the trust's obligations under the trust preferred securities, but will apply only to the extent that the trust has funds sufficient to make these payments. If AMG does not make payments on the junior subordinated convertible debentures held by the trust, then the trust will not be able to make the related payments to you on the trust preferred securities and will not have funds available.

        The guarantee does not limit AMG from incurring or issuing other secured or unsecured debt, including senior indebtedness. The holders of at least a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of AMG's guarantee or to direct the exercise of any trust power conferred upon the guarantee trustee under AMG's guarantee, except the guarantee trustee may refuse to follow any direction it believes is unjustly prejudicial to other holders not taking part in the direction, is unlawful or would subject the guarantee trustee to personal liability. Any holder of the trust preferred securities may institute a legal proceeding directly against AMG to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

        The guarantee constitutes a guarantee of payment and not of collection. If AMG defaults on its obligation to pay amounts payable under the junior subordinated convertible debentures, the trust will lack funds for the payment of distributions or amounts payable on redemption of the trust preferred securities or otherwise, and the holders of the trust preferred securities will not be able to rely upon the guarantee for payment of such amounts. Instead, if a debenture event of default exists that is attributable to AMG's failure to pay the principal of or interest on the junior subordinated convertible debentures on a payment date, then any holder of trust preferred securities may institute a direct action against AMG pursuant to the terms of the indenture for enforcement of payment to that holder of the principal of or interest on such junior subordinated convertible debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of that holder. In connection with a direct action, AMG will have a right of set-off under the indenture to the extent that AMG made any payment to the holder of trust preferred securities in the direct action. Except as described in this prospectus, holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated convertible debentures or assert directly any other rights in respect of the junior subordinated convertible debentures. The trust agreement provides that each holder of trust preferred securities by accepting the trust preferred securities agrees to the provisions of the guarantee and the indenture.

        AMG has, through the guarantee, the trust agreement, the junior subordinated convertible debentures and the indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the trust's obligations under the trust preferred securities. No single document standing alone, or operating in conjunction with fewer than all of the other documents, constitutes that guarantee. Only the combined operation of these documents provides a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

Status of the Guarantee

        The guarantee constitutes an unsecured obligation and ranks subordinate and junior to all of AMG's senior indebtedness in the same manner as the junior subordinated convertible debentures. In addition, because AMG is a holding company, AMG's right to participate in any distribution of the assets of its subsidiaries, upon their liquidation or reorganization or otherwise is subject to the prior claims of their creditors (including their depositors), except to the extent AMG may be recognized as their creditor. Accordingly, AMG's obligations under the guarantee effectively are subordinated to all existing and future liabilities of AMG's present and future subsidiaries (including deposits of its bank subsidiaries).

Events of Default

        There will be an event of default under the guarantee if AMG fails to perform any of its payment or other obligations under the guarantee. However, other than with respect to a default in payment of any guarantee payment, AMG must have received notice of default and not have cured the default within 60 days after receipt of the notice. AMG, as guarantor, will be required to file annually with the guarantee trustee a certificate regarding AMG's compliance with the applicable conditions and covenants under the guarantee.

Amendments and Assignments

        Except with respect to any changes that do not materially adversely affect the rights of holders of the trust preferred securities (in which case no approval will be required), the guarantee may not be amended without the prior approval of the holders of a majority of the liquidation amount of the outstanding trust preferred securities. All guarantees and agreements contained in the guarantee agreement shall bind AMG's successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities then outstanding.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the redemption price (including all accrued and unpaid interest and other amounts) of all outstanding trust preferred securities;

  •
  full payment of the liquidation amount (including all accrued and unpaid interest and other amounts) payable upon liquidation of the trust;

  •
  distribution of junior subordinated convertible debentures to the holders of the trust preferred securities; or

  •
  the distribution of amounts deliverable by AMG upon conversion of all outstanding trust preferred securities.

        The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

Information Concerning the Guarantee Trustee

        LaSalle Bank National Association is currently serving as the guarantee trustee and, except if AMG defaults under the guarantee, has undertaken to perform only such duties as are specifically set forth in the guarantee. In case a default with respect to the guarantee has occurred, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will not be obligated to exercise any of the powers vested in it by the applicable guarantee at the request of any holder of the trust preferred securities unless it is offered indemnity reasonably satisfactory to the guarantee trustee against the costs, expenses and liabilities that it might incur.

Governing Law

        The guarantee is governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF THE REGISTRATION RIGHTS AGREEMENT

        In connection with the private placement of the trust preferred securities, AMG and the trust entered into a registration rights agreement with the initial purchasers for the benefit of the holders of the trust preferred securities (including the guarantee thereof), junior subordinated convertible debentures and shares of AMG common stock issuable upon conversion of the trust preferred securities (collectively, the "registration securities").

        The following description sets forth certain terms of the registration rights agreement. The following description of certain terms of the registration rights agreement does not purport to be complete. For more information, we refer you to the registration rights agreement which is filed as an exhibit to the registration statement of which this prospectus is a part.

        Pursuant to the registration rights agreement, AMG and the trust agreed to, at AMG's expense:

  •
  file with the SEC not later than the date 90 days after the earliest date of original issuance of any of the registration securities, a registration statement on such form as AMG and the trust deem appropriate covering resales by holders of all registration securities;

  •
  use their reasonable best efforts to cause such registration statement to become effective as promptly as practicable, but in no event later than 180 days after the earliest date of original issuance of any of the registration securities; and

  •
  use their reasonable best efforts to keep the registration statement effective until the earliest of:

  •
  the second anniversary of the latest issuance of the trust preferred securities or junior subordinated convertible debentures; and

  •
  the date when all of the registration securities are sold pursuant to the registration statement.

        We agreed in the registration rights agreement to issue a press release upon the filing of this registration statement and to give notice to all holders of the effectiveness of the shelf registration statement. A holder of registration securities is required to complete and deliver to AMG and the trust a completed notice and questionnaire at least 8 business days prior to any intended distribution of registration securities pursuant to the shelf registration statement. Upon receipt of any completed questionnaire, together with such other information as we may reasonably request from a holder of registration securities, we will, within 5 business days of receipt of any completed questionnaire, file such amendments to this registration statement or supplements to the related prospectus as are necessary to permit such holder to deliver such prospectus to purchasers of registration securities, subject to our right to suspend the use of this prospectus as discussed below. Any holder that does not complete and deliver a questionnaire or provide such other information will not be named as a selling security holder in this prospectus and therefore will not be permitted to sell any registration securities pursuant to this registration statement.

        When AMG and the trust file a registration statement, AMG will:

  •
  provide to each holder for whom the registration statement was filed copies of this prospectus;

  •
  take certain other actions as are required to permit unrestricted resales of the registration securities.

        Each holder who sells securities pursuant to the registration statement generally is:

  •
  required to be named as a selling securityholder in this prospectus or a prospectus supplement;

  •
  required to deliver this prospectus and related prospectus supplements, if any, to purchasers;

  •
  subject to certain of the civil liability provisions under the Securities Act in connection with the holder's sales; and

  •
  bound by the provisions of the registration rights agreement which are applicable to the holder (including certain indemnification rights and obligations).

        AMG may suspend the holders' use of the prospectus for a period not to exceed 30 days in any three month period, and not to exceed an aggregate of 90 days in any twelve month period, if:

  •
  this prospectus or any prospectus supplement would, in AMG's judgment, contain a material misstatement or omission as a result of an event that has occurred and is continuing; and

  •
  AMG reasonably determines that the disclosure of this material non-public information would have a material adverse effect on us and our subsidiaries taken as a whole.

        Upon the initial sale of any registration securities pursuant to a registration statement, each selling securityholder will be required to deliver a notice of such sale to the administrative trustees and AMG. The notice will, among other things:

  •
  certify that the prospectus delivery requirements, if any, of the Securities Act have been complied with; and

  •
  certify that the selling securityholder and the aggregate amount of registration securities owned by such holder are identified in the related prospectus in accordance with the applicable rules and regulations under the Securities Act.

        If, at any time after the effectiveness target date, the registration statement ceases to be effective or fails to be usable and (1) AMG and the trust do not cure the registration statement within five business days by a post-effective amendment or a report filed pursuant to the Exchange Act, (2) if applicable, AMG and the trust do not terminate the suspension period, described in the preceding paragraph, by the 30th day, as the case may be, or (3) suspension periods exceed an aggregate of 30 days in any three month period or 90 days in any twelve month period (each, a "registration default"), additional interest as liquidated damages will accrue on the registration securities from and including the day following the registration default to but excluding the day on which the registration default has been cured. Liquidated damages will be paid quarterly in arrears, with the first quarterly payment due on the first interest payment date, as applicable, following the date on which such liquidated damages begin to accrue, and will accrue at a rate per year equal to:

  •
  an additional 0.25% of the principal amount of the junior subordinated convertible debentures to and including the 90th day following such registration default; and

  •
  an additional 0.50% of the principal amount of the junior subordinated convertible debentures from and after the 91st day following such registration default.

        In no event will liquidated damages accrue at a rate per year exceeding 0.50%. A holder will not be entitled to liquidated damages unless it has provided all information requested by the questionnaire prior to the deadline.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE JUNIOR SUBORDINATED CONVERTIBLE DEBENTURES AND THE GUARANTEE

Full and Unconditional Guarantee

        AMG has irrevocably guaranteed payments of distributions and other amounts due on the trust preferred securities to the extent the trust has funds available to pay such amounts as and to the extent set forth under "Description of the Guarantee." Taken together, AMG's obligations under the junior subordinated convertible debentures, the indenture, the trust agreement and the guarantee provide a full, irrevocable and unconditional guarantee, on a subordinated basis, of the trust's payments of distributions and other amounts due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes this guarantee. Only the combined operation of these documents effectively provides a full, irrevocable and unconditional guarantee of the trust's obligations under the trust preferred securities.

        If and to the extent that AMG does not make the required payments on the junior subordinated convertible debentures, the trust will not have sufficient funds to make its related payments, including distributions on the trust preferred securities. AMG's guarantee does not cover any payments when the trust does not have sufficient funds available to make those payments. Your remedy, as a holder of trust preferred securities, is to institute a direct action against AMG. AMG's obligations under the guarantee are subordinate and junior in right of payment to all of AMG's senior indebtedness.

Sufficiency of Payments

        As long as AMG pays the interest and other payments when due on the junior subordinated convertible debentures, the trust will have sufficient funds to cover distributions and other payments due on the trust preferred securities, primarily because:

  •
  the aggregate principal amount or redemption price of the junior subordinated convertible debentures will equal the aggregate liquidation amount of the trust preferred securities and the common securities;

  •
  the interest rate and interest payment dates and other payment dates on the junior subordinated convertible debentures will match the distribution rate and distribution dates and other payment dates for the trust preferred securities and the common securities;

  •
  as sponsor, AMG will pay for all and any costs, expenses and liabilities of the trust, except for its obligations to holders of trust preferred securities and the common securities; and

  •
  the trust agreement also provides that the trust is not authorized to engage in any activity that is not consistent with its limited purposes.

        If AMG makes a payment under the guarantee, AMG's obligations under the indenture will be reduced by the amount of that payment.

Enforcement Rights of Holders of Trust Preferred Securities

        If an event of default under the trust agreement occurs, the holders of trust preferred securities would rely on the enforcement by the property trustee of its rights as registered holder of the junior subordinated convertible debentures against AMG. In addition, the holders of a majority in liquidation amount of the trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the junior subordinated convertible debentures. The indenture provides that the debenture trustee shall give holders of junior subordinated convertible debentures notice of all defaults or events of default within 90 days after occurrence.

        If the property trustee fails to enforce its rights under the junior subordinated convertible debentures in respect of a debenture event of default after a holder of trust preferred securities has made a written request, such holder may, to the extent permitted by applicable law, institute a legal proceeding against AMG to enforce the property trustee's rights under the junior subordinated convertible debentures. In addition, if AMG fails to pay interest or principal on the junior subordinated convertible debentures, a holder of trust preferred securities may institute a proceeding directly against

AMG for enforcement of payment to that holder of the principal of or interest on junior subordinated convertible debentures having a principal amount equal to the total liquidation amount of that holder's trust preferred securities (which we refer to as a "direct action"). In connection with such a direct action, AMG will have the right to set off under the indenture to the extent AMG made any payment to the holder in the direct action. The holders of trust preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated convertible debentures.

        Any holder of trust preferred securities may institute a legal proceeding directly against AMG to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

Limited Purpose of AMG Capital Trust I

        The trust preferred securities represent undivided beneficial interests in the trust, and the trust exists for the sole purpose of issuing and selling the trust preferred securities and the common securities and using the proceeds from such issuances to buy AMG's junior subordinated convertible debentures and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of trust preferred securities and a holder of junior subordinated convertible debentures is that a holder of junior subordinated convertible debentures is entitled to receive from AMG the principal amount of and interest accrued on such debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or from AMG under the guarantee) if and to the extent the trust has funds available to it for the payment of such distributions.

Rights Upon Dissolution

        Unless the junior subordinated convertible debentures are distributed to holders of the trust preferred securities, if the trust is voluntarily or involuntarily dissolved, wound-up or liquidated, after satisfying the liabilities owed to the trust's creditors as required by applicable law, the holders of the trust preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash.

        Upon AMG's voluntarily or involuntarily liquidation or bankruptcy, the property trustee, as holder of the junior subordinated convertible debentures, would be one of AMG's subordinated creditors, subordinated in right of payment to all of AMG's senior indebtedness, but entitled to receive payment in full of principal and interest, before any of AMG's shareholders receive payments or distributions. Because AMG is the guarantor under the guarantee and has agreed to pay all costs, expenses and liabilities of the trust (other than the trust's obligations to the holders of its trust preferred securities), the positions of a holder of trust preferred securities and a holder of junior subordinated convertible debentures relative to other creditors and to AMG's shareholders in the event of AMG's liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

General

        The trust preferred securities were originally issued to qualified institutional buyers (as defined in Rule 144A under the Securities Act). The trust preferred securities sold to qualified institutional buyers initially were represented by one or more securities in registered, global form (collectively, the "Global Securities").

        DTC will act as securities depository for the Global Securities and may act as securities depository for the junior subordinated convertible debentures in the event of the distribution of the junior subordinated convertible debentures to the holders of the Global Securities. Except as described below, the Global Securities will be issued only as registered securities in the name of Cede & Co. (DTC's nominee). Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Securities may not be exchanged for securities in certificated form except in the limited circumstances described below. See "—Successor Depositories and Termination of Book-Entry System" and "—Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities." The trust preferred securities (including beneficial interests in the Global Securities) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under "Notice to Investors; Transfer Restrictions." In addition, transfer of beneficial interests in the Global Securities will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

        DTC has advised AMG and the trust that DTC is a limited purpose trust company organized under New York banking law, a "banking organization" within the meaning of the New York banking law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, the American Stock Exchange LLC and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

        Purchases of Global Securities within the DTC system must be made by or through direct participants, which will receive a credit for the Global Securities on DTC's records. The ownership interest of each beneficial owner is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased Global Securities. Transfers of ownership interests in the Global Securities are accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interest in Global Securities, except if use of the book-entry-only system for the Global Securities is discontinued or as set forth below. See "—Exchange of Certificated Trust Preferred Securities for Book-Entry Trust Preferred Securities." The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Security to such persons will be limited to that extent. Because DTC can act only on behalf of direct participants, which in turn act on behalf of indirect participants and certain others, the ability of a person having beneficial interests in a Global Security to pledge such interests to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the trust preferred securities, see "—Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities" below.

        Except as described below, owners of interests in the Global Securities will not have trust preferred securities registered in their name, will not receive physical delivery of trust preferred securities in certificated form and will not be considered the registered owners or holders thereof for any purpose.

        DTC will have no knowledge of the actual beneficial owners of the Global Securities. DTC's records reflect only the identity of the direct participants to whose accounts the Global Securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

Notices and Voting

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

        Redemption notices will be sent to Cede & Co. as the registered holder of the Global Securities. If less than all of the Global Securities are being redeemed, the amount to be redeemed will be determined in accordance with the trust agreement.

        Although voting with respect to the trust preferred securities is limited to the holders of record of the trust preferred securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to the Global Securities. Under its usual procedures, DTC would mail an omnibus proxy to the property trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the Global Securities are credited on the record date.

Distribution of Funds

        The property trustee will make distribution payments on the Global Securities to DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on the payment date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of the participant and not of DTC, the property trustee, the trust or AMG, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the property trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursements of the payments to the beneficial owners is the responsibility of direct and indirect participants.

Successor Depositories and Termination of Book-Entry System

        DTC may discontinue providing its services with respect to any of the Global Securities at any time by giving reasonable notice to the property trustee or the trust. If no successor securities depository is obtained, definitive certificates representing the Global Securities are required to be printed and delivered to holders of the Global Securities. We also have the option to discontinue use of the system of book-entry transfers through DTC (or a successor depository). After an event of default under the trust agreement, the holders of a majority in liquidation amount of the Global Securities may determine to discontinue the system of book-entry transfers through DTC. In these events, definitive certificates for the Global Securities will be printed and delivered to holders of the Global Securities.

Exchange of Book-Entry Trust Preferred Securities for Certificated Trust Preferred Securities

        If DTC is at any time unwilling or unable to continue as a depository for the trust preferred securities and a successor depository is not appointed by the trust within 90 days, trust preferred securities in registered, certificated form will be issued in exchange for the Global Securities, which certificates will bear the legends referred to under the heading "Notice to Investors: Transfer Restrictions."

Exchange of Certificated Trust Preferred Securities for Book-Entry Trust Preferred Securities

        The trust preferred securities issued in certificated form are not Global Securities and may not be exchanged for beneficial interests in Global Securities, unless such exchange occurs in connection with a transfer of trust preferred securities to a qualified institutional buyer and results in the delivery of written certification acceptable to us and DTC that the trust preferred securities formerly issued in certificated form may be represented as a beneficial interest in the Global Securities.

DESCRIPTION OF AMG'S COMMON STOCK

        The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. Therefore, you should read our charter and bylaws for additional information related to our common stock.

General

        Under our charter, we currently have authority to issue up to 150,000,000 shares of common stock, par value $.01 per share, and up to 3,000,000 shares of Class B common stock, par value $.01 per share. Under Delaware law, stockholders generally are not responsible for our debts or obligations. As of June 20, 2006, there were 30,491,275 shares of common stock outstanding, and an additional 8,532,383 shares of common stock were held in the Company's treasury, and there were no shares of Class B common stock issued and outstanding. All shares of common stock will, when issued, be duly authorized, fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol "AMG."

Dividends

        Subject to preferential rights of any other class or series of stock, holders of common stock and Class B common stock may receive dividends out of assets that we can legally use to pay dividends, when, as and if they are declared by our board of directors, with each share of common stock and each share of Class B common stock sharing equally in such dividends with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible. If dividends are declared which are payable in shares of common stock or shares of Class B common stock, such dividends shall be declared payable at the same rate in both classes of stock and the dividends payable in shares of common stock shall be payable to the holders of shares of common stock, and the dividends payable in shares of Class B common stock shall be payable to the holders of shares of Class B common stock.

Voting Rights

        Holders of common stock will have the exclusive power to vote on all matters presented to our stockholders, including the election of directors, except as otherwise required by Delaware law or as provided with respect to any other class or series of stock. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of stockholders at which a quorum is present is sufficient to elect a director.

        To the extent the holders of Class B common stock are entitled to vote under our charter or applicable law, such holders shall vote together as a single class with the holders of common stock, except as required by law.

Liquidation/Dissolution Rights

        Subject to the preferential rights of any other class or series of stock, holders of shares of our common stock and Class B common stock share in the same proportion as our other stockholders in the assets that we may legally use to pay distributions in the event we are liquidated, dissolved or our affairs are wound up after we pay or make adequate provision for all of our known debts and liabilities with each share of Class B common stock being equal to the number of shares of common stock into which it would then be convertible.

Other Rights

        Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Delaware law. Furthermore, holders of shares of our common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities, other than the limited conversion rights afforded to the holders of our Class B common stock which are described below.

        Under Delaware law, a corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter, unless a different percentage is set forth in the corporation's charter, which percentage shall not in any event be less than a majority of all of the shares entitled to vote on such matter. Our charter provides that whenever any vote of the holders of voting stock is required to amend or repeal any provision of the charter, then in addition to any other vote of the holders of voting stock that is required by the charter or by law, the affirmative vote of the holders of a majority of our outstanding shares of stock entitled to vote on such amendment or repeal, voting together as a single class, is required. However, with respect to the amendment or repeal of any of the provisions of our charter relating to stockholder action without an annual or special meeting, the election, term or removal of directors, vacancies on the board of directors, and the limitation of liability of directors and officers, the affirmative vote of the holders of at least eighty percent (80%) of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class, shall be required.

Rights of Class B Common Stock

        The holders of our Class B common stock generally have the same rights and privileges as holders of our common stock, except that holders of Class B common stock do not have any voting rights other than those which may be provided under our charter or applicable law. Each share of Class B common stock is convertible, at the option of the holder, into one share of common stock if such share of Class B common stock is to be distributed, disposed of or sold by the holder in connection with any sale; provided, that such conversion is not inconsistent with any regulation, rule or other requirement of any governmental authority applicable to the holder.

Transfer Agent

        The transfer agent and registrar for our common stock is LaSalle Bank National Association.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a discussion of the material U.S. federal income tax considerations to a holder with respect to the purchase, ownership and disposition of the trust preferred securities, the junior subordinated convertible debentures and AMG common stock acquired upon conversion of a trust preferred security. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly on a retroactive basis. This discussion does not address U.S. federal estate, gift or other non-income tax consequences or the tax consequences (except as described below in "Non-U.S. Holders—Death of a Non-U.S. Holder") arising under any state, local or foreign law.

        This discussion does not address all of the U.S. federal income tax consequences that may be important to particular beneficial owners in light of their individual circumstances, or to beneficial owners subject to special rules. Such beneficial owners subject to special rules may include banks and other financial institutions, insurance companies, tax-exempt entities, dealers in securities, holders subject to the U.S. federal alternative minimum tax, certain former citizens or former long-term residents of the United States, partnerships or other entities classified as partnerships or flow-through entities for U.S. federal income tax purposes, certain trusts, hybrid entities, holders who mark to market their investment in the trust preferred securities, persons holding the trust preferred securities, the junior subordinated convertible debentures or AMG common stock as part of a hedging, integrated or conversion transaction or as part of a straddle or other risk reduction transaction for U.S. federal income tax purposes, or "U.S. holders" that have a functional currency other than the U.S. dollar.

        Prospective purchasers are urged to consult their own tax advisors as to the particular U.S. federal tax consequences to them of the acquisition, ownership and disposition of the trust preferred securities, the junior subordinated convertible debentures and AMG common stock as well as any tax consequences under any federal non-income tax laws, state, local and foreign tax laws, and the possible effects of changes in tax laws.

        As used herein, the term "U.S. holder" means a beneficial owner that is, for U.S. federal income tax purposes:

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  a citizen or individual resident of the United States;

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  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any State thereof, or the District of Columbia;

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  an estate, the income of which is subject to United States federal income tax regardless of its source; or

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  a trust if, in general, a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have authority to control all of its substantial decisions.

        The term "non-U.S. holder" means a beneficial owner that is not a U.S. holder, and that is not a partnership for U.S. federal income tax purposes.

        If a partnership is the beneficial owner of a trust preferred security, the junior subordinated convertible debentures or AMG common stock, the treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner of trust preferred securities, junior subordinated convertible debentures or AMG common stock that is a partnership for U.S. federal income tax purposes and partners in such a partnership should consult their tax advisors about the U.S. federal, state, local, foreign, and other tax consequences of the acquisition, ownership, and disposition of the trust preferred securities, the junior subordinated convertible debentures and AMG common stock.

        No statutory or judicial authority directly addresses the treatment of the trust preferred securities or instruments similar to the trust preferred securities for U.S. federal income tax purposes, and no ruling has been or is expected to be sought from the Internal Revenue Service (the "IRS") with respect to the U.S. federal income tax consequences to the holders of the trust preferred securities. As a result, no assurance can be given that the IRS will agree with the tax characterizations and the tax consequences described below.

  Classification of the Trust

        In the opinion of Ropes & Gray LLP, counsel to AMG, assuming full compliance with the terms of the trust agreement and certain other documents, the trust will be classified as a grantor trust and will not be classified as a partnership or an association taxable as a corporation for U.S. federal income tax purposes. Accordingly, for U.S. federal income tax purposes, each holder of a trust preferred security generally will be considered the owner of an undivided interest in the junior subordinated convertible debentures and will be required to accrue in gross income such holder's pro rata share of the interest income accruing on the junior subordinated convertible debentures as described below in "U.S. Holders—Accrual of Interest."

        However, no assurance can be given that the IRS will agree with the tax characterization of the trust as a grantor trust. If the trust were treated other than as a grantor trust (as a result of a change in law or otherwise), it could be subject to additional tax liability (such as a corporate tax liability) which could under certain circumstances reduce the amount available for distributions to the holders of trust preferred securities (or junior subordinated convertible debentures) and any such distributions could be taxable to such holders other than as interest (including as dividends). Except where specifically indicated, the remainder of this discussion assumes that the trust will be a grantor trust.

  Classification of the Junior Subordinated Convertible Debentures

        AMG will treat the junior subordinated convertible debentures as its indebtedness for U.S. federal income tax purposes under current law, and each holder, by acceptance of a trust preferred security, covenants to treat the junior subordinated convertible debentures as indebtedness, and to treat the trust preferred securities as evidence of ownership of an undivided interest in the junior subordinated convertible debentures. No assurance can be given, however, that the classification of the junior subordinated convertible debentures as debt will not be challenged by the IRS or that any such challenge will not be successful. The remainder of this discussion assumes that the junior subordinated convertible debentures will be classified as AMG's indebtedness.

        AMG intends to take the position that the junior subordinated convertible debentures will be subject to the Treasury regulations governing contingent payment debt instruments (the "CPDI regulations"), and each holder of a trust preferred security will be bound by that position pursuant to the terms of the trust documents. In addition, under the trust documents, each holder will be deemed to have agreed to treat the fair market value of AMG common stock received by such holder upon conversion as a contingent payment and to accrue interest with respect to the junior subordinated convertible debentures as original issue discount for U.S. federal income tax purposes according to the "noncontingent bond method," set forth in section 1.1275-4(b) of the CPDI regulations, using the comparable yield (as defined below) compounded quarterly and the projected payment schedule (as defined below) determined by us.

        The IRS has issued a revenue ruling with respect to convertible instruments having contingent payments similar in some respects to the junior subordinated convertible debentures. Notwithstanding the issuance of the revenue ruling, the application of the CPDI regulations to instruments such as the junior subordinated convertible debentures is uncertain in several significant respects, and, as a result, no assurance can be given that the IRS or a court will agree with the treatment described herein. Any differing treatment could materially affect the amount, timing and character of income, gain or loss in respect of an investment in the junior subordinated convertible debentures (whether held through the trust preferred securities or directly). In particular, a holder might be required to accrue interest income at a higher or lower rate, might not recognize income, gain or loss upon conversion of the trust preferred securities into shares of AMG common stock, might recognize capital gain or loss upon a taxable disposition of the junior subordinated convertible debentures (whether directly or through a disposition of trust preferred securities), and might have an adjusted tax basis in its interest in the junior subordinated convertible debentures or in AMG common stock acquired upon conversion of trust preferred securities materially different than discussed herein.

        Holders should consult their tax advisors concerning the tax consequences of holding and disposing of the trust preferred securities, including the tax consequences if the junior subordinated convertible debentures are not classified as indebtedness or as being subject to the CPDI regulations.

        Except where specifically indicated, the remainder of this discussion assumes that the junior subordinated convertible debentures will be treated as indebtedness subject to the CPDI regulations.

  U.S. Holders

  Accrual of Interest

        Pursuant to the CPDI regulations, a U.S. holder will be required to accrue interest income, which is sometimes referred to as original issue discount, in the amounts described below, regardless of whether the U.S. holder uses the cash or accrual method of tax accounting. Accordingly, U.S. holders will likely be required to include interest in taxable income in each year in excess of the stated quarterly cash interest payable, any contingent interest payments, any additional amounts paid as described in "Description of Junior Subordinated Debentures—Additional Amounts" and "Description of Trust Preferred Securities—Additional Amounts" and any liquidated damages paid as described in "Description of the Registration Rights Agreement" actually received in that year.

        The CPDI regulations provide that a U.S. holder must accrue an amount of ordinary interest income for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the junior subordinated convertible debentures, that equals:

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  the product of (i) the adjusted issue price (as defined below) of the junior subordinated convertible debentures as of the beginning of the accrual period and (ii) the comparable yield (as defined below) of the junior subordinated convertible debentures, adjusted for the length of the accrual period;

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  divided by the number of days in the accrual period; and

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  multiplied by the number of days during the accrual period that the U.S. holder held (whether directly or through its interest in the trust preferred securities) the junior subordinated convertible debentures.

        The issue price of the junior subordinated convertible debentures is the first price at which a substantial amount of the junior subordinated convertible debentures is sold (through the sale of trust preferred securities) to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The adjusted issue price of a junior subordinated convertible debenture generally is its issue price increased by any interest income previously accrued (determined without regard to any adjustments to interest accruals described below), and decreased by the amount of any projected payments (as defined below) previously made (including payments of stated cash interest) with respect to the junior subordinated convertible debenture.

        Unless certain conditions are met, the term "comparable yield" means the annual yield AMG would pay, as of the initial issue date, on a nonconvertible, fixed-rate debt instrument with terms and conditions otherwise comparable to those of the junior subordinated convertible debentures. AMG intends to take the position that the comparable yield for the junior subordinated convertible debentures is 7.50%, compounded quarterly.

        The CPDI regulations require that AMG provide to U.S. holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the "projected payments") on the junior subordinated convertible debentures. This schedule must produce the comparable yield. The projected payment schedule includes the quarterly stated cash interest payable on the junior subordinated convertible debentures at the rate of 5.10% per annum, estimates for certain contingent interest payments and an estimate for a payment at maturity taking into account the conversion feature.

        The precise manner of calculating the comparable yield, however, is not entirely clear. If the comparable yield were successfully challenged by the IRS, the redetermined comparable yield could differ materially from the comparable yield provided by us. Moreover, the projected payment schedule could differ materially from the projected payment schedule provided by us. In addition, recently introduced legislation would require the comparable yield to be calculated without taking into account the yield resulting from the conversion into common stock with respect to debt instruments issued after the date of enactment. It is not clear how this legislation would apply to the junior subordinated convertible debentures, if at all.

        U.S. holders may obtain the projected payment schedule by submitting a written request for such information to: Affiliated Managers Group, Inc., 600 Hale Street, Prides Crossing, MA 01965, Attention: Chief Financial Officer.

        The comparable yield and the schedule of projected payments are not determined for any purpose other than for the determination of a U.S. holder's interest accruals and adjustments thereof in respect of the junior subordinated convertible debentures for U.S. federal income tax purposes and do not constitute a projection or representation regarding the actual amounts payable on the junior subordinated convertible debentures.

        Amounts treated as interest under the CPDI regulations are treated as original issue discount for all purposes of the Code.

  Adjustments to Interest Accruals on the Junior Subordinated Convertible Debentures

        As noted above, the projected payment schedule will include amounts attributable to the stated quarterly cash interest payable on the junior subordinated convertible debentures. Accordingly, the payment by us to the trust of the stated quarterly cash interest payments will not give rise to separate amounts of taxable income to U.S. holders.

        If, during any taxable year, the trust receives actual contingent payments with respect to the junior subordinated convertible debentures for that taxable year that in the aggregate exceed the total amount of projected contingent payments for that taxable year, a U.S. holder will incur a "net positive adjustment" under the CPDI regulations equal to its share of such excess. The U.S. holder must treat a "net positive adjustment" as additional interest income. For this purpose, the payments in a taxable year include the fair market value of property (including AMG common stock received upon conversion) received in that year.

        If the trust receives in a taxable year actual contingent payments with respect to the junior subordinated convertible debentures for that taxable year that in the aggregate are less than the amount of projected contingent payments for that taxable year, the U.S. holder will incur a "net negative adjustment" under the CPDI regulations equal to its share of such deficit. This adjustment will (a) first reduce the U.S. holder's interest income on the junior subordinated convertible debentures for that taxable year and (b) to the extent of any excess, give rise to an ordinary loss to the extent of the U.S. holder's interest income on the junior subordinated convertible debentures during prior taxable years (reduced to the extent such interest was offset by prior net negative adjustments). Any negative adjustment in excess of the amounts described in (a) and (b) will be carried forward and treated as a negative adjustment in the succeeding taxable year and will offset future interest income accruals in respect of the junior subordinated convertible debentures and, to the extent not so used, will reduce the amount realized on the sale, exchange, conversion, redemption or retirement (directly or indirectly) of the junior subordinated convertible debentures.

        If AMG elects to defer payments of interest on the junior subordinated convertible debentures, application of the CPDI regulations to such deferral is unclear. In particular, it is uncertain whether such deferred amounts should be treated as negative adjustments as described above (and whether and how positive adjustments would be taken into account thereafter). If AMG elects to defer payments of interest, AMG currently intends to treat as a negative adjustment the difference between (i) the amount of the fixed deferred interest payment and (ii) the present value as of the date of the deferral (discounting at the comparable yield) of the amount payable when the deferred interest payment becomes due (the deferred amount plus interest on the deferred amount at a rate of 7.50%, compounded quarterly). Other adjustments may also be necessary. No assurance can be given that the IRS or a court will agree with the treatment described herein and alternative treatments are possible.

  Purchase for Premium or Discount

        If a U.S. holder purchases the junior subordinated debentures (through the purchase of the trust preferred securities) at a premium or discount to the debentures' adjusted issue price at the time of purchase, the U.S. holder must reasonably allocate any difference between the adjusted issue price of the debentures at the time of purchase and the price paid by the U.S. holder to daily portions of interest or projected payments over the remaining term of the junior subordinated debentures. If the price paid by the U.S. holder is less than the adjusted issue price at the time of purchase, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a positive adjustment on the date the daily portion accrues or the payment is made. If the price paid by the U.S. holder is greater than the adjusted issue price at the time of purchase, the amount of the difference allocated to a daily portion of interest or to a projected payment is treated as a negative adjustment on the date the daily portion accrues or the payment is made. U.S. holders should consult their own tax advisors concerning the operation of these rules and the allocation of the premium or discount.

  Sale, Exchange, Conversion or Redemption of the Trust Preferred Securities

        Upon a sale, exchange or other disposition of the trust preferred securities (including a distribution of cash in redemption of a U.S. holder's trust preferred securities upon redemption or repayment of the underlying junior subordinated convertible debentures, but excluding the distribution of junior subordinated convertible debentures), the U.S. holder will be considered to have disposed of all or part of its pro rata share of the junior subordinated convertible debentures in a taxable transaction.

        As described above, AMG's calculation of the comparable yield and the schedule of projected payments for the junior subordinated convertible debentures includes the receipt of common stock upon conversion as a contingent payment with respect to the junior subordinated convertible debentures. Accordingly, AMG intends to treat the transfer of AMG common stock to a U.S. holder upon the conversion of a trust preferred security as a contingent payment under the CPDI regulations. Under this treatment, conversion also would result in taxable gain (generally treated as ordinary interest income and not capital gain as described below) or loss (generally treated as ordinary loss or ordinary and capital loss as described below) to the U.S. holder. As described above, holders will be deemed to have agreed to be bound by AMG's determination of the comparable yield and the schedule of projected payments.

        The amount of gain or loss on a taxable sale, exchange, conversion, redemption or retirement would be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. holder, including the fair market value of any of AMG common stock received, and (b) the U.S. holder's adjusted tax basis in the trust preferred securities. A U.S. holder's adjusted tax basis in a trust preferred security will generally be equal to the U.S. holder's original purchase price for the trust preferred securities:

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  increased by any interest income previously accrued by the U.S. holder (determined without regard to any adjustments to interest accruals described above), and

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  decreased by the amount of any projected payments that were projected to have been previously made to the U.S. holder, i.e., the noncontingent payments and the projected amount of any contingent payments which were projected to have been previously made (without regard to the actual amount paid).

        Gain recognized upon a sale, exchange, redemption or retirement of trust preferred securities will generally be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter, capital loss (which will be long-term if the trust preferred securities have been held for more than one year). The deductibility of net capital losses by individuals and corporations is subject to limitations.

        A U.S. holder's tax basis in AMG common stock received upon a conversion of a trust preferred security will equal the then current fair market value of such common stock. The U.S. holder's holding period for the common stock received will commence on the day immediately following the date of conversion.

  Distribution of the Junior Subordinated Convertible Debentures to a U.S. Holder of Trust Preferred Securities

        Under current law, and assuming the treatment of the trust as a grantor trust is respected, a distribution by the trust of the junior subordinated convertible debentures as described under the caption "Description of Trust Preferred Securities—Distribution of Junior Subordinated Convertible Debentures" will be non-taxable and will result in a U.S. holder's receiving directly its pro rata share of the junior subordinated convertible debentures previously held indirectly through the trust, with a holding period and adjusted tax basis equal to the holding period and adjusted tax basis such U.S. holder was considered to have had in its pro rata share of the underlying junior subordinated convertible debentures prior to such distribution.

        If, however, the trust were treated other than as a grantor trust (as a result of a change in law or otherwise), the distribution could constitute a taxable event to the trust and to each U.S. holder of the trust preferred securities and the U.S. holder's holding period in the junior subordinated convertible debentures could begin on the date of the distribution.

  Deemed Dividends

        The conversion rate of the junior subordinated convertible debentures is subject to adjustment under certain circumstances. Treasury regulations promulgated under Section 305 of the Code could treat U.S. holders of trust preferred securities (or of AMG common stock) as having received a deemed dividend distribution (to the extent of AMG's current or accumulated earnings and profits as determined under U.S. federal income tax principles) from us in the event the conversion rate of the junior subordinated convertible debentures were adjusted (or not adjusted) if, as a result of such adjustment (or failure to adjust), the proportionate interest of such U.S. holders of the trust preferred securities (or of AMG common stock) in AMG's assets or earnings and profits were increased. A U.S. holder would be required to include its allocable share of such deemed dividends in income but would not receive any cash related thereto.

  Dividends on Common Stock

        If, after a U.S. holder converts trust preferred securities into AMG common stock, AMG makes distributions on AMG common stock, the distributions will constitute dividends taxable to the holder as ordinary income for U.S. federal income tax purposes to the extent of AMG's current or accumulated earnings and profits as determined under U.S. federal income tax principles. To the extent that the U.S. holder receives distributions on shares of common stock that would otherwise constitute dividends for U.S. federal income tax purposes but that exceed AMG's current and accumulated earnings and profits, such distributions will be treated first as a non-taxable return of capital reducing the holder's tax basis in the shares of common stock. Any such distributions in excess of the U.S. holder's tax basis in the shares of common stock will generally be treated as capital gain. Subject to applicable limitations, distributions on AMG common stock constituting dividends paid to holders that are United States corporations will qualify for the dividends received deduction.

  Sale of Common Stock

        A U.S. holder generally will recognize capital gain or loss on a sale or exchange of AMG common stock. The U.S. holder's gain or loss will equal the difference between the proceeds received by the holder and the holder's tax basis in the common stock, which will generally be the fair market value of the common stock at the time of the conversion. The proceeds received by a U.S. holder will include the amount of any cash and the fair market value of any other property received for the common stock. The gain or loss recognized by a U.S. holder on a sale or exchange of common stock will be long-term capital gain or loss if the holder's holding period for the common stock is more than one year. Long-term capital gains of noncorporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses by individuals and corporations is subject to limitations.

  Backup Withholding Tax and Information Reporting

        In general, a U.S. holder will be subject to U.S. federal backup withholding tax at the applicable rate with respect to amounts paid on the trust preferred securities or the junior subordinated convertible debentures (including any income on conversion, any interest, any additional amounts paid as described in "Description of Junior Subordinated Convertible Debentures—Additional Amounts" and "Description of the Trust Preferred Securities—Additional Amounts" and any liquidated damages paid as described in "Description of the Registration Rights Agreement"), dividends on AMG common stock acquired upon conversion of a trust preferred security and the proceeds from the sale, exchange, redemption, or other disposition of trust preferred securities, junior subordinated convertible debentures or common stock, if the U.S. holder fails to provide its taxpayer identification number to the paying agent and to comply with certain certification procedures or otherwise establish an exemption from backup withholding. In addition, such payments of interest, principal, premium or dividends to, and the proceeds of a sale, redemption, or other disposition by, the U.S. holder will generally be subject to information reporting requirements. The amount of any backup withholding from a payment to the U.S. holder will be allowed as a credit against such U.S. holder's U.S. federal income tax liability and may entitle such U.S. holder to a refund, provided the required information is furnished to the IRS.

  Non-U.S. Holders

  Ownership and Disposition of the Trust Preferred Securities

        Generally, payments and accruals of interest income (including any additional amounts paid as described in "Description of Junior Subordinated Convertible Debentures—Additional Amounts" and "Description of the Trust Preferred Securities—Additional Amounts" and any liquidated damages paid as described in "Description of the Registration Rights Agreement"), including a payment in common stock, cash, or a combination of stock and cash pursuant to a conversion and any gain realized upon the sale, exchange, redemption, retirement or other disposition of a trust preferred security (or junior subordinated debenture distributed to a holder) to non-U.S. holders are subject to a United States withholding tax at a rate of 30%, except where an applicable tax treaty provides for the reduction or elimination of such withholding tax and such non-U.S. holder complies with all certification requirements necessary to qualify for the treaty benefit.

        However, payments and accruals of interest income (including any additional amounts paid as described in "Description of Junior Subordinated Convertible Debentures—Additional Amounts" and "Description of the Trust Preferred Securities—Additional Amounts" and any liquidated damages paid as described in "Description of the Registration Rights Agreement"), including a payment in common stock, cash, or a combination of stock and cash pursuant to a conversion and any gain realized upon the sale, exchange, redemption, retirement or other disposition of a trust preferred security (or junior subordinated debenture distributed to a holder) to a non-U.S. holder, that is not effectively connected with a United States trade or business will not be subject to a United States income or withholding tax provided that:

  •
  the non-U.S. holder does not actually or constructively own (pursuant to the conversion feature of the trust preferred securities or otherwise) 10% or more of the combined voting power of all of AMG's classes of stock entitled to vote;

  •
  the non-U.S. holder is not a "controlled foreign corporation" related to us actually or constructively through stock ownership;

  •
  the non-U.S. holder is not a bank which acquired the junior subordinated convertible debentures in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business;

  •
  the contingent interest is determined by reference to changes in the value of actively traded property within the meaning of Section 871(h)(4)(C)(v); and

  •
  in the case of gain realized on the sale, exchange or other disposition of the trust preferred securities (or junior subordinated convertible debentures distributed to a holder), AMG is not, and has not been at any time within the shorter of the five-year period preceding such sale or other disposition and the non-U.S. holder's holding period, a "United States real property holding corporation" within the meaning of Section 897 of the Code.

        The above exemption and several of the special rules for non-U.S. holders described below generally apply only if the non-U.S. holder certifies its nonresident status. A non-U.S. holder can meet this certification requirement by providing a Form W-8BEN or appropriate substitute form to us, or our paying agent. If a non-U.S. holder holds the trust preferred securities through a financial institution or other agent acting on the holder's behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent. The agent will then be required to provide certification to us or our paying agent, either directly or through other intermediaries. For payments made to foreign partnerships and certain other pass-through entities, the certification requirements will generally apply to the partners or other interest holders rather than the partnership or other pass-through entity. We may be required to report annually to the IRS and to each non-U.S. holder the amount of interest paid to, and the tax withheld, if any, with respect to, each non-U.S. holder.

        Except to the extent that an applicable treaty otherwise provides (and such non-U.S. holder complies with all certification requirements necessary to qualify for the treaty benefit), generally a non-U.S. holder will be taxed in the same manner as a U.S. holder with respect to interest and gain if the interest income or gain is effectively connected with the non-U.S. holder's conduct of a United States trade or business. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate subject to the certification requirements described above). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, effectively connected interest may not be subject to withholding tax if the non-U.S. holder delivers proper certification to the payor (generally on IRS Form W-8ECI).

  Ownership and Disposition of Common Stock

        In general, a non-U.S. holder will not be subject to United States federal income or withholding tax with respect to gain upon the sale, exchange or other disposition of common stock if:

  •
  the income or gain is not "U.S. trade or business income," which means income or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business, or, in the case of a treaty resident, is not attributable to a permanent establishment or a fixed base, in the United States (and such non-U.S. holder complies with all certification requirements necessary to qualify for treaty benefits);

  •
  AMG is not, and has not been at any time within the shorter of the five-year period preceding such sale or other disposition and the non-U.S. holder's holding period, a "United States real property holding corporation" within the meaning of Section 897 of the Code; and

  •
  if such non-U.S. holder is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or, if so present, certain other conditions are not met with respect to such non-U.S. holder.

        A non-U.S. holder of AMG common stock will generally be subject to United States federal withholding tax at a 30% rate on distributions by us with respect to AMG common stock that are treated as dividends paid (and on dividends deemed paid on the trust preferred securities or junior subordinated convertible debentures distributed to such non-U.S. holder or common stock, as described above under "Deemed Dividends"), except where an applicable tax treaty provides for the reduction or elimination of such withholding tax and such non-U.S. holder complies with all certification requirements necessary to qualify for the treaty benefit.

        U.S. trade or business income (including dividends and gain upon the sale, exchange or other disposition of common stock) of a non-U.S. holder will generally be subject to regular United States income tax in the same manner as if it were realized by a U.S. holder. A corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate (or, if applicable, a lower treaty rate subject to the certification requirements described above). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, effectively connected dividends may not be subject to withholding tax if the non-U.S. holder delivers proper certification to the payor (generally on IRS Form W-8ECI).

  Death of a Non-U.S. Holder

        An individual who is not a citizen or resident of the United States and who holds trust preferred securities (or junior subordinated convertible debentures distributed to such non-U.S. holder) at the time of death will not be required to include such trust preferred securities (or such junior subordinated convertible debentures) in the individual's gross estate for United States estate tax purposes, provided that interest payments with respect to such trust preferred securities (or junior subordinated convertible debentures) are paid to a person who does not actually or constructively own (pursuant to the conversion feature of the trust preferred securities or otherwise) 10% or more of the combined voting power of all of AMG's classes of stock entitled to vote.

        However, if such an individual holds AMG common stock, actually or beneficially, at the time of the individual's death (or previously transferred the common stock subject to certain retained rights or powers), the common stock will be included in the individual's gross estate and may be subject to United States federal estate tax unless otherwise provided by an applicable estate tax treaty.

  Backup Withholding and Information Reporting

        Generally, information reporting and backup withholding do not apply to payments that are subject to the 30% withholding tax on dividends or interest paid to non-U.S. holders, or to interest or dividends that are exempt from that tax by application of a tax treaty or special exception. Also, generally, if payments are made to a non-U.S. holder by a broker upon a sale of trust preferred securities (or junior subordinated convertible debentures) or common stock, the payments will not be subject to information reporting or backup withholding. In order to avoid backup withholding, a non-U.S. holder may be required to certify the holder's foreign status. Non-U.S. holders of trust preferred securities (or junior subordinated convertible debentures) or common stock should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedure for obtaining any available exemption.

  Tax Related Legends

        Each purchaser acknowledges that each trust preferred security will contain a legend substantially to the following effect:

        FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE ISSUE PRICE OF EACH SECURITY IS $49.50 PER $50.00 OF LIQUIDATION AMOUNT, THE ISSUE DATE IS APRIL 3, 2006 AND THE COMPARABLE YIELD IS 7.50% PER ANNUM.

        U.S. HOLDERS OF THIS SECURITY MAY OBTAIN THE PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY BY SUBMITTING A WRITTEN REQUEST FOR SUCH INFORMATION TO AFFILIATED MANAGERS GROUP, INC., 600 HALE STREET, PRIDES CROSSING, MASSACHUSETTS 01965, ATTN.: CHIEF FINANCIAL OFFICER.

        This discussion of material U.S. federal income tax considerations is for general information only and is not tax advice. Accordingly, holders should consult their own tax advisors as to the particular tax consequences to them of the acquisition, ownership and disposition of the trust preferred securities, the junior subordinated convertible debentures and AMG common stock, including the applicability and effect of any federal non-income tax laws, any state, local and foreign tax laws, and of any proposed changes in applicable laws.

ERISA CONSIDERATIONS

General

        The following is a summary of certain considerations associated with the purchase of the trust preferred securities by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a plan described in Section 4975 of the Code, including an individual retirement arrangement under Section 408 of the Code or a "Keogh" plan, a plan (such as a governmental, church or non-U.S. plan) subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code ("Similar Laws"), and any entity of which the underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan"). This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, administrative regulations, rulings or administrative pronouncements will not significantly modify the provisions summarized herein. Any such changes may be retroactive and may thereby apply to transactions entered into prior to the date of enactment or release.

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties or disqualified persons. Generally, a person who exercises discretionary authority or control with respect to the assets of an ERISA Plan will be considered a fiduciary of the ERISA Plan.

        In evaluating the purchase of trust preferred securities with assets of a Plan, a fiduciary should consider, among other matters:

  •
  whether the acquisition, holding and, if applicable, conversion of trust preferred securities is in accordance with the documents and instruments governing such Plan;

  •
  whether the acquisition, holding and, if applicable, conversion of trust preferred securities is solely in the interest of Plan participants and beneficiaries and otherwise consistent with the fiduciary's responsibilities and in compliance with the applicable requirements of ERISA, the Code or any Similar Laws including, in particular, any diversification, prudence and liquidity requirements;

  •
  whether the assets of the trust are treated as assets of the Plan; and

  •
  the need to value the assets of the Plan annually.

        Any insurance company proposing to invest assets of its general account in the trust preferred securities should consider the extent that such investment would be subject to the requirements of ERISA in light of the U.S. Supreme Court's decision in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank and under any subsequent legislation or other guidance that has or may become available relating to that decision, including the enactment of Section 401 (c) of ERISA by the Small Business Job Protection Act of 1996 and the regulations promulgated thereunder.

Plan Assets Regulation

        Under a Department of Labor regulation (29 C.F.R. Sec. 2510.3-101, the "Plan Assets Regulation") governing what constitutes the assets of a Plan for purposes of ERISA and the related prohibited transaction provisions of the Code, when an ERISA Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by "benefit plan investors" is not significant or that the entity is an "operating company," in each case as defined in the Plan Assets Regulation. For purposes of the Plan Assets Regulation, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate, less than 25% of the value of any class of such entity's equity, excluding equity interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. For purposes of this 25% test, "benefit plan investors" include all employee benefit plans, whether or not subject to ERISA or the Code, including Keogh plans, individual retirement accounts and pension plans maintained by foreign corporations, as well as any entity whose underlying assets are deemed to include "plan assets" under the Plan Assets Regulation (e.g., an entity of which 25% or more of the value of any class of equity interests is held by benefit plan investors and which does not satisfy another exception under the Plan Assets Regulations). The DOL has stated that, in its view, for purposes of determining whether equity participation in an entity by benefit plan investors is "significant" within the meaning of the significant participation test contained within the Plan Assets Regulations, only the proportion of an insurance company general account's equity investment in the entity that represents plan assets should be taken into account and, therefore, the proportion of that investment that represents plan assets would equal the proportion of the insurance company general account as a whole that constitutes plan assets (59 FR 43134, 43136).

        For purposes of the Plan Assets Regulations, a "publicly offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) (1) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (ii) is part of a class of securities that is registered under Section 12 of the Exchange Act.

        It is not anticipated that (i) the trust preferred securities will constitute "publicly offered securities" for purposes of the Plan Assets Regulation, (ii) the trust will be an investment company registered under the Investment Company Act of 1940 or (iii) the trust will qualify as a operating company within the meaning of the Plan Assets Regulation. In addition, investment in, and transfers of, the trust preferred securities will not be restricted or monitored with respect to the 25% test. Accordingly, it is possible that investment in the trust preferred securities by benefit plan investors will be "significant" for purposes of the Plan Assets Regulation.

        If the assets of the trust were deemed to be plan assets under ERISA, this could result, among other things, in:

  •
  the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the trust;

  •
  the possibility that certain transactions in which the trust might seek to engage could result in a non-exempt "prohibited transaction" under ERISA and the Code; and

  •
  the possibility that an investment by an ERISA Plan in the trust preferred securities would, in effect, be considered for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, to be an investment in the corresponding junior subordinated convertible debentures and an ongoing loan to AMG.

Prohibited Transactions

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons" within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-

exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        Whether or not the trust's underlying assets were deemed to include plan assets as described above, the acquisition and/or holding of the trust preferred securities by an ERISA Plan with respect to which the trust, AMG (the obligor with respect to the junior subordinated convertible debentures held by the trust), the property trustee or their affiliates may be a party in interest or a disqualified person, may give rise to a prohibited transaction. Consequently, before investing in the trust preferred securities, any person who is acquiring such securities for, or on behalf of, an ERISA Plan should determine that either a statutory or an administrative exemption from the prohibited transaction rules is applicable to such investment in the trust preferred securities, or that such acquisition and holding of such securities will not result in a non-exempt prohibited transaction.

        The statutory or administrative exemptions from the prohibited transaction rules under ERISA and the Code which may be available to an ERISA Plan investing in the trust preferred securities include the following:

  •
  Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts;

  •
  PTCE 91-38, regarding investments by bank collective investment funds;

  •
  PTCE 84-14, regarding transactions effected by qualified professional asset managers;

  •
  PTCE 96-23, regarding transactions effected by in-house asset managers; and

  •
  PTCE 95-60, regarding investments by insurance company general accounts.

        Governmental plans, non-U.S. plans and certain church plans while not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code may nevertheless be subject to Similar Laws which may affect their investment in the trust preferred securities. Any fiduciary of such a governmental, non U.S. or church plan considering an investment in the trust preferred securities should consult with its counsel before purchasing trust preferred securities to consider the applicable fiduciary standards and to determine the need for, and the availability, if necessary, of any exemptive relief under such Similar Laws.

        Because of the foregoing, the trust preferred securities should not be purchased, held or converted by any person investing Plan Assets of any Plan unless such purchase, holding and, if applicable, conversion will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation under any applicable Similar Laws.

        Accordingly, by its acquisition of trust preferred securities, each purchaser and subsequent transferee of the trust preferred securities shall be deemed to be making a representation to the trust, AMG and its transferor either that: (i) it is not a Plan and no part of the assets to be used by it to acquire and/or hold such trust preferred securities or any interest therein directly or indirectly constitutes plan assets of any Plan; (ii) such acquisition, holding and, if applicable, conversion will not result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code (or a violation under Similar Laws) without regard to the availability of any statutory or administrative exemption; or (iii) such acquisition, holding and, if applicable, conversion will not result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code (or a violation under Similar Laws), because an exemption is available with respect to such transaction and the conditions of such exemption have been satisfied with respect to such acquisition, holding and, if applicable, conversion.

        In the case of trust preferred securities delivered in certificated form, the purchaser and subsequent transferees will be required to make such representation, in writing, to the trustee of the trust and AMG.

        The discussion of ERISA in this prospectus is general in nature and is not intended to be all inclusive. Any person considering an investment in the trust preferred securities on behalf of a Plan should consult with its legal advisors regarding the consequences of such investment and consider whether the Plan can make the representations noted above.

        Further, the sale of investments to Plans is in no respect a representation by the trust, AMG, the property trustee or any other person associated with the sale of the trust preferred securities that such securities meet all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that such securities are otherwise appropriate for Plans generally or any particular Plan.

ERISA Related Legends

        Each purchaser of a trust security offered hereby, by its acceptance thereof, will be deemed to have represented to and agreed with AMG and the trust as follows:

        On each day from the date on which the purchaser acquires the trust securities through and including the date on which the purchaser disposes of its interests in such trust preferred securities either that: (a) such purchaser is not an employee benefit plan or other similar retirement plan or arrangement, whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (or any similar laws or regulations), or an entity whose underlying assets are considered to include the assets of any such plans and arrangements (each, a "Plan") and no part of the assets to be used by such purchaser to acquire and/or hold the trust preferred securities or any interest therein constitutes plan assets of any Plan or (b) the acquisition, holding and, if applicable, conversion of the trust preferred securities by such purchaser will not constitute a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code or a violation under any other applicable laws and regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code; and

        Each certificate representing a trust preferred security will bear the following legend:

        BY ITS ACQUISITION OF THIS CERTIFICATE THE HOLDER REPRESENTS THAT EITHER(I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER SIMILAR RETIREMENT PLAN OR ARRANGEMENT, WHETHER OR NOT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (OR ANY SIMILAR LAWS OR REGULATIONS) OR AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE THE ASSETS OF ANY SUCH PLANS AND ARRANGEMENTS (EACH, A "PLAN") AND NO PART OF THE ASSETS TO BE USED BY THE HOLDER TO ACQUIRE AND/OR HOLD THIS CERTIFICATE OR ANY INTEREST THEREIN CONSTITUTES PLAN ASSETS OF ANY PLAN OR (II) THE ACQUISITION, HOLDING AND, IF APPLICABLE, CONVERSION OF THIS CERTIFICATE WILL NOT CONSTITUTE A NON- EXEMPT PROHIBITED TRANSACTION UNDER TITLE I OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY OTHER APPLICABLE LAWS AND REGULATIONS THAT ARE SIMILAR TO THE PROVISIONS OF TITLE I OF ERISA OR SECTION 4975 OF THE CODE.

SELLING SECURITYHOLDERS

        The selling securityholders named below may from time to time offer and sell pursuant to this prospectus any or all of the trust preferred securities (including, for purposes of this prospectus, the related junior subordinated convertible debentures and guarantee) and AMG common stock issuable upon conversion of the trust preferred securities.

        The following table sets forth, as of June 28, 2006, the name of each selling securityholder, the number of trust preferred securities (including, for purposes of this prospectus, the related guarantee) beneficially owned by each selling securityholder and the number of trust preferred securities that may be offered for such selling securityholder's account pursuant to this prospectus. Such information has been obtained from the selling securityholders. Each selling securityholder may also sell up to all of the AMG common stock issuable to such holder upon conversion of the trust preferred securities, or if the trust is dissolved, up to all of the junior subordinated convertible debentures issued to such securityholder upon such dissolution with respect to such holder's trust preferred securities.

Selling Securityholder	Number of Trust Preferred Securities Owned and Offered
Aloha Airlines Non-Pilots Pension Trust	1,100
Amerisure Mutual Insurance Company	6,700
Anthony Munk	400
Argent Classic Convertible Arbitrage Fund II, L.P.	2,620
Argent Classic Convertible Arbitrage Fund, L.P.	10,430
Argent LowLev Convertible Arbitrage Fund II, LLC	3,950
Argent LowLev Convertible Arbitrage Fund, LLC	37,480
Arkansas PERS	28,250
AstraZeneca Holdings Pension	3,600
Attorney's Title Insurance Fund	2,125
Boilermakers Blacksmith Pension Trust	38,500
BP Amoco PLC Master Trust	55,824
Canadian Imperial Holding Inc.	97,500
CBARB, a segregated account of Geode Capital Master Fund, Ltd.	125,000
Class C Trading Company, Ltd.	42,060
Delaware PERS	22,025
Delta Airlines Master Trust	5,600
Forest Fulcrum Fund, L.P.	5,486
Forest Global Convertible Fund, Ltd., Class A-5	28,907
Forest Multi Strategy Master Fund SPC, on behalf of its Multi Strategy Segregated Portfolio	2,534
FPL Group Employees Pension Plan	7,475
Franklin and Marshall College	2,100
HFR CA Global Opportunity Master Trust	14,581
HFR CA Global Select Master Trust Account	50,590
HFR RVA Select Performance Master Trust	2,618
Hotel Union & Hotel Industry of Hawaii Pension Plan Master Trust	8,897
ICI American Holdings Trust	6,225
Inflective Convertible Opportunity Fund I, L.P.	40,000
Inflective Convertible Opportunity Fund I, Ltd	75,000
ING Investors Trust — ING T. Rowe Price Capital Appreciation Portfolio	311,200
Innovest Finanzdienstle	25,300
Institutional Benchmark Series-Ivan Segregated Acct	25,000
Institutional Benchmarks Master Fund, Ltd.	7,905
Kamuntins Street Master Fund, Ltd	50,000
KBC Financial Products	250,000

LLT Limited	16,166
Lydian Global Opportunities Master Fund, Ltd.	100,000
Lydian Overseas Partners Master Fund, L.P.	300,000
Lyxor Master Fund Ref: Argent/LowLev CB c/o Argent	42,250
Lyxor/Forest Fund Limited	20,952
Lyxor/Inflective Convertible Opportunity Fund	20,000
McMahan Securities Co., L.P.	5,000
Merrill Lynch, Pierce, Fenner and Smith	45,025
Nuveen Preferred & Convertible Fund JQC	137,000
Nuveen Preferred & Convertible Income Fund JPC	97,750
Pebble Limited Partnership	2,200
Penn Series Funds, Inc. — Flexibly Managed Fund	133,000
President and Fellows of Harvard College	345,000
Prudential Insurance Co. of America	1,600
Putnam Convertible Income-Growth Trust	138,000
Putnam High Income Securities Fund	21,500
Putnam Income Strategies Fund	275
Silver Convertible Arbitrage Fund, LDC	5,350
Silvercreek II Limited	7,400
Silvercreek Limited Partnership	10,000
Sphinx Convertible Arbitrage SPC	2,227
State of Oregon Equity	81,000
SuttonBrook Capital Portfolio LP	605,000
Syngenta AG	2,350
T. Rowe Price Capital Appreciation Fund	908,500
T. Rowe Price Capital Appreciation Trust	11,400
The City of Southfield Fire & Police Retirement System	2,092
The Estate of James Campbell CH	6,197
The Estate of James Campbell EST2	21,558
United Technologies Corporation Master Retirement Trust	22,381
Viacom, Inc. Pension Plan Master Trust	3,051
Vicis Capital Master Fund	240,000
Xavex Convertible Arbitrage 10 Fund	11,010
Xavex Convertible Arbitrage 2 Fund	1,070

        This prospectus also covers the possible resale of the securities by certain other currently unknown persons who may become owners of such securities as a result of their acquisition of securities. Each such transferee of a selling securityholder is hereby deemed to be a selling securityholder for purposes of making resales of securities using this prospectus. To the extent required by applicable law, information about any such transferees shall be set forth in an appropriate supplement to this prospectus.

        To our knowledge, none of the selling securityholders has, or within the past three years has had, any position, office or other material relationship with AMG or the trust or any of their predecessors or affiliates. Because the selling security holders may, pursuant to this prospectus, offer all or some portion of the trust preferred securities or shares of AMG common stock issuable upon conversion of the trust preferred securities, no estimate can be given as to the amount of those securities that will be held by the selling securityholders upon termination of any such sales. In addition, the selling securityholders identified above may have sold, transferred or otherwise disposed of all or a portion of their trust preferred securities since the date on which they provided the information regarding their trust preferred securities included herein in transactions exempt from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

        We are registering the trust preferred securities (including the related junior subordinated convertible debentures and guarantee) and the AMG common stock issuable upon conversion of the trust preferred securities on behalf of the selling securityholders. As used herein, the term "selling securityholders" includes transferees, pledges, donees or other successors who are selling securities received from a selling securityholder named in the selling securityholder table of this prospectus after the date of this prospectus.

        The securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. Such transactions may or may not involve brokers or dealers. The sale of the securities may be effected in transactions involving one or more of the following methods, without limitation:

  (a)
  block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  (b)
  purchase by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

  (c)
  an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

  (d)
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  (e)
  privately negotiated transactions;

  (f)
  short sales;

  (g)
  through the writing of options on the securities, whether or not the options are listed on an options exchange;

  (h)
  through the distribution of the securities by any selling securityholder to its partners, members or stockholders;

  (i)
  one or more underwritten offerings on a firm commitment or best efforts basis; and

  (j)
  any combination of any of these methods of sale.

        In connection with sales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders may also sell the securities short and deliver securities to close out such short positions, or loan or pledge securities to broker-dealers that in turn may sell such securities.

        The selling securityholders may effect such transactions by selling securities directly to purchasers or to or through broker-dealers, which may act as agents for other brokers or dealers or principals. Broker-dealers may agree with a selling securityholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling securityholder, it may purchase as principal any unsold securities at the stipulated price. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling securityholders and/or the purchasers of securities for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

        The aggregate proceeds to the selling securityholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of securities to be made directly or through agents. Neither AMG nor the trust will receive any of the proceeds from this offering.

        At the time a particular offering of the securities is made, a prospectus supplement or amendment, if required in addition to this prospectus, will be distributed, which will set forth the aggregate amount and type of securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling securityholders and any discounts, commissions or concessions allowed or reallowed to paid broker-dealers.

        From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling securityholders. The number of a selling securityholder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling securityholder's securities will otherwise remain unchanged.

        To comply with the securities laws of certain jurisdictions, if applicable, the securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

        The selling securityholders and any underwriters, broker-dealers or agents that participate in the sale of the securities may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling securityholders who are "underwriters" within the meaning of Section of 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

        The selling securityholders will be subject to applicable provisions of the Exchange Act and rules and regulations under the Exchange Act, including Regulation M, which provisions may limit the timing of purchases and sales of any of the securities by the selling securityholders. This may affect the marketability of those securities.

        In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        Pursuant to the registration rights agreement, AMG shall bear all fees and expenses incurred in connection with the registration of the securities, except that selling securityholders will pay all broker's commissions and, in connection with any underwritten offering, all commissions of any broker-dealer or the fees of any underwriter(s). The registration rights agreement provides for cross-indemnification of the selling securityholders and AMG as well as their respective controlling persons against specific liabilities.

        We cannot assure you that the selling securityholders will sell all or any portion of the securities offered hereby. We do no know of any arrangements by the selling securityholders for the sale of any of the securities. The selling securityholders will act independently of AMG in making decisions with respect to the timing, manner and size of each sale.

VALIDITY OF SECURITIES

        Matters relating to the validity of the trust preferred securities, the junior subordinated convertible debentures, the guarantee and AMG common stock and matters relating to United States federal income tax considerations will be passed upon on behalf of AMG by Ropes & Gray LLP and on behalf of the trust by Richards, Layton & Finger, P.A.

EXPERTS

        The financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) as of December 31, 2005, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2005, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available to the public from the SEC's website on the World Wide Web at http://www.sec.gov. In addition, you may read our SEC filings at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005. Our SEC filings are available at the NYSE because our common stock is listed on the NYSE.

INCORPORATION BY REFERENCE

        We are "incorporating by reference" the information we have filed with the SEC, which means that we can disclose important information by referring you to those documents. We consider the information incorporated by reference to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below. Additionally, we incorporate by reference any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is complete (other than any portions of any such documents that are not deemed "filed" under the Exchange Act in accordance with the Exchange Act and applicable SEC rules).

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

  •
  Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.

  •
  Current Reports on Form 8-K filed on February 13, 2006, February 28, 2006, April 3, 2006 and April 7, 2006.

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 7, 1997, and any amendment or report filed for the purpose of updating such description.

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

  Darrell W. Crate—Executive Vice President, Chief Financial Officer and Treasurer
  Affiliated Managers Group, Inc.
  600 Hale Street
  Prides Crossing, MA 01965
  (617) 747-3300

$291,000,000

AMG Capital Trust I

5.10% Convertible Trust Preferred Securities
(liquidation amount $50.00 per security)
guaranteed to the extent described herein by,
and convertible into the common stock of,

Affiliated Managers Group, Inc.

PROSPECTUS

June 28, 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The expenses in connection with the registration of the securities being registered hereunder will be borne by us and are set forth in the following table (all amounts except the registration fee are estimated):

Registration fee	$28,295.75
Legal fees and expenses	$89,000.00
Accounting fees and expenses	$10,000.00
Printing fees and expenses	$10,000.00
Other
Total	$137,295.75

Item 15.    Indemnification of Directors and Officers.

        AMG is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "General Corporation Law"), inter alia, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. In addition, the statutes of Delaware contain provisions to the general effect that any director shall in the performance of his duties be fully protected in relying in good faith upon the books of account or records of the corporation or statements prepared by any official of the corporation.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        In accordance with the General Corporation Law, Article VII of AMG's Amended and Restated Certificate of Incorporation (the "Certificate") provides that no director of AMG shall be personally liable to AMG or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the AMG or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the Certificate provides that if the General Corporation Law is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

        Article V of AMG's Amended and Restated By-laws provides for indemnification, to the fullest extent authorized by the General Corporation Law (as the same exists or may hereafter be amended; provided that no such amendment shall reduce the level of indemnity provided prior to such amendment), by AMG of its directors, officers and certain non-officer employees under certain circumstances against expenses (including, among other things, attorneys' fees, judgments, fines, taxes, penalties and amounts reasonably paid in settlement) reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding (or any claim, issue or matter therein) in which any such person is involved by reason of the fact that such person is or was a director, officer or employee of AMG if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of AMG, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

        AMG also carries standard directors' and officers' liability insurance covering its directors and officers.

        AMG has agreed to indemnify the trust's trustees for, and to hold each trustee harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any such trustee, arising out of or in connection with the acceptance or administration of the trust agreements, including the cost and expenses of any trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the trust agreements.

Item 16.    Exhibits.

Exhibit No.	Description
4.1	Certificate of Trust of AMG Capital Trust I, a Delaware statutory trust, filed March 28, 2006*
4.2
Declaration of Trust of AMG Capital Trust I, dated as of March 28, 2006, among AMG, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee and the Administrative Trustee named therein*
4.3
Amended and Restated Declaration of Trust of AMG Capital Trust I, dated as of April 3, 2006, among AMG, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee and the Administrative Trustee named therein (filed as Exhibit 4.2 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)
4.4
Indenture, dated as of April 3, 2006, between AMG and LaSalle Bank National Association, as Debenture Trustee, including form of 5.10% Junior Subordinated Convertible Debenture due April 15, 2036 (filed as Exhibit 4.3 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)
4.5
Registration Rights Agreement, dated April 3, 2006, among AMG and AMG Capital Trust I, as issuers, and Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated*
4.6
Guarantee Agreement, dated as of April 3, 2006, between AMG and LaSalle Bank National Association, as Guarantee Trustee (filed as Exhibit 4.1 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)

4.7
Cross-Reference Sheet Showing the Location in the Amended and Restated Declaration of Trust of the Provisions Inserted Pursuant to Sections 310 through 318(a) Inclusive of the Trust Indenture Act of 1939*
4.8	Cross-Reference Sheet Showing the Location in the Indenture of the Trust Indenture Act of the Provisions Inserted Pursuant to Sections 310 through 318(a) Inclusive of the Trust Indenture Act of 1939*
5.1	Opinion of Ropes & Gray LLP, counsel to AMG, as to the legality of the securities being registered*
5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust I, as to the validity of the Securities to be issued by AMG Capital Trust I*
8.1
Opinion of Ropes & Gray LLP, counsel to AMG, as to tax matters (included under "Material United States Federal Income Tax Considerations" in the prospectus which forms a part of this registration statement)*
12.1	Calculation of Ratios of Earnings to Fixed Charges*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)*
23.3	Consent of Ropes & Gray LLP*
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
24.1	Powers of Attorney (included on the signature page to this Registration Statement)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Debenture Trustee under the Indenture filed as Exhibit 4.4 hereto*
25.2
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.3 hereto*
25.3
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Guarantee Trustee under the Guarantee Agreement filed as Exhibit 4.6 hereto*

*
Filed herewith.

Item 17.    Undertakings

        Each of the undersigned registrants hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporation by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933 each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of a registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise, a registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or person controlling a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, a registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

        To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, Affiliated Managers Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Prides Crossing, Massachusetts, on June 28, 2006.

AFFILIATED MANAGERS GROUP, INC.
By:	/s/ DARRELL W. CRATE Darrell W. Crate Executive Vice President, Chief Financial Officer and Treasurer

        KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of Affiliated Managers Group, Inc., a Delaware corporation, hereby severally constitute Sean M. Healey, Darrell W. Crate and John Kingston, III, and each of them singly, our true and lawful attorney with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement filed herewith and any and all amendments to said registration statement, and generally to do all such things in our names and in our capacities as officers and directors to enable Affiliated Managers Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Dated: June 28, 2006

Signature	Title
/s/ SEAN M. HEALEY Sean M. Healey	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ DARRELL W. CRATE Darrell W. Crate	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Principal Accounting Officer)
/s/ WILLIAM J. NUTT William J. Nutt	Chairman of the Board of Directors
/s/ RICHARD E. FLOOR Richard E. Floor	Director
/s/ HAROLD J. MEYERMAN Harold J. Meyerman	Director
/s/ RITA M. RODRIGUEZ Rita M. Rodriguez	Director
/s/ PATRICK T. RYAN Patrick T. Ryan	Director
/s/ JIDE J. ZEITLIN Jide J. Zeitlin	Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, AMG Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Bridgewater, Vermont, West Windsor, Vermont and Toronto, Ontario, respectively, on the date indicated.

AMG CAPITAL TRUST I
Dated: June 25, 2006	By:	/s/ JOHN KINGSTON, III Name: John Kingston, III Title: Member, JK Administrative Services LLC
Dated: June 25, 2006	By:	/s/ PETER MACEWEN Name: Peter MacEwen Title: Member, PM Administrative Services LLC
Dated: June 19, 2006	By:	/s/ MICHAEL VALIHORA Name: Michael Valihora Title: Member, MV Administrative Services LLC

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Trust of AMG Capital Trust I, a Delaware statutory trust, filed March 28, 2006*
4.2	Declaration of Trust of AMG Capital Trust I, dated as of March 28, 2006, among AMG, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee and the Administrative Trustee named therein*
4.3	Amended and Restated Declaration of Trust of AMG Capital Trust I, dated as of April 3, 2006, among AMG, Christiana Bank & Trust Company, as Delaware Trustee, LaSalle Bank National Association, as Property Trustee and the Administrative Trustee named therein (filed as Exhibit 4.2 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)
4.4	Indenture, dated as of April 3, 2006, between AMG and LaSalle Bank National Association, as Debenture Trustee, including form of 5.10% Junior Subordinated Convertible Debenture due April 15, 2036 (filed as Exhibit 4.3 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)
4.5	Registration Rights Agreement, dated April 3, 2006, among AMG and AMG Capital Trust I, as issuers, and Banc of America Securities LLC, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated*
4.6	Guarantee Agreement, dated as of April 3, 2006, between AMG and LaSalle Bank National Association, as Guarantee Trustee (filed as Exhibit 4.1 to AMG's Current Report on Form 8-K dated April 3, 2006 and incorporated herein by reference)
4.7	Cross-Reference Sheet Showing the Location in the Amended and Restated Declaration of Trust of the Provisions Inserted Pursuant to Sections 310 through 318(a) Inclusive of the Trust Indenture Act of 1939*
4.8	Cross-Reference Sheet Showing the Location in the Indenture of the Trust Indenture Act of the Provisions Inserted Pursuant to Sections 310 through 318(a) Inclusive of the Trust Indenture Act of 1939*
5.1	Opinion of Ropes & Gray LLP, counsel to AMG, as to the legality of the securities being registered*
5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to AMG and AMG Capital Trust I, as to the validity of the Securities to be issued by AMG Capital Trust I*

8.1	Opinion of Ropes & Gray LLP, counsel to AMG, as to tax matters (included under "Material United States Federal Income Tax Considerations" in the prospectus which forms a part of this registration statement) *
12.1	Calculation of Ratios of Earnings to Fixed Charges*
23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*
23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)*
23.3	Consent of Ropes & Gray LLP*
23.4	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2)*
24.1	Powers of Attorney (included on the signature page to this Registration Statement)*
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Debenture Trustee under the Indenture filed as Exhibit 4.4 hereto*
25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Property Trustee under the Amended and Restated Declaration of Trust filed as Exhibit 4.3 hereto*
25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of LaSalle Bank National Association, as Guarantee Trustee under the Guarantee Agreement filed as Exhibit 4.6 hereto*

*
Filed herewith.